Exhibit 1.1

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 1 AUGUST 2012

ORIENT-EXPRESS HOTELS ITALIA LTD

AS THE COMPANY

JOINTLY ARRANGED BY

BARCLAYS BANK PLC

AND

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

WITH

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

ACTING AS AGENT AND SECURITY TRUSTEE

RELATING TO A FACILITY AGREEMENT

DATED 28 OCTOBER 2010 AS AMENDED ON 4

NOVEMBER 2010 AND ON 16 NOVEMBER 2010

THE MEDIUM TERM FACILITY REFERRED TO HEREIN
IS SUBJECT TO IMPOSTA SOSTITUTIVA PURSUANT TO ART. 15 OF

PRESIDENTIAL DECREE N0. 601 of 29 SEPTEMBER 1973

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THIS AGREEMENT is dated 1 August 2012 and made in Milan, Italy

BETWEEN:

(1)                                 ORIENT-EXPRESS HOTELS LTD., an exempted limited liability company incorporated in Bermuda with registered number EC13215 (the “Company”);

(2)                                 THE PERSONS listed in Part II of Schedule 1 (The Parties) as borrowers (the “Original Borrowers”);

(3)                                 THE PERSONS listed in Part III of Schedule 1 (The Parties) as guarantors (together with the Company, the “Original Guarantors”);

(4)                                 ORIENT-EXPRESS INVESTIMENTI S.P.A., a joint stock company registered with the Companies’ Register of Florence under No. 0281820832 (the “Additional Borrower”);

(5)                                 THE PERSONS listed in Part IV of Schedule 1 (The Parties) as additional guarantors (the “Additional Guarantors”);

(6)                                 THE PERSONS listed in Part I of Schedule 1 (The Parties) (the “Lenders”);

(7)                                 BARCLAYS BANK PLC and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as joint arrangers of the Facility (the “Joint Mandated Lead Arrangers”); and

(8)                                 CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent and security trustee for the Finance Parties (the “Agent”).

RECITALS:

(A)                               The Lenders made a facility available to the Original Borrowers pursuant to the Original Facility Agreement for general corporate purposes.

(B)                               The Original Facility Agreement was amended pursuant to two amendment agreements dated 4 November 2010 and 16 November 2010 respectively to amend certain of the Obligors’ general undertakings and to amend the payment mechanics with respect to certain of the Control Accounts.

(C)                               The Company has notified the Agent that it wishes to carry out a corporate restructuring pursuant to which ownership of the Additional Borrower will be transferred to OEH Italia.

(D)                               The Additional Borrower wishes to refinance its existing debt owed in relation to its ownership of the Sicilian Hotels by acceding to the Original Facility Agreement as a Borrower and Guarantor.  The Lenders wish to provide a refinancing facility to the Additional Borrower.

(E)                                The Parties have agreed to amend and restate the Original Facility Agreement in accordance with the terms of this Agreement.

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IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement.

“Effective Date” means the date on which the Agent confirms to the Lenders and the Company that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Grand Hotel Timeo” means the hotel known as “Grand Hotel Timeo” located at Via Teatro Greco 59, 98039 Taormina (ME), Italy and owned by the Additional Borrower.

“Guarantee Obligations” means the guarantee and indemnity obligations of an Original Guarantor contained in the Original Facility Agreement.

“OEH Italia” means Orient Express Hotels Italia S.r.l., registered with the Companies’ Register of Genoa under number 09613190157.

“Original Facility Agreement” means the secured facility agreement dated 28 October 2010 between the Company, the Original Borrowers, the Original Guarantors, the Lenders, the Joint Mandated Lead Arrangers and the Agent (as amended from time to time prior to the date of this Agreement).

“Party” means a party to this Agreement.

“Representations” means each of the representations set out in clauses 18.1 (Status) to 18.26 (Ownership of the Obligors) of the Amended Facility Agreement.

“Sicilian Hotels” means the Grand Hotel Timeo and Villa Sant’Andrea.

“Villa Sant’Andrea” means the hotel known as “Villa Sant’ Andrea” located at Via Nazionale 137, 98039 Taormina Mare (ME), Italy and owned by the Additional Borrower.

1.2                               Incorporation of defined terms

(a)                                 Unless a contrary indication appears, a term defined in the Amended Facility Agreement has the same meaning in this Agreement.

(b)                                 The principles of construction set out in the Amended Facility Agreement shall have effect as if set out in this Agreement.

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1.3                              Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4                               Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5                               Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

2.                                      REPRESENTATIONS

2.1                               The Repeating Representations and the representations set out in Clauses 18.8 (Deduction of Tax), 18.9 (No filing or stamp taxes) and 18.25(b) (Group Structure) are deemed to be made by each Original Borrower and Original Guarantor (by reference to the facts and circumstances then existing) on:

(a)                                 the date of this Agreement; and

(b)                                 the Effective Date,

and references to “this Agreement” in the Repeating Representations should be construed as references to this Agreement and to the Original Facility Agreement and on the Effective Date, to the Amended Facility Agreement and references to “Finance Documents” in the Representations should be construed to include this Agreement and the Original Facility Agreement and on the Effective Date, the Amended Facility Agreement.

2.2                               The Representations are deemed to be made by each Additional Guarantor on:

(a)                                 the date of this Agreement; and

(b)                                 the Effective Date,

and references to “this Agreement” in the Representations should be construed as references to this Agreement and to the Original Facility Agreement and on the Effective Date, to the Amended Facility Agreement and references to “Finance Documents” in the Representations should be construed to include this Agreement and the Original Facility Agreement and on the Effective Date, the Amended Facility Agreement.

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3.                                      RESTATEMENT

3.1                               Restatement of the Original Facility Agreement

(a)                                 Subject to paragraphs (b) and (c) below, with effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

(b)                                 If the Agent has not received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to it by the close of normal banking hours in London on the date falling 5 Business Days after the date of this Agreement (or such later date as the Facility Agent may, on the instructions of the Lenders, agree), the Facility Agreement will not be amended and restated in the manner contemplated by this Agreement and all terms of this Agreement (except Clauses 6 (Costs and Expenses), 7.1 (Incorporation of terms) and 8 (Governing law)) shall terminate.

(c)                                  If, on or after the Effective Date, the Additional Facility is cancelled in full, whether by the operation of clause 5.5 (Cancellation of Commitment) or clause 7.4 (Mandatory cancellation) of the Amended Facility Agreement, under clause 7.3 (Voluntary cancellation) of the Amended Facility Agreement or otherwise, with effect from the relevant date of cancellation and provided any fees due and payable with respect to the Additional Facility and its cancellation have been irrevocably discharged in full, the Facility Agreement shall, without any further action being required on the part of any of the parties to this Agreement or the Amended Facility Agreement, be amended and restated so that it shall be read and construed for all purposes as it did prior to the date of this Agreement.

4.                                      ACCESSION OF ADDITIONAL GUARANTORS

4.1                               Additional Borrower

Subject to Clause 4.3 (Release), by the execution of this Agreement and with effect from the Effective Date, each Party hereto agrees that the Additional Borrower shall become a Borrower and a Guarantor under and as defined in the Amended Facility Agreement and shall be bound by the terms of the Amended Facility Agreement as a Borrower and a Guarantor.

4.2                               Additional Guarantor

Subject to Clause 4.3 (Release), by the execution of this Agreement and with effect from the Effective Date, each Party hereto agrees that each Additional Guarantor shall become a Guarantor and under and as defined in the Amended Facility Agreement and shall be bound by the terms of the Amended Facility Agreement as a Guarantor.

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4.3                               Release

If Clause 3.1(c) (Restatement of the Original Facility Agreement) should become applicable (provided, for the avoidance of doubt, any fees due and payable with respect to the Additional Facility and its cancellation have been irrevocably discharged in full), each Party hereto agrees that with effect from the relevant date, without any further action being required on the part of any of the parties to this Agreement or the Amended Facility Agreement:

(a)                                 the Additional Borrower shall be released from all of its obligations and liabilities (including any contingent liabilities) under the Amended Facility Agreement and shall cease, for all purposes, to be a party to the same; and

(b)                                 each Additional Guarantor shall be released from all of its obligations and liabilities (including any contingent liabilities) under the Amended Facility Agreement and shall cease, for all purposes, to be a party to the same.

5.                                      CONTINUITY AND FURTHER ASSURANCE

5.1                               Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

5.2                               Confirmation of Guarantee Obligations

For the avoidance of doubt, each Original Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facility Agreement shall:

(a)                                 remain in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Restatement of the Original Facility Agreement); and

(b)                                 extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facility Agreement).

5.3                               Confirmation of Security

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that, the Security created by it pursuant to each Security Document to which it is a party shall:

(a)                                 remain in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Restatement of the Original Facility Agreement); and

(b)                                 continue to secure its Secured Obligations under the Finance Documents as amended from time to time (including, but not limited to, under the Amended Facility Agreement).

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5.4                               Further assurance

Each Obligor and Additional Guarantor shall, at the request of the Agent and at such Obligor’s or Additional Guarantor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.                                      COSTS AND EXPENSES

6.1                               Transaction expenses

Each Obligor and Additional Guarantor shall promptly on demand pay each of the Agent and the Joint Mandated Lead Arrangers the amount of all costs and expenses (including but not limited to legal fees land registry fees, mortgage registration fees and notarial fees) reasonably incurred by it or by anyone acting under powers of attorney granted by any of the Agent or the Joint Mandated Lead Arrangers in connection with the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other documents referred to in this Agreement.

7.                                      MISCELLANEOUS

7.1                               Incorporation of terms

The provisions of clause 34 (Notices), clause 36 (Partial invalidity), clause 37 (Remedies and waivers) and clause 42 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

7.2                               Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.3                               No Novation

The Parties acknowledge that they do not intend, by way of the execution of this Agreement, to effect a novation of any obligations under the Original Facility Agreement pursuant to article 1230 of the Italian Code.

8.                                      GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.                                     TRANSPARENCY RULES

For the purposes of the requirements envisaged in CICR resolution dated 4th March 2003, containing the “Disciplina della trasparenza delle condizioni contrattuali delle

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operazioni e dei servizi bancari e finanziari” and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari” issued by the Bank of Italy on 29 July 2009, as then amended and integrated, the Parties to this Agreement mutually acknowledge and confirm:

(a)                                 that they were assisted by their respective legal consultants in relation to the negotiation, preparation and execution of this Agreement; and

(b)                                 that this Agreement and all the respective terms and conditions, including the recitals and schedules have been the subject of individual negotiations among the Parties and that, accordingly, they were not executed by signing forms or questionnaires and that, furthermore, there is no reference to general terms and conditions of agreement. Consequently, the parties also mutually acknowledge that this agreement does not envisage the application of the provisions set out in Article 1341 and Article 1342 of the Italian Civil Code.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
THE PARTIES

PART I
THE LENDERS

1.	Barclays Bank PLC, through its Sede Secondaria and Italian Direzione Generale of Milan

2.	Crédit Agricole Corporate and Investment Bank — Milan Branch

3.	Banca Nazionale del Lavoro S.p.A.

4.	Aareal Bank AG — Rome Branch

5.	Banca IMI S.p.A.

PART II
THE ORIGINAL BORROWERS

Name of Borrower		Registration number (or equivalent, if any)	Relevant Jurisdiction
1.	Orient-Express Hotels Italia S.r.l.	Registered with the Companies’ Register of Genoa under no. 09613190157	Italy

2.	Hotel Cipriani S.r.l.	Registered with the Companies’ Register of Venice under No. 00311530273	Italy

3.	Hotel Splendido S.r.l.	Registered with the Companies’ Register of Genoa under no. 00510280100	Italy

4.	Villa San Michele S.r.l.	Registered with the Companies’ Register of Florence under No. 00546220484	Italy

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PART III
THE ORIGINAL GUARANTORS

Name of Guarantor		Registration number (or equivalent, if any)	Relevant Jurisdiction
1.	Orient-Express Hotels Ltd.	EC13215	Bermuda

2.	Orient-Express Luxembourg Holdings Sàrl	B.95.988	Luxembourg

3.	Orient-Express Hotels Italia S.r.l.	Registered with the Companies’ Register of Genoa under no. 09613190157	Italy

4.	Villa San Michele S.r.l.	Registered with the Companies’ Register of Florence under No. 00546220484	Italy

5.	Hotel Caruso S.r.l.	Registered with the Companies’ Register of Florence under No. 05494971004	Italy

6.	Hotel Cipriani S.r.l.	Registered with the Companies’ Register of Venice under No. 00311530273	Italy

7.	Hotel Splendido S.r.l.	Registered with the Companies’ Register of Genoa under no. 00510280100	Italy

PART IV
THE ADDITIONAL GUARANTORS

Name of Guarantor		Registration number (or equivalent, if any)	Relevant Jurisdiction
1.	Orient-Express Investimenti S.p.A.	Registered with the Companies’ Register of Florence under No. 02818280832	Italy

2.	Orient-Express Esercizi S.r.l.	Registered with the Companies’ Register of Florence under No. 03049970837	Italy

PART V
THE ADDITIONAL BORROWER

Name of Borrower	Registration number (or equivalent, if any)	Relevant Jurisdiction
Orient-Express Investimenti S.p.A.	Registered with the Companies’ Register of Florence under No. 02818280832	Italy

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SCHEDULE 2
CONDITIONS PRECEDENT

1.                                      Obligors

(a)                                 A copy of the constitutional documents of each Obligor and Additional Guarantor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)                                 A copy of a resolution of the board of directors of each Obligor and Additional Guarantor:

(i)            approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)           authorising a specified person or persons to execute this Agreement on its behalf.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate of an authorised signatory of the relevant Obligor and Additional Guarantor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Legal Opinions

(a)                                 A legal opinion of Clifford Chance LLP, legal advisers to the Lenders in England, which can be relied upon by the Finance Parties confirming inter alia, that this Agreement is legal, valid, binding and enforceable.

(b)                                 A capacity opinion from Baker & McKenzie Luxembourg, legal advisers to the Obligors in Luxembourg, confirming the valid existence, power and capacity of Luxembourg HoldCo in entering into this Agreement.

(c)                                  A capacity opinion from Studio Professionale Associato a Baker & McKenzie, legal advisers to the Obligors in Italy, confirming the valid existence, power and capacity of each of the Obligors and Additional Guarantors incorporated in Italy in entering into this Agreement.

(d)                                 A capacity opinion from Appleby, legal advisers to the Obligors in Bermuda, confirming the valid existence, power and capacity of the Company in entering into this Agreement.

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3.                                      Other documents and evidence

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

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SCHEDULE 3
RESTATED AGREEMENT

Annexed at pages following.

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Agreed Form

DATED 28 OCTOBER 2010

AS AMENDED ON 4 NOVEMBER 2010, 16 NOVEMBER 2010 AND AS AMENDED
AND RESTATED PURSUANT TO AN AMENDMENT AND RESTATEMENT
AGREEMENT DATED 1 AUGUST 2012

ORIENT-EXPRESS HOTELS ITALIA S.R.L.

JOINTLY ARRANGED BY

BARCLAYS BANK PLC

AND

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

SECURED FACILITY AGREEMENT

EUR 185,000,000 (ORIGINALLY EUR 150,000,000)
TERM FACILITY AGREEMENT RELATING TO A
PORTFOLIO OF ORIENT-EXPRESS HOTELS IN
ITALY

THE MEDIUM TERM FACILITY REFERRED TO HEREIN

IS SUBJECT TO IMPOSTA SOSTITUTIVA PURSUANT

TO ART. 15 OF PRESIDENTIAL DECREE N0. 601 of 29 SEPTEMBER 1973

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THIS AGREEMENT is dated 28 October 2010, as amended on 4 November 2010 and on 16 November 2010 and as amended and restated on the Effective Date under and as defined in the Amendment and Restatement Agreement and made in Milan

BETWEEN:

(1)                                 ORIENT-EXPRESS HOTELS LTD., an exempted limited liability company incorporated in Bermuda with registered number EC13215 (the “Company”);

(2)                                 THE PERSONS listed in Part 2 of Schedule 4 (The Original Parties) as borrowers (the “Borrowers”);

(3)                                 THE PERSONS listed in Part 3 of Schedule 4 (The Original Parties) as guarantors (together with the Company, the “Guarantors”);

(4)                                 THE PERSONS listed in Part 1 of Schedule 4 (The Original Parties) (the “Original Lenders”);

(5)                                 BARCLAYS BANK PLC and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as joint arrangers of the Facility (the “Joint Mandated Lead Arrangers”); and

(6)                                 CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent and security trustee for the Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Additional Borrower” means Orient-Express Investimenti S.p.A., registered with the Companies’ Register of Florence under No. 02818280832.

“Additional Cost Rate” has the meaning given to it in Schedule 7 (Mandatory Cost Formula).

“Additional Facility” means the term loan facility in an aggregate amount of EUR 35,000,000 made available under this Agreement as described in Clause 2.2 (The Additional Facility).

“Additional Facility Debt Service Deposit Amount” means the sum of €700,000.

“Additional Facility Commitments” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name in Part 1 of Schedule 4 (The Original Parties) under the heading “Additional Facility Commitments” and the amount of any other Additional Facility Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Additional Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, increased, reduced or transferred by it under this Agreement.

“Additional Facility Due Diligence Reports” means:

(a)                                 the Additional Hotels Legal Due Diligence Report;

(b)                                 the Additional Hotels Structure Memorandum;

(c)                                  the Additional Hotels Tax Due Diligence Report; and

(d)                                 the Additional Hotels Environmental, Technical & Administrative Report.

“Additional Facility Loan” means the euro denominated loan made or to be made under the Additional Facility or the principal amount outstanding for the time being of that loan.

“Additional Facility Margin” means 5.00 per cent. per annum.

“Additional Guarantor” means the Additional Borrower and OEE.

“Additional Hotel” means each of:

(a)                                 the Grand Hotel Timeo; and

(b)                                 the Villa Sant’ Andrea.

“Additional Hotels Environmental, Technical & Administrative Report” means the environmental, technical and administrative report or reports prepared or co-ordinated by CB Richard Ellis S.p.A. in relation to each Additional Hotel which can be relied upon by the Finance Parties and is to be delivered pursuant to Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Additional Hotels Initial Valuation” means the initial valuation of (amongst other things) the market value of each Additional Hotel and reports prepared by the Valuer which can be relied upon by the Finance Parties and is to be delivered pursuant to Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Additional Hotels Legal Due Diligence Report” means the report prepared by Studio Professionale Associato a Baker & McKenzie, the Company’s Italian legal counsel, concerning (amongst other things) the Additional Guarantors and the business of the Additional Guarantors which can be relied upon by the Finance Parties and is to be delivered pursuant to Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Additional Hotels Structure Memorandum” means the memorandum prepared by Studio Professionale Associato a Baker & McKenzie, the Company’s Italian legal counsel, setting out in detail the legal steps to the purchase by the Company of the entire issued share capital in the Additional Borrower, the refinancing of the Additional Borrower pursuant to the prospective Utilisation of the Additional Facility and the perfection of the Additional Security, which can be relied upon by the Finance Parties and is to be delivered pursuant to Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Additional Hotels Tax Due Diligence Report” means the report prepared by MGP Studio Tributario concerning the Additional Guarantors which can be relied upon by the Finance Parties and is to be delivered pursuant to Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Additional Original Financial Statements” means, in relation to each Additional Guarantor, its financial statements (comprising a balance sheet and profit and loss account) for its financial year ended December 2011 prepared in accordance with both US GAAP and Italian GAAP, the Italian GAAP financial statements to be audited and to be provided together with a confirmation from Deloitte LLP, following completion of an agreed procedure, that each US GAAP financial statement is accurately extracted from the audited consolidated financial statement of the Company for the financial year ended 31 December 2011.

“Additional Security Documents” means the documents listed as being a Security Document in Part 3 (Additional Security Documents) of Schedule 10 (Security Documents).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Allocated Debt Amount” means in respect of a Hotel, the amount in euro set out opposite that Hotel in the column headed “Allocated Debt Amount” in Schedule 12 (Allocated Debt Amount).

“Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 1 August 2012 between the Company, the Original Borrowers, the Original Guarantors, the Additional Guarantors, the Arrangers, the Lenders and the Agent.

“Approved Account Bank” means Crédit-Agricole and Corporate Investment Bank, Milan Branch for the FF&E Accounts, the Deposit Account and the Debt Service Accounts or such other bank appointed as such in accordance with Clause 20.2 (Approved Account Banks and Local Account Banks).

“Approved Insurance Broker” means Marsh or any reputable insurance broker approved by the Agent acting reasonably.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 9 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)                                 in respect of the Original Facility, the period from and including the date of this Agreement to and including the date falling 30 days after the date of this Agreement, or, if earlier, the date on which the first Utilisation of the Original Facility was made; and

(b)                                 in respect of the Additional Facility, the period from the Effective Date to and including 12 September 2012 (or, if earlier, the Utilisation Date of the Additional Facility).

“Available Commitment” means a Lender’s Commitment in respect of the relevant Facility minus:

(a)                                 the amount of any outstanding Loans under that Facility; and

(b)                                 in relation to any proposed Utilisation, the amount of any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment under the Facility in question.

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which a Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the European Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and any TARGET Day and, other than for the purpose of determining the rate of EURIBOR in accordance with paragraph (a) of the definition of the same, Milan.

“Business Plan” means the business plan provided by the Company under Clause 4.1 (Initial conditions precedent to the Original Facility) as a condition precedent and any subsequent business plan prepared by the Company in accordance with Clause 19.4 (Business Plan).

“Charged Property” means all the assets and undertakings of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means each of the Original Loan Commitments and the Additional Facility Commitments.

“Compliance Certificate” means a compliance certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate).

“Condominio Lavoratori” means the apartments owned by Hotel Cipriani S.r.l. within the buildings known as “Condominio Lavoratori” located at Giudecca 10, 30133 Venice, Italy.

“Confidential Information” means all information relating to the Group or any member of the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                 is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(b)                                 is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(c)                                  is known by that Finance Party before the date the information is disclosed to it as described above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in one of the forms recommended by the LMA, as selected by the relevant Finance Party or in any other form agreed between the Company and the Agent.

“Control Account” means each Debt Service Account, the Deposit Account, each FF&E Account, each Operating Account and any other account which may or is required to be opened pursuant to this Agreement.

“Debt” has the meaning given to such term in Clause 22.1 (Financial Definitions).

“Debt Service Accounts” means the accounts maintained by a Borrower in accordance with paragraph (a)(ii) of Clause 20.1 (Designation of Control Accounts)

and includes its interest in any replacement account or sub-division or sub-account of those accounts.

“Debt Service Deposit Amount” has the meaning given to that term in paragraph (i) of Clause 20.3(c) (Payments into Control Accounts).

“Debt Service Reserve Amount” has the meaning given to that term in Clause 20.4(d)(ii) (Debt Service Accounts).

“Deed of Extension and Confirmation” means any deed confirming the existence of a Security and extending that Security in favour of a Hedging Counterparty to secure liabilities under a Hedge Document.

“Deeds of Extension and Confirmation of the Original Security Documents” means the deeds confirming the existence of the Security created pursuant to the Original Security Documents governed by Italian law and extending that Security in favour of the Finance Parties to secure liabilities in respect of the Additional Facility Loan, as listed in Part 2 (Deeds of Extension and Confirmation of the Original Security Documents) of Schedule 10 (Security Documents).

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Agent.

“Deposit Account” means the account maintained by OEH Italia in accordance with paragraph (a)(i) of Clause 20.1 (Designation of Control Accounts) and includes its interest in any replacement account or sub-division or sub-account of that account.

“Disposal Costs” means in relation to a Hotel Disposal, any direct third party costs and expenses (including any amount which represents applicable VAT payable), reasonably and properly incurred by an Obligor in connection with that Hotel Disposal.

“Disruption Event” means:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and/or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party from:

(i)                                     performing its payment obligations under the Finance Documents; or

(ii)                                  communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Due Diligence Report” means the Legal Due Diligence Report, the Tax Due Diligence Report, each Additional Facility Due Diligence Report and the respective reliance letters in favour of the Finance Parties.

“Effective Date” has the meaning given to such term in the Amendment and Restatement Agreement.

“Endorsement” means each letter of endorsement, a pro-forma of which is at Schedule I to each of the Security Documents containing the assignments of insurance receivables, provided to the Finance Parties in respect of the Insurance Policies.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any Italian Obligor conducts business that relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants or the generation, handling, storage, use, release or spillage of any emission or substance capable of causing harm to an living organism or the environment.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Italian Obligor conducted on or from the properties owned or used by the relevant Italian Obligor.

“EURIBOR” means, in relation to any Loan or Unpaid Sum on which interest for a given period is to accrue:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan or Unpaid Sum) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan or Unpaid Sum subject that, in respect of any Loan advanced under the Additional Facility only, if any such rate is below zero, EURIBOR will be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Excluded Subsidiaries” means Société de la Cité S.A., and its respective Subsidiaries from time to time.

“Existing Facilities” means:

(a)                                 as the facilities made available under (i) a facility agreement dated 20 July 2006 between, among others, Orient-Express Hotels Ltd. and Banca Nazionale del Lavoro S.p.A. described therein as “Lender” and (ii) a facility agreement dated 20 July 2006 between, among others, Orient-Express Hotels Ltd. and Barclays Bank plc described therein as “Facility Agent”; and

(b)                                 in relation to the Additional Borrower, a facility agreement dated 26 June 2008 (as amended and restated on 22 January 2010) between, amongst others, the Additional Borrower (formerly known as “Framon Real Estate S.p.A.”), as borrower, and West LB AG - Milan Branch as arranger, facility agent and lender and Unicredit Corporate Banking S.p.A. as lender (the “Sicilian Existing Facilities”).

“Facility” means each of the Original Facility and the Additional Facility made available under this Agreement and “Facilities” shall mean both the Original Facility and the Additional Facility.

“Facility Office” means the office or offices in Italy, notified by a Lender to the Agent in writing on or before the date of this Agreement (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated shortly after the date of this Agreement and/or on or around the Effective Date or the Utilisation Date in respect of the Additional Facility between, amongst others, the Agent and the Company setting out any of the fees referred to in Clause 11 (Fees).

“FF&E” means furniture, fixtures, equipment, interior and exterior signs as well as other improvements and personal property used in the operation of the Hotels.

“FF&E Account” means the accounts maintained by each Italian Obligor (other than OEH Italia) in accordance with paragraph (a)(iii) of Clause 20.1 (Designation of Control Accounts) and includes its interest in any replacement account or sub-division or sub-account of that account.

“Final Maturity Date” means 28 October 2015 or, if such date is not a Business Day, the immediately preceding Business Day.

“Finance Document” means:

(a)                                 this Agreement;

(b)                                 the Amendment and Restatement Agreement;

(c)                                  the Security Documents including any Deed of Extension and Confirmation;

(d)                                 the Intercreditor Agreement;

(e)                                  each Transfer Certificate;

(f)                                   each Assignment Agreement;

(g)                                  each Fee Letter;

(h)                                 each Hedge Document;

(i)                                     each Utilisation Request; and

(j)                                    any document designated as such by the Agent and the Company.

“Finance Party” means the Agent, the Joint Mandated Lead Arrangers, each Hedge Counterparty or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                     any amount raised by the issue of redeemable shares or quotas;

(j)                                    any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)                                 (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“GAAP” means generally accepted accounting principles in the jurisdiction of incorporation of the relevant entity, except in respect of the Company, where it is the generally accepted accounting principles in the United States of America.

“Grand Hotel Timeo” means the hotel known as “Grand Hotel Timeo e Villa Flora” located at Via Teatro Greco 59, 98039 Taormina (ME), Italy and owned by the Additional Borrower.

“Group” means the Company and its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart annexed at Schedule 16 (Group Structure Chart).

“Hedge Counterparty” means each counterparty to a Hedge Document with a Borrower and any bank or financial institution appointed as a Hedge Counterparty in accordance with terms of the Intercreditor Agreement.

“Hedge Document” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to this Agreement.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hotel” means each of:

(a)                                 the Hotel Cipriani;

(b)                                 the Villa San Michele;

(c)                                  the Hotel Splendido;

(d)                                 the Hotel Caruso; and

(e)                                  each Additional Hotel,

but a hotel shall cease to be a Hotel if the Hotel or the Obligor that owns the Hotel (directly or indirectly) has been sold by way of a Hotel Disposal and the Hotel has ceased to be subject to any Transaction Security.

“Hotel Caruso” means the hotel known as “Hotel Caruso” (and previously known as “Palazzo D’Afflitto”) located at Piazza San Giovanni del Toro 2, Ravello, 84010, Italy and owned by OEH Italia.

“Hotel Cipriani” means:

(a)                                 the hotel known as “Hotel Cipriani” located at Giudecca 10, 30133, Venice, Italy and owned by Hotel Cipriani S.r.l.;

(b)                                 the buildings known as “Antichi Granai della Repubblica” located at 6-7-8 Giudecca, 30133 Venice, Italy and owned by Hotel Cipriani S.r.l.;

(c)                                  the building known as Palazetto Nani Barbaro located at Giudecca 10, 30133 Venice, Italy and owned by Hotel Cipriani S.r.l.;

(d)                                 Condominio Lavatori; and

(e)                                  that part of Palazzo Vendramin which is the subject of the Permitted Lease referred to in paragraph (a)(ii) of that definition.

“Hotel Disposal” means the sale of a Hotel or part thereof (other than a sale of Condominio Lavatori which is in accordance with Clause 23.4(c)(ix) (Disposals)), the direct or indirect sale of the person or legal entity that owns a Hotel in each case in accordance with this Agreement, or the disposal of a Hotel or part thereof (other than a disposal of Condominion Lavatori which is in accordance with Clause 23.4(c)(ix) (Disposals)), or of the person or legal entity that owns a Hotel pursuant to a compulsory purchase order.

“Hotel Splendido” means:

(a)                                 the hotel known as “Hotel Splendido” located at Viale Baratta 16, Portofino 16034 Genoa, Italy and owned by Hotel Splendido S.r.l.;

(b)                                 the hotel known as “Hotel Splendido Mare” and located at Via Roma 2, Portofino 16034 Genoa, Italy and owned by Hotel Splendido S.r.l.; and

(c)                                  Hotel Vittoria.

“Hotel Vittoria” means the building known as “ex Albergo Vittoria”, located at Via S. Filippo Neri 9, Rapallo, 16035 Genoa, Italy and owned by OEH Italia;

“Initial Debt Service Deposit Amount” has the meaning given to that term in paragraph (i) of Clause 20.4(d) (Debt Service Accounts).

“Initial Valuation” means the initial valuation of each Hotel (other than the Additional Hotels) and reports prepared by the Valuer which can be relied upon by the Finance Parties and delivered pursuant to Clause 4.1 (Initial conditions precedent to the Original Facility).

“Insurance Policy” means any policy of insurance or assurance in which the Obligors may at any time have an interest entered into in accordance with Clause 24.4 (Insurance).

“Insurance Proceeds” means any proceeds of claim under an Insurance Policy (other than in respect of business interruption, third party, employer’s liability or public liability risks or any such proceeds paid directly to the Agent).

“Insurance Undertaking Default” means a breach by an Obligor of its undertaking to effect or maintain insurances in accordance with Clause 24.4 (Insurance) which is not cured within 30 days (or such shorter period as the Lenders and Agent may agree under the terms of any Endorsement as being permissible for the Agent to terminate, cancel or suspend an Insurance Policy) of the Agent being notified by the relevant insurer of the insurer’s intention to terminate, cancel or suspend the relevant Insurance Policy as a result of such breach provided that in the case of insurance against acts of terrorism, such breach shall be deemed to have occurred only where such insurance cover is not subscribed from the date that insurance becomes available at a price which is in accordance with sound commercial practice.

“Intellectual Property” means any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use a Hotel and such other assets of each Obligor.

“Intercreditor Agreement” means the intercreditor agreement dated 4 November 2010 as amended on or about the date of the Amendment and Restatement Agreement between the Obligors, each Finance Party and each entity which is listed therein as a “Junior Creditor”.

“Interest Payment Date” means:

(a)                                 in relation to any Loan, 31 December, 31 March, 30 June and 30 September in each year (or, if not a Business Day, on the Business Day falling immediately thereafter in the same Month or, if none, it shall end on the immediately preceding Business Day); and

(b)                                 in relation to any Unpaid Sum, the last day of an Interest Period relevant to that Unpaid Sum.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Italian Bankruptcy Law” means the Italian bankruptcy law set out in Royal Decree No. 267 of 16 March 1942, as amended by Legislative Decree No. 5 dated 9 January 2006 and by Legislative Decree No. 169 dated 7 September 2007 and as from time to time amended and/or integrated.

“Italian Civil Code” means the Italian Royal Decree No. 262 of 16 March 1942, as amended from time to time.

“Italian GAAP” means generally accepted accounting principles in Italy and the overall conventions, rules, and procedures that define accepted accounting practice in Italy.

“Italian Group” means OEH Italia and each of its Subsidiaries from time to time other than its Excluded Subsidiaries.

“Italian Group Consolidated EBITDA” has the meaning given to such term in Clause 22.1 (Financial Definitions).

“Italian Obligor” means any Obligor incorporated in Italy.

“Italian Qualifying Lender” means a Lender that is a bank resident in Italy for tax purposes or which carries on a business in Italy through a permanent establishment which is the Facility Office and to which any Loan is effectively connected.

“Land Registry” means the competent land registry in Italy.

“Lease” means any present or future lease, underlease, sub-lease, licence, tenancy or right to occupy all or any part of a Hotel and any agreement for the grant of any of the foregoing.

“Legal Due Diligence Report” means the report prepared by the Company’s Italian legal counsel concerning the Italian Group and the business of the Italian Group dated on or about the date hereof.

“Legal Opinions” means the legal opinions delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent to the Original Facility).

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any person, bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 26 (Changes to Finance Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LMA” means the Loan Market Association.

“Loan” means each Original Facility Loan and Additional Facility Loan.

“Local Account Banks” means the existing account banks as listed in Schedule 15 (Operating Accounts).

“Luxembourg Holdco” means Orient-Express Luxembourg Holdings S.à r.l., a company registered in Luxembourg as a SARL (“société à responsibilité limitée”) with the company registration number B.95.988 having its registered office at 6C Parc d’Activites, L-5365, Munsbach, Luxembourg, and a share capital of EUR 81,452,500 as at the date of this Agreement.

“Lux GAAP” means generally accepted accounting principles in Luxembourg and the overall conventions, rules, and procedures that define accepted accounting practice in Luxembourg.

“Majority Lenders” means:

(a)                                 if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(b)                                 at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 7 (Mandatory Cost Formula).

“Margin” means each of the Original Facility Margin and the Additional Facility Margin.

“Material Adverse Effect” means any present or future event or circumstance which could, in the reasonable opinion of the Agent, have a material adverse effect on:

(a)                                 the business operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole;

(b)                                 the business operations, property, condition (financial or otherwise) or prospects of the Italian Group taken as a whole;

(c)                                  the ability of an Obligor to perform its obligations under the Finance Documents; or

(d)                                 the validity or enforceability of the Finance Documents or the rights or remedies of any Lender or Finance Party under the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Net Disposal Proceeds” means, upon a Hotel Disposal, the disposal proceeds derived from that Hotel Disposal after deducting any Disposal Costs incurred in connection with that Hotel Disposal.

“Obligors” means each of the Borrowers and each of the Guarantors.

“OEE” means Orient-Express Esercizi S.r.l., registered with the Companies’ Register of Florence under number 03049970837.

“OE Finanziamenti” means Orient-Express Finanziamenti S.r.l., being a company wholly owned by Luxembourg Holdco and established for the purpose of providing working capital facilities to the Italian Group.

“OEH Italia” means Orient-Express Hotels Italia S.r.l.

“Operating Account” means each account listed in Schedule 12 (Operating Accounts) maintained by an Italian Obligor in accordance with paragraph (b) of Clause 20.1 (Designation of Control Accounts) and includes its interest in any replacement account or sub-division or sub-account of that account.

“Operating Expenses” means in respect of each Hotel all ordinary and necessary expenses incurred in the operation of that Hotel as a leading international standard five star hotel, including all:

(a)                                 personnel and labour costs, including salaries, bonuses and pension contributions;

(b)                                 costs for utilities;

(c)                                  administrative expenses;

(d)                                 insurance costs;

(e)                                  costs and expenses for marketing, advertising and promotion of the Hotel;

(f)                                   rental and leasing costs to the extent permitted by this Agreement;

(g)                                  fees for professional and other third party services; and

(h)                                 costs for the consumption of food, beverage and other inventories.

“Operating Income” means with respect to any period of time, all income derived from the operation of the Hotels and properly attributable to such period, including rentals or other payments from licensees, lessees or concessionaries of retail space in the Hotels.

“Original Facility” means the term loan facility in an aggregate amount of EUR 150,000,000 originally made available under this Agreement as described in 2.1 (The Original Facility).

“Original Facility Loan” means each euro denominated loan made or to be made under the Original Facility or the principal amount outstanding for the time being of that loan.

“Original Facility Margin” means 2.50 per cent. per annum.

“Original Financial Statements” means:

(a)                                 the audited consolidated financial statements of the Company for the financial year ending 31 December 2009;

(b)                                 the unaudited financial statements of Luxembourg Holdco for the financial year ending 31 December 2008 and the financial year ending 31 December 2009 prepared in accordance with Lux GAAP;

(c)                                  in relation to each Italian Obligor, its 2009 statutory accounts including balance sheet, profit and loss account and related annual report (nota integrativa and relazione sulla gestione); and

(d)                                 in relation to each Obligor other than the Company, its financial statements (comprising a balance sheet and profit and loss account) for its financial year ended December 2009 prepared in accordance with US GAAP together with the existing confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the financial year ended 31 December 2009, which are required to be delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent to the Original Facility).

“Original Loan Commitments” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name in Part 1 of Schedule 4 (The Original Parties) under the heading “Original Loan Commitments” and the amount of any other Original Loan Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Original Loan Commitment transferred to it under this Agreement,

to the extent not cancelled, increased, reduced or transferred by it under this Agreement.

“Original Security Documents” means the documents listed as being a Security Document in Part I (Original Security Documents) of Schedule 13 (Security Documents).

Palazzo Vendramin” means the building known as “Palazzo Vendramin” located at Guidecca 13, 30133 Venice, Italy and owned, as at the date of this Agreement, by Establissement Vanderelst of Vaduz, Liechtenstein.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Lease” means the following Leases under which an Obligor is tenant (and includes any replacement or renewal of these leases, where such replacement or renewal is in accordance with Clause 24.15(d)(iii) (Leases)):

(a)                                 with respect to Hotel Cipriani:

(i)                                     the gardens which are leased from the Istituzioni di Ricovero e di Educazione pursuant to a lease agreement dated 9 July 2002;

(ii)                                a portion of Palazzo Vendramin which is leased from Etablissment Vanderelst of Vaduz, Liechtenstein pursuant to a lease agreement dated 1 December 1989 and last renewed on 11 October 2010;

(iii)                             a suite inside Palazzo Vendramin which is leased from Etablissment Vanderelst of Vaduz, Liechtenstein pursuant to a lease agreement dated 1 January 2005 (“Dogaressa Suite”);

(iv)                              an apartment which is leased from J.B. Sherwood pursuant to a lease agreement originally dated 18 February 1982 and since renewed on an annual basis;

(v)                                 a concession granted by the Venice Port Authority for the use of a mooring space consisting of the water space of 294 square meters (24.5x12) along the foundation of S. Giovanni in front of the Hotel Cipriani, extended to further water space of 748.25 (20.5x36.5), and water space of 58.5 square meters placed in the basin of San Marco, in front of the Zecca, for the shuttle boat between Hotel Cipriani and Piazza San Marco and for the pontoon used for the restaurant “The Cip” for the period from 1 January 2010 to 31 December 2010; and

(vi)                              storage facilities at Marghera which are leased from S. C. Immobiliare SAS di Campesan Filippo & C pursuant to a lease dated 1 December 2009,

(b)                                 with respect to Hotel Splendido:

(i)                                     a building located in Portofino, Piazza Martiri dell’Olivetta No. 64, which is used as an ice cream shop pursuant to a lease agreement dated 1 February 2005;

(ii)                                 the property known as Hotel Vittoria which is used as staff lodgings pursuant to a lease agreement dated 1 November 2003 and which is leased from OEH Italia as landlord;

(iii)                             ten parking spaces in the building located at Piazza della Libertà 13 A, Portofino pursuant to a lease agreement dated 7 December 2001 and ending on 31 December 2007 (now, 31 December 2013) and which is leased from OEH Italia as landlord;

(iv)                              an apartment in Viale Barrata 8 used as office space for administration staff leased from Carla Adissoner pursuant to a lease dated 1 March 2006; and

(v)                                 an apartment in Via Roma 22 used as staff lodgings leased from Rosselli Clotilde e Annacarla pursuant to a lease dated 1 December 2001 and subsequently renewed,

(c)                                  with respect to Hotel Caruso:

(i)                                    the Hotel Caruso building used exclusively as a deluxe hotel pursuant to a lease agreement dated 31 December 2007 and which is leased from OEH Italia as landlord;

(ii)                                 a staff house at Ravello, Via Monte Brusara 17 leased from Ruocco Armando e Corritore Lidia pursuant to a lease dated 1 January 2009; and

(iii)                              a building at Santa Margherita 7, Ravello leased from Eva Maria Deinhammer and Anna Maria Caruso pursuant to a lease dated 1 March 2010,

(d)                                 with respect to OEH Italia:

(i)                                    a sales and marketing office at Corso Vercelli 2, Milan leased from Castoldi Irma pursuant to a lease dated 1 May 2009; and

(ii)                                 a building used as a regional accounting office at Via Gramsci 19 Fiesole leased from Paolo Lopreiato and Chiara Lopreiato pursuant to a lease dated 1 February 2009;

(e)                                  with respect to Villa San Michele:

(i)                                    a storage space in Florence leased from Magazzini Generale e Silos SpA; and

(ii)                                 an apartment in Viale Barrata 8 used as staff lodgings leased from Carla Adissoner;

(f)                                   with respect to Grand Hotel Timeo, the Grand Hotel Timeo building exclusively used as hotel pursuant to a lease agreement dated 28 June 2005, as amended on 27 June 2008, and which is leased from the Additional Borrower as landlord; and

(g)                                  with respect to Villa Sant’Andrea:

(i)                                    the Hotel Villa Sant’Andrea building exclusively used as hotel pursuant to a lease agreement dated 28 June 2005, as amended on 27 June 2008, and which is leased from the Additional Borrower as landlord; and

(ii)                                 a concession granted by the Regional Administration of the Sicily Region for the use of a space consisting of 2050 square meters of bathing beach adjoining the Hotel Villa Sant’Andrea, valid from January 1, 2008 until December 31, 2013.

“Planning Legislation” means any present or future legislation or regulations, edicts, decrees or other form of secondary legislation relating to civic and other planning rights and conditions and to protected buildings and environmental zones and any other legislation of a similar nature or in any way relating to town and country planning matters applicable to a Hotel.

“Quarter Date” means the end of each financial quarter of the Company, being 30 September, 31 December, 31 March and 30 June.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice of any Lender differs in the European Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with that Lender’s market practice in the European Interbank Market (and if quotations would normally be given by leading banks in the European Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Real Property” means:

(a)                                 each Hotel;

(b)                                 any real property in which an Obligor holds ownership (diritto di proprietà), or has an interest in it (including any property specified in the Security Documents); and

(c)                                  any buildings, fixtures, fittings, equipment, fixed plant or machinery from time to time situated on or forming part of the real property referred to in paragraphs (a) or (b) above.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recovery Claim” means any claim against any professional or other adviser (including any person who has produced any Due Diligence Report or any Valuation or any other form of report for the acquisition or refinancing or development of any Hotel).

“Reference Banks” means, in relation to EURIBOR and Mandatory Costs the principal London offices of Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank and BNP Paribas.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the European interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Relevant Jurisdiction” means:

(a)                                 the jurisdiction of incorporation of each Obligor and each member of the Italian Group;

(b)                                 the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

(c)                                  the jurisdiction whose laws govern the perfection of any of the Security Documents; and

(d)                                 the jurisdiction where any Obligor or member of the Italian Group is conducting its business.

“Relevant Period” has the meaning given to such term in Clause 22.1 (Financial definitions).

“Repeating Representations” means, except as provided in Clause 18.27 (Repetition), each of the representations set out in Clauses 18.1 (Status) to 18.26 (Ownership of the Obligors).

“Report on Title” means each report on title or supplementary report on title (including a twenty year notarial report on title) or equivalent documents in the jurisdiction concerned prepared by the Company’s legal counsel addressed to the Finance Parties and relating to a Hotel, delivered pursuant to Clause 4.1 (Initial Conditions precedent to the Original Facility) or Clause 4.3 (Initial conditions precedent to the Additional Facility).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisite Rating” means the rating of long term unsecured debt instruments in issue by any insurance company which meet at least one of B by Fitch, B2 by Moody’s or B by S & P.

“Screen Rate” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly, severally or in any other capacity whatsoever and whether originally incurred by an Obligor or by some other person) of each Obligor to the Finance Parties (or any of them) under each of the Finance Documents.

“Securitisation” means any securitisation or transaction of broadly equivalent economic effect relating to, or using as a reference, the whole or part of the Loans (whether alone or in conjunction with other loans) through the issue of notes on the capital markets.

“Security” means a mortgage, charge, pledge, lien, privilegio speciale or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means each of the Original Security Documents, each of the Deeds of Extension and Confirmation of the Original Security Documents and each of the Additional Security Documents, and each other document purporting to create Security in respect of some or all of the Secured Obligations.

“Servicer” means any servicer or special servicer appointed by the Agent in connection with any Securitisation.

“Sicilian Existing Facilities” has the meaning given to such term in paragraph (b) of the definition of “Existing Facilities”.

“Specified Time” means a time determined in accordance with Schedule 11 (Timetables).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued share capital or quotas of which is beneficially owned, directly or indirectly by the first mentioned company or corporation;

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation; and

(d)                                 in relation to the Borrowers, and to the extent not covered under paragraphs (a) to (c) above, controlled pursuant to Article 2359 of the Italian Civil Code.

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty, social tax contributions or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.

“Tax Due Diligence Report” means the report prepared by MGP Studio Tributario concerning the Italian Group and the business of the Italian Group dated on or about the date hereof.

“Test Date” has the meaning given to such term in Clause 22.1 (Financial Definitions).

“Total Additional Facility Commitments” means the aggregate of the Additional Facility Commitments being EUR 35,000,000 as at the Effective Date.

“Total Commitments” means the aggregate of the Total Original Loan Commitments and the Total Additional Facility Commitments.

“Total Original Loan Commitments” means the aggregate of the Original Loan Commitments being EUR 150,000,000 at 28 October 2010.

“Transaction Security” means the Security created or expressed to be created in favour of the Agent pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, or as the case may be, an assignment, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Transfer Certificate or Assignment Agreement; and

(b)                                 the date on which the Agent executes the relevant Transfer Certificate or Assignment Agreement.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US GAAP” means generally accepted accounting principles in the United States of America and the overall conventions, rules, and procedures that define accepted accounting practice in the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 6 (Utilisation Request).

“Valuation” means the Initial Valuation, the Additional Hotels Initial Valuation or any valuation of (amongst other things) the market value of the Hotels (or any of them) prepared by the Valuer in accordance with this Agreement.

“Valuer” means CB Richard Ellis or such other valuer appointed by the Agent.

“VAT” means value added tax as provided for in the Italian Value Added Tax Act 1972 No. 633 and any other Tax of a similar nature.

“Villa Sant’Andrea” means the hotel known as “Hotel Villa Sant’Andrea” located at Via Nazionale 135/137, Mazzar, 98039 Taormina Mare (ME), Italy and owned by the Additional Borrower.

“Villa San Michele” means the hotel known as “Villa San Michele” located at Via Doccia 4, 50014, Fiesole, Italy and owned by Villa San Michele S.r.l..

1.2                               Construction

(a)                                 Unless a contrary indication appears any reference in a Finance Document to:

(i)                                     any “Joint Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Hedge Counterparty”, any “Obligor”, any “Party” or the “Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                 “assets” includes present and future properties, revenues and rights of every description;

(iii)                              a “disposal” includes any transfer, grant, lease, assignment, sale, participation or other transfer of economic ownership, compulsory acquisition, compulsory sale or other disposal or agreement for the disposal of, or the grant or creation of any interest derived from, any asset;

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended (however fundamentally), novated, supplemented, extended or restated, including an increase in any Facility from the amount of that Facility as at the original date of this Agreement or the Effective Date (as applicable);

(v)                                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                              “land registry” means in respect of any real property, the competent land registry in Italy or any other registry anywhere in the world exercising a similar registration function in respect of that real property;

(vii)                           “market value” means the market value of a Hotel as determined by a Valuation which is carried out a market value basis as defined in the then current Royal Institution of Chartered Surveyors’ Appraisal and Valuation Standards (in association with the Institute of Revenue Rating and Valuation) or its successors;

(viii)                       a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(ix)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)                                 a provision of law is a reference to that provision as amended or re-enacted; and

(xi)                              a time of day is a reference to London time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                               Currency Symbols and Definitions

“$” denotes the lawful currency of the United States of America, “£” and “sterling” denotes lawful currency of the United Kingdom and “EUR” and “euro” means the single currency unit of the Participating Member States.

1.4                               Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of any Finance Document.

(b)                                 Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

1.5                               Italian Construction

In this agreement and, in relation to a member of the Group incorporated in Italy, a reference to:

(a)                                 a winding-up, administration or dissolution includes, without limitation, any liquidazione, procedura concorsuale (fallimento, concordato preventivo, concordato fallimentare, liquidazione coatta amministrativa, amministrazione straordinaria delle grandi imprese in stato di insolvenza, accordi di ristrutturazione dei debiti pursuant to Article 182-bis of the Italian Bankruptcy Law, piani di risanamento pursuant to Article 67, paragraph 3(d) of the Italian Bankruptcy Law), cessione dei beni ai creditori, or any other similar proceedings;

(b)                                 a receiver, administrative receiver, administrator or the like includes, without limitation, a curatore, commissario giudiziale, commissario liquidatore, commissario straordinario, liquidatore, or any other person performing the same function of each of the foregoing;

(c)                                  a lease includes, without limitation, a contratto di locazione;

(d)                                 a matured obligation includes, without limitation, any credito liquido ed esigibile;

(e)                                  an encumbrance includes, without limitation, any pegno, ipoteca, privilegio speciale (including the privilegio speciale created pursuant to Article 46 of the Italian Legislative Decree No. 385 of 1 September 1993 as amended from time to time), cessione del credito in garanzia, diritto reale di garanzia and any other garanzia reale or other transactions having the same effect as each of the foregoing; and

(f)                                   the right of withdrawal of any minority shareholders or quotaholders at any merger, includes a diritto di recesso.

SECTION 2

THE FACILITY

2.                                      THE FACILITY

2.1                               The Original Facility

Subject to the terms of this Agreement, the Lenders made available to the Borrowers (except the Additional Borrower) a term loan facility in an aggregate amount equal to the Total Original Loan Commitments, which was made available to the Borrowers (except the Additional Borrower) in the following amounts:

(a)                                 to OEH Italia a maximum amount of EUR 18,858,000;

(b)                                 to Villa San Michele S.r.l. a maximum amount of EUR 15,772,000;

(c)                                  to Hotel Splendido S.r.l. a maximum amount of EUR 54,899,000; and

(d)                                 Hotel Cipriani S.r.l. a maximum amount of EUR 60,471,000.

2.2                               The Additional Facility

Subject to the terms of this Agreement, the Lenders agree to make available to the Additional Borrower a term loan facility in an aggregate amount equal to the Total Additional Facility Commitments.

2.3                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may not, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 Each Borrower (except the Additional Borrower) shall apply all amounts borrowed by it under the Original Facility towards general corporate purposes.

(b)                                 The Additional Borrower shall use all amounts borrowed by it under the Additional Facility towards:

(i)                                     refinancing part of the financial indebtedness owed by the Additional Borrower under or in connection with the Sicilian Existing Facilities;

(ii)                                  payment of certain costs, fees and expenses in connection with the refinancing described in sub-paragraph (i) above;

(iii)                               payment of imposta sostitutiva in respect of the Additional Facility; and

(iv)                              funding the Additional Facility Debt Service Deposit Amount, to be paid into the Debt Service Account of the Additional Borrower.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                     CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent to the Original Facility

No Borrower may deliver a Utilisation Request in respect of the Original Facility unless the Agent has received all of the documents and other evidence listed in Part 1 (Original Loan) of Schedule 5 (Conditions Precedent) in form and substance satisfactory to the Agent on such terms as the Lenders consider fit.  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent to the Original Facility

(a)                                 The Lenders will only be obliged to make a Loan under the Original Facility available to a Borrower if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

(i)                                   no Default is continuing or would result from the proposed Loan;

(ii)                                the amount specified in the relevant Utilisation Request does not exceed the amount set out opposite the relevant Borrower’s name in Clause 2.1 (The Original Facility); and

(iii)                            the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                               Initial conditions precedent to the Additional Facility

The Additional Borrower may not deliver a Utilisation Request in respect of the Additional Facility unless the Agent has received all of the documents and other evidence listed in Part 2 (Additional Facility) of Schedule 5 (Conditions Precedent) in form and substance satisfactory to the Agent on such terms as the Lenders consider fit.  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.4                               Further conditions precedent to the Additional Facility

(a)                                 The Lenders will only be obliged to make a Loan under the Additional Facility available to the Additional Borrower if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

(i)                                   no Default is continuing or would result from the proposed Loan;

(ii)                                the amount specified in the relevant Utilisation Request does not exceed the Available Facility in respect of the Additional Facility; and

(iii)                            the Repeating Representations to be made by each Obligor are true in all material respects.

4.5                               Maximum number of Loans

(a)                                 Only one Utilisation Request per Borrower may be delivered.

(b)                                 A Borrower may not request that a Loan be divided.

SECTION 3

UTILISATION

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

(a)                                 A Borrower may utilise its proportion of a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)                                 All Loans under a particular Facility must be utilised by the Borrowers simultaneously.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)                                  the amount of the Utilisation complies with Clause 5.3 (Currency and Amount); and

(iii)                               the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)                                 Only one Loan may be requested by each Borrower.

5.3                               Currency and Amount

(a)                                 The currency specified in a Utilisation Request must be euro.

(b)                                 The amount of a proposed Loan under the Original Facility must be an amount which is not more than the applicable Available Facility in respect of the portion of the Total Original Loan Commitments allocated to the relevant Borrower as set out in Clause 2.1 (The Original Facility).

(c)                                  The amount of the proposed Loan under the Additional Facility must be an amount which is not more than the lower of:

(i)                                     the Available Facility in respect of that Facility;

(ii)                                  such amount as would, if advanced as a Loan, result in the ratio of Debt (including the proposed amount of the Additional Facility Loan) to Italian Group Consolidated EBITDA in respect of the Relevant Period (on the basis that the relevant Test Date is 31 March 2012) being not more than 8:1; and

(iii)                               50% of the aggregate net open market value of the Additional Hotels as detailed in the Additional Hotels Initial Valuation.

5.4                               Lenders’ participation

(a)                                 If the relevant conditions to utilisation set out in Clauses 4 (Conditions of Utilisation) and 5 (Utilisation) of this Agreement have been met, each Lender shall make its participation in each Loan available by the applicable Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the applicable Available Facility immediately prior to making the Loan.

(c)                                  The Agent shall notify each Lender of its participation in each Loan in each case by the Specified Time.

5.5                               Cancellation of Commitment

Any relevant Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the relevant Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                      REPAYMENT

6.1                               Repayment of Instalments

(a)                                 Each Borrower (except the Additional Borrower) shall repay its Original Facility Loan in instalments by repaying or ensuring the repayment on each Interest Payment Date of an amount which reduces the aggregate amount of all the outstanding Original Facility Loans by EUR 937,500.

(b)                                 The Additional Borrower shall repay the Additional Facility Loan in instalments by repaying on each Interest Payment Date an amount which reduces the Additional Facility Loan by EUR 500,000.

6.2                               Repayment of Loans

On the Final Maturity Date, each Borrower shall repay its Loan in full and pay and discharge all Secured Obligations in full.

6.3                               Reborrowing

A Borrower may not reborrow any part of a Loan which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                 that Lender shall promptly notify the Agent upon becoming aware of that event; and

(b)                                 upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

7.2                               Change of control

(a)                                 If there is a change of control of the Company after the date of this Agreement:

(i)                                     the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)                                  unless all Lenders agree otherwise, no Lender shall be obliged to fund a Utilisation; and

(iii)                               if the Majority Lenders so require, and only if all the Lenders have entered into a period of at least 30 days’ negotiation with the Company to determine if the Facilities shall continue and on what terms and the Lenders and the Company have failed to reach an agreement, the Agent shall, by not less than ten Business Days’ notice to the Company, cancel the Facilities and declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents (including Break Costs and any amounts due under the Hedge Documents) immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                                 For the purpose of paragraph (a) above “control” means:

(i)                                     the power (whether by way of ownership of shares, quotas, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

(ii)                                  the holding of more than half of the issued share capital or quotas of the Company (excluding any part of that issued share capital or quotas that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.3                               Voluntary cancellation

The Company may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Available Facility by a minimum amount of EUR5,000,000) of any Available Facility. Any cancellation under this Clause 7.3 (Voluntary Cancellation) shall reduce the relevant Commitments of the Lenders rateably under the relevant Facility, and shall be reduced rateably against each Facility made available to the Borrowers.

7.4                               Mandatory cancellation

(a)                                 Each Facility shall, to the extent that it has not been utilised, be automatically cancelled on the expiry of the applicable Availability Period.

(b)                                 Commitments shall also be cancelled, if applicable, in accordance with Clause 7.12 (Application of Prepayments).

7.5                               Voluntary prepayment of Loans

(a)                                 A Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan provided that:

(i)                                     if in part, it is an amount that reduces the amount of that Loan by a minimum amount of EUR 5,000,000);

(ii)                                  if the whole of the Original Facility Loans is to be repaid, any Additional Facility Loan must also be prepaid in whole; and

(iii)                               if the whole of the Additional Facility Loan is to be repaid, all of the Original Facility Loans must also be prepaid in whole.

(b)                                 A Loan may only be prepaid after the last day of the applicable Availability Period (or, if earlier, the day on which the relevant Available Facility is zero).

7.6                               Mandatory Prepayment on a Hotel Disposal

(a)                                 On completion of a Hotel Disposal (except in relation to either Additional Hotel), the relevant Borrower or OEH Italia on its behalf, or Luxembourg Holdco, in each case as applicable, shall prepay the Loans in the amount of 120 per cent. of the Allocated Debt Amount of the Hotel which is the subject of the Hotel Disposal (subject to and in accordance with Clause 7.12 (Application of Prepayments)).

(b)                                 On completion of a Hotel Disposal in relation to either Additional Hotel, the Additional Borrower or OEH Italia on its behalf, or Luxembourg Holdco, in each case as applicable, shall prepay the Loans in the amount of 120 per cent. of the Allocated Debt Amount of both Additional Hotels (subject to and in accordance with Clause 7.12 (Application of Prepayments)).

(c)                                  Where a Hotel Disposal takes the form of the direct or indirect sale of an Obligor that owns a Hotel, the Hotel owned by that Obligor shall for the purposes of paragraph (a) above be deemed the subject of the Hotel Disposal.

(d)                                 If both Hotel Cipriani and Hotel Splendido are the subject of Hotel Disposals, such Hotel Disposals being either simultaneous or occurring at different times, then, on the date of completion of the second of these two Hotel Disposals to occur, the Loans and any Available Facility shall be immediately repaid and cancelled in full together with all outstanding Secured Obligations.

(e)                                  If completion of a Hotel Disposal does not take place on the last day of an Interest Period, the Net Disposal Proceeds of that Hotel Disposal shall be paid to the Deposit Account and all amounts credited to that account shall be applied by the Agent to prepay the Loans on the last day of the Interest Period in which that Hotel Disposal was made in the order set out in paragraph (a) above.

7.7                                 Mandatory Prepayment — Operational Failure

(a)                                   If Hotel Caruso S.r.l. is unable to continue to operate the business of Hotel Caruso in an effective manner and the Company has failed to find a satisfactory replacement company to take over the operation of the business of Hotel Caruso (in each case in the reasonable opinion of the Agent), then within five Business Days of request from the Agent, OEH Italia shall prepay the Loans in the amount of 120 per cent. of the Allocated Debt Amount of Hotel Caruso (subject to and in accordance with Clause 7.12 (Application of Prepayments)).

(b)                                   If OEE is unable to continue to operate the business of either Additional Hotel in an effective manner and the Company has failed to find a satisfactory replacement company to take over the operation of the business of that Additional Hotel (in each case in the reasonable opinion of the Agent), then within five Business Days of request from the Agent, the Additional Borrower shall prepay the Loans in the amount of 120 per cent. of the Allocated Debt Amount of both Additional Hotels (subject to and in accordance with Clause 7.12 (Application of Prepayments)).

7.8                                 Mandatory Prepayment — Insurance Proceeds

On the Interest Payment Date following payment into the Deposit Account of any Insurance Proceeds received by any Obligor in accordance with paragraph (b)(iii) of Clause 20.3 (Payments into Control Accounts) after deducting any expenses in relation to that claim which are incurred by any Obligor and which have been approved in writing by the Agent acting reasonably, the Borrowers shall prepay the Loans (subject to and in accordance with Clause 7.12 (Application of Prepayments) in an amount equal to the amount of such Insurance Proceeds, except to the extent that:

(a)                                   the Insurance Proceeds are scheduled to be applied towards reinvestment or reinstatement in a manner consented to by the Lenders within six Months of receipt of those proceeds and any proceeds which are not used within those six Months shall be applied on the then next Interest Payment Date in prepayment of the Loans;

(b)                                   the Insurance Proceeds are required to be applied to meet a third party claim; or

(c)                                    the Insurance Proceeds received are below:

(i)                                       in the case of any single receipt of Insurance Proceeds, EUR 1,000,000; and

(ii)                                    EUR 5,000,000 in aggregate over the life of the Loans.

7.9                                 Mandatory prepayment from Recovery Claims

On the Interest Payment Date following payment into the Deposit Account of the proceeds of any Recovery Claim in accordance with paragraph (b)(iv) of Clause 20.3 (Payments into Control Accounts), the Borrowers shall prepay the Loans in an amount equal to the proceeds received after deducting any expenses, approved in writing by the Agent, which are reasonably and properly incurred by any Obligor, or any amounts that are to be applied:

(a)                                   to satisfy or reimburse any liability, charge or claim upon any Obligor made by a third party; or

(b)                                   in the replacement, reinstatement and/or repair of assets which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, provided those proceeds are so applied as soon as possible (but in any event within thirty days, or such longer period as the Majority Lenders may agree) after receipt.

7.10                          Mandatory prepayment of cure amounts

On the Interest Payment Date following payment of any amounts into a deposit account in accordance with paragraph (a) of Clause 22.4 (Cure right), the Borrowers shall (and the Agent as sole signatory of that deposit account is authorised to) apply those amounts in full in prepayment of the Loans pro rata.

7.11                          Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                   If:

(i)                                       any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)                                    any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)                                 any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 7 (Mandatory Cost Formula),

the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)                                   On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                    On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan, together with all interest and other amounts accrued under the Finance Documents and owed to that Lender.

7.12                          Application of Prepayments

(a)                                   Amounts to be prepaid pursuant to Clause 7.6 (Mandatory Prepayment on a Hotel Disposal), Clause 7.7 (Mandatory Prepayment — Operational Failure), Clause 7.8 (Mandatory Prepayment — Insurance Proceeds) or Clause 7.9 (Mandatory prepayment from Recovery Claims) shall be applied as follows:

(i)                                       where the subject of the relevant Hotel Disposal, operational failure, Recovery Claim or Insurance Proceeds is Hotel Vittoria (and no other part of Hotel Splendido):

(A)                                 first, in prepayment of any Loans owed by Hotel Splendido S.r.l.;

(B)                                 second, in prepayment of any Loans owed by OEH Italia; and

(C)                                 third, in prepayment, pro rata, of the remaining Loans, and

(ii)                                    in any other case,

(A)                                 first, in prepayment of any Loans owed by a Borrower that is the owner of the Hotel, or the Hotel owning company, that is the subject of the relevant Hotel Disposal, operational failure or in relation to which the proceeds of Recovery Claims or relevant Insurance Proceeds have been paid; and

(B)                                 second, in prepayment, pro rata, of the remaining Loans.

(b)                                   The Commitments shall be cancelled by the aggregate amount by which any Loan is prepaid pursuant to paragraph (a) above.

7.13                          Restrictions

(a)                                   Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                   Any prepayment or cancellation under this Agreement shall be made together with:

(i)                                       accrued interest (including applicable Margin and Mandatory Cost, if any) on the amount prepaid (which shall, if the Loans have, on or before that date, been the subject of a Securitisation, be calculated up to the next Interest Payment Date);

(ii)                                    any Break Costs;

(iii)                                 any amounts payable to a Hedge Counterparty as a result of the termination or closing out of all or any part of any Hedge Document on account of that prepayment;

(iv)                                any fee due pursuant to Clause 11.4 (Prepayment and Cancellation Fee); and

(v)                                   any other Secured Obligations which become due and payable as a result of the prepayment,

but otherwise shall be made without premium or penalty.

(c)                                    Any prepayment under Clauses 7.5 (Voluntary prepayment of loans) to 7.10 (Mandatory prepayment of cure amounts) shall satisfy the obligations under Clause 6.1 (Repayment of Instalments) in inverse order of maturity.

(d)                                   No Borrower may reborrow any part of any Facility which is prepaid.

(e)                                    The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                                     No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                                    If the Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)                                   If all or part of a Loan under a Facility is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) in respect of such Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (h) shall reduce the Commitments of the Lenders rateably under such Facility.

SECTION 5

COSTS OF UTILISATION

8.                                        INTEREST

8.1                                 Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                   Margin;

(b)                                   EURIBOR; and

(c)                                    Mandatory Cost, if any.

8.2                                 Payment of interest

On the last day of each Interest Period, each Borrower shall pay or ensure the payment of accrued interest on the Loan to which that Interest Period relates.

8.3                                 Default interest

(a)                                   If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                   If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                       the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                    the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)                                    The amount of interest on overdue amounts payable by the Borrowers under this Agreement shall be compounded to the extent permitted by article 1283 of the Italian Civil Code as amended, supplemented or implemented from time to time.

8.4                                 Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

8.5                                 Italian Usury Law

(a)                                   The rate of interest applicable to Loans to any Italian Obligor under this Agreement (including the relevant component of any applicable fee and expense) determined as of the date of execution of this Agreement is considered in good faith by each Borrower incorporated in Italy to be in compliance with Law No. 108 of 7 March 1996 as amended (the “Italian Usury Law”).

(b)                                   In any event, if, pursuant to a change in law or in the official interpretation of Italian Usury Law, the rate of interest applicable to a Loan to any Italian Obligor or the default rate of interest (if due at such time from any Italian Obligor) at any time is deemed to exceed the maximum rate permitted by Italian Usury Law, then the relevant interest rate or default rate applicable to such Italian Obligor shall immediately be reduced to the maximum admissible interest rate pursuant to such legislation, for the period during which it is not.

8.6                                 Insurance Undertaking Default

(a)                                   If an Insurance Undertaking Default occurs, the Agent shall impose a default interest (the “Insurance Default Interest”) in respect of all Loans then outstanding which shall be 0.85 per cent. higher than the interest rate which would have applied if no Insurance Undertaking Default had occurred.

(b)                                   The Insurance Default Interest shall be calculated by the Agent based on the outstanding principal amount of the Loans and shall accrue on the day following the occurrence of the Insurance Undertaking Default and ending on the day on which the Agent confirms to the Company that the Insurance Undertaking Default ceases to exist.

(c)                                    The Insurance Default Interest shall be payable in arrears on each Interest Payment Date for the preceding interest period.

(d)                                   The Insurance Default Interest shall accrue and be payable irrespective of whether any Default Interest is or has accrued or become payable.

9.                                        INTEREST PERIODS

9.1                                 Interest Periods

(a)                                   The period for which each Loan is outstanding shall be divided into successive Interest Periods.

(b)                                   The duration of the first Interest Period for each Loan shall start on the Utilisation Date for that Loan and end on the first Interest Payment Date to occur after that Utilisation Date.

(c)                                    The duration of each subsequent Interest Period shall, save as otherwise provided in this Agreement, start on each Interest Payment Date (commencing on the first Interest Payment Date) and end on the day immediately preceding the next Interest Payment Date except that, where an Interest Period would overrun the Final Maturity Date, that Interest Period shall be shortened so that it ends on the Final Maturity Date.

10.                                 CHANGES TO THE CALCULATION OF INTEREST

10.1                          Absence of quotations

Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                          Market disruption

(a)                                   If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                       the applicable Margin;

(ii)                                    the rate notified to the Borrowers by the Agent as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                                 the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                   In this Agreement “Market Disruption Event” means:

(i)                                       at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR for euro for the relevant Interest Period; or

(ii)                                    before close of business in Milan on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders that the cost to it or them of obtaining matching deposits in the European Interbank Market would be in excess of EURIBOR.

10.3                          Alternative basis of interest or funding

(a)                                   If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                   Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4                          Break Costs

Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum, such Break Costs being payable upon the day upon which the relevant Loan or Unpaid Sum is paid.

11.                                 FEES

11.1                          Lender fee

The Borrowers shall pay to the Original Lenders a fee in the amount and at the times agreed in a Fee Letter.

11.2                        Participation Fee

The Borrowers (or any of them) shall pay to the Original Lenders a fee in respect of the Additional Facility in the amount and at the times agreed in a Fee Letter.

11.3                        Security and Agency fee

The Borrowers shall pay to the Agent an agency fee in the amounts and at the times agreed in a Fee Letter.

11.4                          Prepayment and Cancellation Fee

(a)                                   The Borrowers shall, subject to paragraph (b) below, pay a prepayment fee on the date of any prepayment or cancellation (for any reason, including any mandatory prepayment required pursuant to Clause 7 (Prepayment and Cancellation) and upon enforcement) of all or any part of any Loan or Facility (respectively) in the following amounts and to the following persons:

(i)                                       if the prepayment is made after 28 October 2011 but on or before 28 October 2012, 1.25 per cent. of the amount prepaid, to the Agent for the account of each Lender;

(ii)                                    if the prepayment is made after 28 October 2012 but on or before 28 October 2013, 1 per cent. of the amount prepaid, to the Agent for the account of each Lender which is not (or is not proposed to be) also a lender under any partial or whole refinancing of this Facility; and

(iii)                                 after 28 October 2013, no prepayment fee will be payable.

(b)                                   No prepayment fee or cancellation fee shall be payable where the prepayment or cancellation is made under Clauses 7.1 (Illegality) or 7.11 (Right of replacement or repayment and cancellation in relation to a single Lender).

11.5                        Commitment fee — Additional Facility

(a)                                   The Additional Borrower shall pay to the Agent (for the account of each Lender) a fee in euro computed at the rate of 2.5 per cent. per annum on the amount of that Lender’s Available Commitment for the Availability Period in each case in respect of the Additional Facility.

(b)                                   The accrued commitment fee is payable on the last day of the Availability Period and/or, if cancelled in full or in part, on the date upon which the cancellation is effective, calculated on the cancelled amount of the relevant Lender’s Commitment in respect of the Available Facility at the time the cancellation is effective.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.                                 TAX GROSS-UP AND INDEMNITIES

12.1                          Definitions

(a)                                   In this Agreement:

“Protected Party” means a Finance Party (other than the Hedge Counterparties) which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                                   Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)                                    This Clause 12 (Tax gross-up and indemnities) shall not apply with respect to payments under any Hedge Document.

12.2                          Tax gross-up

(a)                                   Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that each Finance Party receives a sum net of any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made provided that an Obligor is not required to make an increased payment to a Finance Party under this Clause 12.2 for a Tax Deduction in respect of Tax imposed by Italy from any payment to be made, if on the date on which the payment falls due, the payment could have been made to the Lender without a Tax Deduction if the Lender was an Italian Qualifying Lender, but on that date the Lender is not or has ceased to be an Italian Qualifying Lender other than as a result of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority.

(b)                                 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.

(c)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                        Tax indemnity

(a)                                 Each Obligor shall (within seven Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s facility office, is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)                               would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in the proviso to paragraph (a) or (b) of Clause 12.2 (Tax gross-up) applied.

12.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its sole discretion (but acting in good faith) that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained according to the applicable legislation that Tax Credit,

the Finance Party shall provide to the Obligor a certificate as evidence of the increased payment of tax and pay an amount to the Obligor which that Finance Party determines, in its sole discretion (but acting in good faith), will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor, provided always that nothing herein shall require that Finance Party to disclose any confidential information relating to its affairs.

12.5                        Stamp Taxes

Each Obligor shall pay and, within seven Business Days of demand, indemnify each Finance Party against:

(a)                                 (subject always to Clause 23.19(d) (Pfandbrief and Securitisation) any cost, loss or liability each Finance Party may incur in relation to any stamp duty land tax, stamp duty, registration and other indirect Taxes payable in respect of, or in order to register or enforce, any Finance Document or any other document referred to in the Finance Documents (including any imposta sostitutiva or other tax payable upon registration of any security document which is expressed to be governed by Italian law); and

(b)                                 its reasonable costs incurred in connection with making any disclosure required of any Finance Party under Part 7 of the Finance Act 2004 in relation to any arrangements contemplated by the Finance Documents.

12.6                        Value added tax

(a)                                 All amounts set out, or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Lender (each a “Supplier”) to any Party under a Finance Document, that Party shall pay to that Supplier (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and Lender shall procure that the Supplier shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 Where a Finance Document requires any Party to reimburse a Supplier for any costs or expenses, that Party shall also at the same time pay and indemnify that Supplier against all VAT incurred by that Supplier in respect of the costs or expenses to the extent that that Supplier reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant Tax authority in respect of the VAT.

13.                               INCREASED COSTS

13.1                        Increased costs

(a)                                 Subject to Clause 13.3 (Exceptions) each Obligor shall, within seven Business Days of a demand by the Agent, pay for the account of a Finance Party (other than for the account of a Hedge Counterparty) the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation made after the date of this Agreement; or

(iii)                               the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

(b)                                 In this Agreement

(i)                                     “Increased Costs” means:

(A)                               a reduction in the rate of return from any Facility (other than under a Hedge Document) or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)                               an additional or increased cost; or

(C)                               a reduction of any amount due and payable under any Finance Document (other than a Hedge Document),

which is incurred or suffered by a Finance Party (other than a Hedge Counterparty) or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document (other than a Hedge Document).

(ii)                                  “Basel III” means:

(A)                               the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated; and

(B)                               the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

13.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company as agent for the Obligors.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                        Exceptions

(a)                                 Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)                               compensated for by the payment of the Mandatory Cost;

(iv)                              attributable to the wilful breach by the relevant Finance Party of any law or regulation or of the Finance Documents; or

(v)                                 is incurred by a Hedge Counterparty under any Hedge Document.

(b)                                 In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.                               OTHER INDEMNITIES

14.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within seven Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                        Other indemnities

Each Obligor shall (and the Company shall procure that the Obligors will), within seven Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 the occurrence of any Event of Default;

(c)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(d)                                 funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (in each case other than by reason of default or negligence by that Lender alone);

(e)                                  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company;

(f)                                   any liability under Environmental Law relating (directly or indirectly) to any Hotel or any other asset owned by an Italian Obligor;

(g)                                  any litigation commenced by any person against a Finance Party or any Obligor in connection with any transaction contemplated by the Finance Documents except where that litigation is attributable to the wilful breach by a Finance Party or its Affiliates of a Finance Document or any law or regulation; or

(h)                                 acting or relying on any notice, request or instruction relating to the Finance Documents which it reasonably believes to be genuine, correct and appropriately authorised.

14.3                        Indemnity regarding Security

(a)                                 Each Obligor shall promptly indemnify the Agent, the Lenders and every Receiver and Delegate against any cost, loss or liability incurred by one or more of them as a result of:

(i)                                     the taking, holding, protection or enforcement of the Transaction Security;

(ii)                                  the exercise of any of the rights, powers, discretions and remedies vested in it by the Transaction Security;

(iii)                               investigating any event which it reasonably believes is a Default;

(iv)                              any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in any of the Finance Documents; or

(v)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

(b)                                 The Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain all sums necessary to give effect to the indemnity in this Clause 14.3 and shall, to the extent possible, have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.                               MITIGATION BY THE LENDERS

15.1                        Mitigation

(a)                                 Each Finance Party (other than the Hedge Counterparty) shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased costs) or paragraph 3 of Schedule 7 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                        Limitation of liability

(a)                                 Each Obligor shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.                               COSTS AND EXPENSES

16.1                        Transaction expenses

Each Obligor shall promptly on demand pay the Agent and the Joint Mandated Lead Arrangers the amount of all costs and expenses (including, but not limited to legal fees, land registry fees, mortgage registration fees and notarial fees) reasonably incurred by it or by anyone acting under powers of attorney granted by any of the Agent or the Joint Mandated Lead Arrangers in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

16.2                        Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within seven Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by the Agent or the Finance Parties (and in the case of the Agent any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Agent’s ongoing costs

(a)                                 In the event of:

(i)                                     the occurrence of a Default;

(ii)                                  the Agent considering it necessary or expedient in its reasonable opinion; or

(iii)                               being requested by an Obligor or the Majority Lenders (acting reasonably) to undertake duties which the Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Agent under the Finance Documents, the Company shall pay to the Agent any additional remuneration as shall be reasonably determined by the Agent (and, in the cases of sub-paragraphs (a)(ii) and (a)(iii) above, by the Company) as being a fair reflection of those additional duties.

(b)                                 If the Agent and the Company fail to agree upon the nature of the duties and/or upon any additional remuneration payable under paragraphs (a)(ii) or (a)(iii) of Clause 16.3 (Agent’s ongoing costs), that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent and approved by the Company, or failing approval, nominated (on the application of the Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

16.4                        Enforcement and preservation costs

The Borrowers shall, within seven Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including, but not limited to, legal and notarial fees), incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document, the Transaction Security or under any document referred to in any Finance Document and any proceedings instituted by or against the Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

17.                               GUARANTEE AND INDEMNITY

17.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents including without limitation any obligation arising from any claw-back (Azione Revocatoria) under the Italian Bankruptcy Law, or any analogous action under the relevant jurisdiction in connection with the insolvency of, or any insolvency proceedings involving, such Borrower;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand by the Agent pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of any Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency liquidation, administration or otherwise, without limitation, then the liability of each Obligor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4                        Waiver of defences

The obligations of each Guarantor under this Clause 17 (Guarantee and Indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Italian Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature and whether or not more onerous) or replacement of a Finance Document or any other document or security (including, without limitation, any change in the purpose of, any extension of, or any variation or increase in any facility or amount made available under any facility or the addition of any new facility under any Finance Document or other documents);

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

17.5                        Guarantor Intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee and indemnity shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new Borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

17.6                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17 (Guarantee and Indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17 (Guarantee and Indemnity).

17.8                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable or liability arising under this Clause 17 (Guarantee and Indemnity):

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under this Clause 17 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all the Secured Obligations to be repaid or discharged in full, on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment Mechanics).

17.9                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.10                 Cap on Guarantor’s Obligations

The obligations of each of the Guarantors incorporated under the laws of Italy under this Clause 17 (Guarantee and Indemnity) shall not exceed EUR370,000,000.

17.11                 Further assurance

Each Obligor agrees that it shall promptly at the direction of the Agent (acting reasonably) execute and deliver at its own expense any document (executed as a deed or under hand as the Agent may direct in writing) and do any act or thing in order to confirm or establish the validity and enforceability of the guarantee and indemnity intended to be created under this Clause 17 (Guarantee and Indemnity).

17.12                 Garanzia autonoma

To the extent the application of provisions of Italian law cannot be derogated from by agreement with respect to any of the Guarantors incorporated under Italian law irrespective of the English law otherwise applicable to this Agreement, the guarantee and indemnity granted under this Clause 17 (Guarantee and Indemnity) shall be construed under Italian law as a garanzia autonoma and, for this purpose, each Guarantor hereby expressly waives the benefit of Articles 1939, 1945, 1954 and 1957 of the Italian Civil Code, as well as any rights, powers and exceptions it may have vis-à-vis any of the Borrower under Article 1955 of the Italian Civil Code.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.                               REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party.

18.1                        Status

(a)                                 Except in the case of the Additional Borrower, it is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 In the case of the Additional Borrower, it is a joint stock company, duly incorporated and validly existing under the law of its jurisdiction of incorporation, Italy.

(c)                                  It, each of the Italian Obligors’ subsidiaries including the Excluded Subsidiaries and OE Finanziamenti each has the power to own its assets and carry on its business as it is being conducted.

18.2                        Centre of main interests and establishments

(a)                                 It has its “centre of main interests” (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”)) in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction.

(b)                                 No Obligor has registered one or more “establishments” (as that term is defined in Part 1 of The Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Agent at the Companies Registry.

18.3                        Binding obligations

The obligations expressed to be assumed by it:

(a)                                 in each Finance Document to which it is a party, are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of paragraph (a) above,) in each Security Document, validly create a first ranking Security of the type which that Security Documents purports to create, and over the assets to which that Security is expressed to apply and the security interests therein are valid and effective.

18.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents, do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its or any of its Subsidiaries’ constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries assets.

18.5                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by the Finance Documents.

18.6                        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

have been obtained or effected and are in full force and effect.

18.7                        Governing law and enforcement

(a)                                 The choice of governing law of each of the Finance Documents to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

(b)                                 Any judgment obtained in England in relation to a Finance Document to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

18.8                        Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to an Italian Qualifying Lender.

18.9                        No filing or stamp taxes

Under the law of each Relevant Jurisdiction (other than under any rules of the U.S. Securities and Exchange Commission in respect of the Company) it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, other than:

(a)                                 registration under s.55 of Bermuda’s Companies Act 1981, as amended; and

(b)                                 payment of Imposta Sostitutiva on this Agreement and as regulated by Article 15 and following of Presidential Decree No. 601 of 29 September 1973, as amended from time to time.

18.10                 No default

(a)                                 No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation or entry into or performance of, or any transaction contemplated by, any Finance Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it, or on any of its Subsidiaries whose Financial Indebtedness is guaranteed by one or more of the Guarantors, or to which its or its Subsidiaries’ assets are subject, and in each case which could have a Material Adverse Effect.

18.11                 No misleading information

(a)                                 Any factual information provided by or on behalf of an Obligor:

(i)                                     to the Finance Parties in relation to the Finance Documents;

(ii)                                  to the Valuer for the purposes of the most recent Valuation; and

(iii)                               to any report provider in connection with the preparation of any report listed in Schedule 5 (Conditions precedent),

is, in each case, true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

(b)                                 Any opinions, forecasts and projections made by or on behalf of the Obligors and provided to the Finance Parties have been prepared as at their date, on the basis of recent historical information, and on assumptions believed by the relevant Obligor to be fair and reasonable.

(c)                                  No Obligor has knowingly withheld any information which if disclosed may reasonably be expected materially and adversely to affect:

(i)                                     the decision of any Lender considering whether or not to provide finance to the Borrowers;

(ii)                                  the value of any Hotel given in the most recent Valuation; or

(iii)                               anything contained in the Due Diligence Reports.

(d)                                 Nothing has occurred since the date any information referred to in paragraph (a) was provided which renders that information untrue or misleading in any material respect.

18.12                 Financial statements

(a)                                 The Company’s Original Financial Statements were prepared in accordance with US GAAP and Luxembourg Holdco’s unaudited financial statements were prepared in accordance with Lux GAAP, consistently applied.

(b)                                 The Company’s Original Financial Statements prepared under US GAAP represent fairly in all material respects its financial condition and where applicable, the financial condition of its subsidiaries.

(c)                                  Luxembourg Holdco’s Original Financial Statements prepared under Lux GAAP represent fairly in all material respects its financial condition.

(d)                                 The 2009 Italian statutory accounts supplied under Schedule 5 (Conditions Precedent) have been prepared in accordance with Italian regulations and present fairly in all material respects the financial condition of the Italian Group.

(e)                                  The Additional Original Financial Statements were prepared in accordance with both US GAAP and Italian GAAP, consistently applied.

(f)                                   The Additional Original Financial Statements prepared under US GAAP and Italian GAAP represent fairly in all material respects each Additional Guarantor’s respective financial condition and where applicable, the financial condition of its subsidiaries.

(g)                                  There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date at which the Original Financial Statements or the Additional Original Financial Statements, as the case may be, were prepared.

18.13                 Pari passu ranking

Its payment obligations under the Finance Documents, rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency has (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries which:

(a)                                 may restrain its entry into, the exercise of its rights under, or the performance, enforcement of or compliance with any of its obligations under, the Finance Documents; or

(b)                                 if adversely determined, could reasonably be expected to have a Material Adverse Effect.

18.15                 No insolvency proceedings

(a)                                 No:

(i)                                     corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 25.7 (Insolvency proceedings); or

(ii)                                  creditors’ process described in Clause 25.8 (Creditors’ process),

has been taken by or threatened against the Company, the Luxembourg Holdco or any member of the Italian Group and none of the circumstances described in Clause 25.6 (Insolvency) applies to the Company, the Luxembourg Holdco or any member of the Italian Group.

(b)                                 None of the circumstances set out in Articles 2482-bis and 2482-ter of the Italian Civil Code have arisen in respect to any Italian Obligor.

18.16                 Control Accounts

Each Italian Obligor has opened each Control Account which it is required to open under Clause 20 (Control Accounts) and each such account is open, valid and operating.

18.17                 Environmental compliance

Each member of the Italian Group has performed and complied with all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any emission or substance capable of causing harm to any living organism or the environment in connection with any Real Property which is or was at any time owned, leased or occupied by any member of the Italian Group or on which any member of the Italian Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect and no action has been taken by any Obligor so as to cause non-compliance with any of the foregoing.  To the best of each Obligor’s knowledge, no materials generally known to be hazardous to health or safety have been used in connection with any Hotel.

18.18                 Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Italian Group where that claim would be reasonably likely, if determined against that member of the Italian Group to have a Material Adverse Effect.

18.19                 Taxation

(a)                                 It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate cash reserves for those Taxes and (iii) payment can be lawfully withheld).

(b)                                 It is not materially overdue in the filing of any Tax returns.

(c)                                  Other than as disclosed in the relevant Due Diligence Report, it is not subject to material claims being or reasonably likely to be asserted against it with respect to Taxes.

18.20                 Title to assets

Other than as disclosed in the Reports on Title in respect of paragraphs (b) to (j) below, on and from the relevant Utilisation Date:

(a)                                 each Obligor is the legal and beneficial owner of, and has good and marketable title (which was acquired and is held with full title guarantee) to, each of its assets which are expressed to be the subject of the Transaction Security, in each case free from any Security (other than under the Finance Documents and, in respect of the representation made under this Clause 18.20(a) on the date of this Agreement, the Effective Date and on the relevant Utilisation Date (as applicable), other than any Security granted pursuant to the relevant Existing Facilities);

(b)                                 each Italian Obligor has the benefit of all material licences, consents and authorisations required under all applicable law in connection with its ownership and operation of the Hotels, and they are in full force and effect and are not subject to any challenge;

(c)                                  all deeds and documents necessary to show good and marketable title to the Hotels (including lease agreements) will be delivered to the Agent or held at the appropriate Land Registry to the order of the Agent;

(d)                                 no breach of any law or regulation is subsisting which would be reasonably likely to adversely affect the value of any Hotels or the value of any Operating Income;

(e)                                  there is no covenant, easement, agreement, reservation, restriction, condition or other matter which adversely affects any Hotel to a material extent;

(f)                                   no Hotel is subject to any overriding interest or an unregistered interest which overrides first registration or registered dispositions;

(g)                                  each Hotel is free and clear of material damage and structural defects which could reasonably be expected to have a material adverse effect on the value of that Hotel;

(h)                                 all material obligations deriving from convenzioni urbanistiche and/or atti d’obligo have been duly performed;

(i)                                     there are no material matters adversely affecting the Hotels; and

(j)                                    each Hotel is insured against all risks which a prudent owner of the Hotels would insure against.

18.21                 Security

(a)                                 No Security or other encumbrance exists over all or any of the present or future assets of any member of the Italian Group other than:

(i)                                     any Security permitted under Clause 23.3 (Negative Pledge);

(ii)                                  the pre-emption right provided for by Decreto Legislativo 22 gennaio 2004, n.42 in favour of the Italian State on Villa San Michele;

(iii)                               the pre-emption right provided for by Decreto Legislativo 22 gennaio 2004, n.42 in favour of the Italian State on the Hotel Caruso;

(iv)                              the landscape protection rights provided under regional law n. 29/2001 of Regione Liguria for the protection of the Portofino area;

(v)                                 the limitations under regional law n.171/1973 of Regione Veneto on Hotel Cipriani;

(vi)                              any Security created pursuant to the Sicilian Existing Facilities;

(vii)                           the pre-emption right provided for by Decreto Legislativo 22 gennaio 2004, no. 42 in favour of the Italian State on Grand Hotel Timeo; and

(viii)                        the twenty-year hotel destination charges (vincoli di destinazione alberghiera) encumbering Villa Sant’Andrea.

(b)                                 No Security exists over all or any of the Company’s or Luxembourg Holdco’s assets expressed to be the subject of any Security under a Finance Document.

(c)                                  Subject to the reservations contained in the Legal Opinions, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

(d)                                 As at the Utilisation Date in respect of the Additional Facility, the only shareholder loan owed by any of the Italian Obligors shall be the €28,071,793 shareholder loan owed by OEH Italia to Luxembourg Holdings.

18.22                 Transaction Security

Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

18.23                 Shares

(a)                                 The shares and quotas which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights other than those purchase rights in favour of James B. Sherwood in respect of Hotel Cipriani S.r.l., as provided for in the amended and restated agreement regarding Hotel Cipriani interests dated 8 February 2005 and in the amended and restated right of first refusal and option agreement regarding Hotel Cipriani interests dated 8 February 2005.

(b)                                 The constitutional documents of companies whose shares or quotas are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares or quotas on creation or on enforcement of the Transaction Security.

18.24                 Intellectual Property

No member of the Italian Group is aware of any circumstance relating to validity, subsistence or use of any of its Intellectual Property which might have an adverse effect on the value of the properties or on the ability of an Obligor to perform its obligations under the Finance Documents or on the validity or enforceability of the Finance Documents or the rights or remedies of any Lender or Finance Party under the Finance Documents.

18.25                 Group Structure

(a)                                 The group structure chart delivered to the Agent pursuant to Part I (Original Loan) of Schedule 5 (Conditions Precedent) is true, complete and accurate as at the first Utilisation Date.

(b)                                 The Group Structure Chart is true, complete and accurate as at the Utilisation Date in respect of the Additional Facility.

18.26                 Ownership of the Obligors

Each Obligor (other than the Company) is directly or indirectly, a wholly-owned Subsidiary of the Company.

18.27                 Repetition

(a)                                 The representations set out in Clauses 18.1 (Status) to 18.26 (Ownership of the Obligors) are made by the Obligors on the date of this Agreement.

(b)                                 The representations set out in Clauses 18.1 (Status)  to 18.26 (Ownership of the Obligors) (excluding Clauses 18.8 (Deduction of Tax) and 18.9 (No filing or stamp taxes)) are made and shall thereafter be deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on:

(i)                                     save in the case of paragraphs (a)(iii) and (c)(iii) of Clause 18.11 (No misleading information), (a) to (f) of Clause 18.12 (Financial statements) and Clause 18.25 (Group Structure), the date of each Utilisation Request and the first day of each Interest Period;

(ii)                                  in the case of paragraphs (a)(iii) and (c)(iii) of Clause 18.11 (No misleading information) and Clause 18.25 (Group Structure), on the date of each Utilisation Request; and

(iii)                               in the case of paragraphs (a) to (f) of Clause 18.12 (Financial statements), each date on which it delivers, or, if earlier, is obliged to deliver, the relevant financial statements in accordance with Clause 18.12 (Financial statements).

19.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 180 days after the end of each financial year, the Italian statutory financial accounts of each Italian Obligor and each of the Excluded Subsidiaries (but not including Société de la Cité);

(b)                                 as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)                                   its audited consolidated financial statements for that financial year prepared in accordance with US GAAP;

(ii)                                the financial statements of Luxembourg Holdco for that financial year; and

(iii)                             the financial statements of each Obligor (other than the Company) for that financial year prepared in accordance with US GAAP and the aggregated financial statements (unconsolidated) of the Italian Group, in each case together with confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the corresponding financial year;

(c)                                  as soon as the same become available, but in any event within 60 days after the end of each Quarter Date (other than a Quarter Date that is also a financial year end), the consolidated financial statements of the Company and the aggregated financial statements (unconsolidated) of the Italian Group for that financial quarter; and

(d)                                 as soon as the same become available, but in any event within 60 days of each Quarter Date (as defined in Clause 22.1 (Financial Definitions)), management accounts of each Italian Obligor for that period in such a form as to disclose with accuracy the financial position of the relevant Obligor which shall include the following information in respect of each such period:

(i)                                    a profit and loss statement and balance sheet;

(ii)                                 details of income, occupancy levels, average room rates and Revpar (the revenue per available room) achieved for each Hotel;

(iii)                              details of capital expenditure and FF&E expenses at each Hotel for the calendar year to date and how it was applied;

(iv)                             for the quarter ending in December, details of the proposed capital expenditure at each Hotel for the then next twelve Months and how it will be applied;

(v)                                details of the proposed capital expenditure and FF&E expenses at each Hotel for the remainder of that calendar year and how it will be applied;

(vi)                             a cashflow statement;

(vii)                          a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the then current Business Plan; and

(viii)                       such other information as the Agent may, upon giving reasonable prior notice, reasonably require.

19.2                        Compliance Certificate

(a)                                 The Company shall supply to the Agent within 60 days of each Quarter Date, or, in respect of a Quarter Date that is also its financial year end, within 75 days, and, with each set of financial statements delivered pursuant to paragraphs (b)(i), (b)(ii) and (c) of Clause 19.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)                                 Each Compliance Certificate shall be signed by one director or senior officer of the Company.

19.3                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director/officer of the relevant company as fairly representing its financial condition in all material respects as at the date to which those financial statements were drawn up.

(b)                                 The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using US GAAP, Italian GAAP or Luxembourg GAAP (as the case may be) and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the applicable GAAP or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)                                    a description of any change necessary for those financial statements to reflect the applicable GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)                                 sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

(c)                                  Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4                        Business Plan

The Company shall supply to the Agent at least 30 days prior to the start of each operating year, a Business Plan in a form approved by the Agent and which shall include the following information:

(a)                                 a projected profit and loss statement and balance sheet for each Italian Obligor;

(b)                                 annual budgets including details of projected income, occupancy levels, trading forecast, average room rates and Revpar to be achieved for each Hotel and details of projected capital expenditure for each Hotel;

(c)                                  a projected cashflow statement for each Italian Obligor;

(d)                                 projected calculations in relation to the financial conditions set out in Clause 22.2 (Financial condition) for the next year; and

(e)                                  such other information as the Agent may reasonably require.

19.5                        Insurance

The Italian Obligors shall, within 60 days of the renewal of the Insurance Policies in July of each year, supply to the Agent evidence as provided to it by the Approved Insurance Broker that all relevant insurance premia have been paid as and when due and confirmation that the Insurance Policies (other than any Insurance Policies referred to in paragraph 4 of Schedule 11 (Minimum Insurance Requirements) which have not been arranged by the Approved Insurance Broker) comply with the provisions of Clause 24.4 (Insurance).

19.6                        Information:  miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                 all documents of a non-routine nature dispatched by an Obligor (other than the Company) to its shareholders or quotaholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)                                  within ten days of the end of each Quarter Date:

(i)                                    a copy of the bank statements in respect of each Control Account other than each Operating Account in respect of that Quarter Date; and

(ii)                                 confirmation in written or electronic form of the balance standing to the credit of each Operating Account as at that Quarter Date; and

(d)                                 promptly, such further information regarding the financial condition, business and operations of any member of the Group including any information required to be provided under paragraph (g) of Clause 24.4 (Insurance) as the Agent may reasonably require.

19.7                        Notification of default

(a)                                 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.8                        “Know your customer” checks

(a)                                 If:

(i)                                    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                 any change in the status or shareholders or quotaholders of an Obligor after the date of this Agreement; or

(iii)                              a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.9                        Notarial Reports

After the Utilisation Date with respect to the Additional Facility, the Additional Borrower shall use its best endeavours to ensure that, as soon as practicably available but not later than 31 January 2013, the Agent is provided with a notarial report addressed to the Lenders from an Italian notary appointed by the Lenders certifying that:

(a)                                 the existing mortgages over the Additional Hotels (and related lease receivables) securing the Sicilian Existing Facilities have been cancelled and therefore the Lenders benefit from first substantial ranking registered mortgages over the Additional Hotels (primo grado sostanziale) and the Additional Hotels are free from prejudicial records except for the mortgages in favour of the Lenders;

(b)                                 the assignment by way of security of the lease receivables granted in favour of the Lenders have been registered; and

(c)                                  the special liens on moveable assets (privilegio speciale) on the Additional Guarantors moveable assets granted in favour of the Lenders have been registered at the competent Cancelleria del Tribunale and are first ranking security.

20.                               CONTROL ACCOUNTS

The undertakings in this Clause 20 (Control Accounts) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                        Designation of Control Accounts

(a)                                 The following accounts shall be opened and maintained with the designated branch of the Approved Account Bank:

(i)                                    in the name of OEH Italia a deposit account designated the “Deposit Account” with IBAN number [            ];

(ii)                                 a current account designated the “Debt Service Account” with IBAN number [                    ] in the name of OEH Italia, IBAN number [                    ] in the name of Hotel Cipriani S.r.l., IBAN number [                    ] in the name of Hotel Splendido S.r.l.; IBAN number [                    ] in the name of Villa San Michele S.r.l.; and IBAN number [                    ] in the name of the Additional Borrower; and

(iii)                              a current account designated the “FF&E Account” with IBAN number [                    ] in the name of Hotel Cipriani S.r.l., IBAN number [                    ] in the name of Hotel Splendido S.r.l., IBAN number [                    ] in the name of Villa San Michele S.r.l.; IBAN number [                    ] in the name of Hotel Caruso S.r.l.  and IBAN number [                    ] in the name of OEE.

(b)                                 Each Operating Account shall be maintained with the Local Account Bank with which each account is respectively held at the date of this Agreement.

(c)                                  No Italian Obligor may, without the prior written consent of the Agent, maintain any other account with any bank or financial institution.

20.2                        Approved Account Banks and Local Account Banks

(a)                                 The Approved Account Bank shall initially operate out of its designated branch in Milan situated at Piazza Cavour 2, 20121 Milan, Italy (sort code / swift code [          ]; ABI CODE [        ] / CAB CODE [         ]).

(b)                                 The Local Account Banks shall each operate out of their respective designated branches.

(c)                                  If the Agent so requires or the Company so requests and the Agent consents (such consent not to be unreasonably withheld or delayed), the Obligors shall ensure that the Approved Account Bank shall (as soon as practicable after the requirement or request):

(i)                                    be changed to such other Finance Party or Affiliate of a Finance Party which is approved in writing by the Majority Lenders which agrees to that appointment and has its designated branch in Milan; or

(ii)                                 change its designated branch to another branch of the Approved Account Bank in Milan.

(d)                                 Each Obligor shall do all such things as the Agent reasonably requests in order to facilitate any such change of Approved Account Bank (including, without limitation, the execution of bank mandate forms and transfer of balances).

20.3                        Payments into Control Accounts

(a)                                 Each Italian Obligor will ensure that:

(i)                                    all Operating Income;

(ii)                                 all proceeds of any Insurance Policy in respect of business interruption; and

(iii)                              all moneys received by an Italian Obligor which are not required to be credited to the other Control Accounts pursuant to this Agreement,

are promptly paid directly into its nominated Operating Account.

(b)                                 Each Italian Obligor will ensure that:

(i)                                    all its Net Disposal Proceeds;

(ii)                                 all sums payable to the Borrowers under the Hedge Documents in respect of any break gain;

(iii)                              all Insurance Proceeds of or exceeding EUR 1,000,000 or of an amount less than EUR 1,000,000 but when aggregated with other Insurance Proceeds received or scheduled to be received in respect of the same or related claim exceeding EUR 5,000,000 (other than in respect of business interruption, third party or public liability risks or any such proceeds paid directly to the Agent); and

(iv)                             any proceeds of a Recovery Claim (after deducting any expenses approved by the Agent in accordance with Clause 7.9 (Mandatory prepayment from Recovery Claims),

are promptly paid directly into the Deposit Account.

(c)                                  Each Italian Obligor will ensure that:

(i)                                     one Month before each Interest Payment Date (and without taking into account any monies which may at that time already be standing to the credit of the Debt Service Accounts) there is transferred to the Debt Service Account of each Borrower an amount no less than the aggregate of:

(A)                               the interest and principal payable by that Borrower on the then next Interest Payment Date (after taking account of any receipts received or receivable under any Hedge Document on or before that next Interest Payment Date);

(B)                               any amounts payable by each Borrower under the Hedge Documents; and

(C)                               any fees, costs or expenses (including in relation to amounts that any Finance Party might have incurred in relation to Insurance Policies in respect of the Hotels) then due to any Finance Party or which will be due on that Interest Payment Date (save to the extent that any such payment has already been made in respect of such amount to the Debt Service Accounts), so that on the then next Interest Payment Date the amount transferred to each Borrower’s Debt Service Account would be sufficient to pay all amounts due (including interest and principal) and payable by each Borrower on that next Interest Payment Date (the “Debt Service Deposit Amount”)”; and

(ii)                                 all amounts payable to a Borrower (not otherwise paid directly into the Deposit Account or to the Agent) under any Hedge Document are promptly paid directly into that Borrower’s Debt Service Deposit Account.

(d)                                 Each Obligor will ensure that the amounts required to be contributed towards FF&E in accordance with paragraph (b) of Clause 24.12 (Maintenance of Hotels) are duly transferred to the FF&E Account.

20.4                        Debt Service Accounts

(a)                                 The Agent shall have sole signing rights on the Debt Service Accounts.

(b)                                 On the Utilisation Date in respect of the Original Loan Facility, the Agent is authorised by the Lenders and the Obligors to transfer from the Debt Service Accounts into whichever accounts are agreed between the Lenders and Obligors such amounts as requested by the Obligors, provided that an amount equal to or greater than the Initial Debt Service Deposit Amount remains standing to the aggregated credit of the Debt Service Accounts.

(c)                                  On each Interest Payment Date and on the Final Maturity Date, the Agent shall (and is irrevocably authorised by the Italian Obligors to) withdraw, pro rata, from each Debt Service Account such amount as it may determine for application in or towards payment of the obligations of the Obligors under the Finance Documents in the following order (and, if the credit balance in those Debt Service Accounts is insufficient to pay all those items, in the following order):

(i)                                    first, any unpaid costs, fees and expenses due to the Agent, (including any due to any Receiver or Delegate), and the Joint Mandated Lead Arrangers under the Finance Documents;

(ii)                                 second, in or towards payment pro rata of:

(A)                               all accrued interest, costs, fees and expenses due and payable to the Lenders under the Finance Documents; and

(B)                               all amounts (not being any amount payable as a result of termination or closing out of all or any part of any Hedge Document) due and payable to the Hedge Counterparties under the Finance Documents;

(iii)                              third, payment pro rata of:

(A)                               the Loans to the extent due and payable to the Lenders; and

(B)                               all amounts payable to the Hedge Counterparties as a result of the termination or closing out of all or any part of any Hedge Documents;

(iv)                              fourth, if a Default is continuing, all other Secured Obligations; and

(v)                                 fifth, if the Agent determines that a Default is not continuing, any surplus in excess of an amount equal to the Minimum Debt Service Deposit Amount (as defined in paragraph (c) below) and not otherwise required to be applied in accordance with the Finance Documents to be transferred to the nominated Operating Account held in the name of OEH Italia within five days of the relevant Interest Payment Date or Final Maturity Date as applicable.

(d)                                 The Obligors shall ensure that on the following dates, the following amounts are standing to the aggregated credit of the Debt Service Accounts (such amount being the “Minimum Debt Service Deposit Amount”):

(i)                                    on or before the first Utilisation Date and at all times thereafter the amount specified in section 12 (Transfer to the Debt Service Accounts) of Part 1 (Original Loan) of Schedule 5 (Conditions Precedent) (the “Initial Debt Service Deposit Amount”), such amount to remain credited, at all times, to the balance of the Debt Service Accounts until all Secured Obligations are unconditionally and irrevocably discharged in full;

(ii)                                 on or before the Utilisation Date in respect of the Additional Facility and at all times thereafter the sum of the Initial Debt Service Deposit Amount plus the Additional Facility Debt Service Deposit Amount (the “Debt Service Reserve Amount”), such amount to remain credited, at all times, to the balance of the Debt Service Accounts until all Secured Obligations are unconditionally and irrevocably discharged in full;

(iii)                              immediately after the application of paragraph (c) above in respect of each Interest Payment Date, an amount equal to the higher of the Debt Service Reserve Amount and the Debt Service Deposit Amount for that Interest Payment Date (the “Carryover Debt Service Deposit Amount”); and

(iv)                             one Month prior to each Interest Payment Date (other than the first Interest Payment Date) an amount equal to that Interest Payment Date’s Debt Service Deposit Amount PLUS the Carryover Debt Service Deposit Amount in respect of the then preceding Interest Payment Date.

20.5                        Operating Accounts

(a)                                 Each Italian Obligor shall have signing rights on its Operating Accounts provided that the Agent shall have sole signing rights if a Default is continuing or the Agent gives notice in accordance with paragraph (c) below.

(b)                                 Unless a Default is continuing and provided the relevant Obligor has already complied with that Interest Period’s transfer obligations to the Debt Service Accounts as set out in paragraph (c) of Clause 20.3 (Payments into Control Accounts), the relevant Italian Obligor may make withdrawals from its Operating Accounts to be applied in or towards any Operating Expenses and for any other payments required and/or under the Finance Documents provided always that such withdrawal is not permitted for the purpose of making a distribution that would be in breach of Clause 23.12 (Distributions).

(c)                                  If a Default is continuing, the Agent may give notice to the Local Account Banks that no amount may be withdrawn from any Operating Account without its prior written consent.

20.6                        FF&E Account

(a)                                 Each Italian Obligor (other than OEH Italia) shall have signing rights on its FF&E Account provided that the Agent shall have the right to exercise sole signing rights if an Event of Default is continuing.

(b)                                 Provided that no Event of Default is continuing or where an Event of Default is continuing but the Agent does not have signing rights on the FF&E Account, each Italian Obligor (other than OEH Italia) may withdraw monies from its FF&E Account in order to fund FF&E in accordance with this Agreement.

(c)                                  Following an Event of Default which is continuing and where the Agent has obtained signing rights on the FF&E Account, each Italian Obligor will continue to be obliged to fund FF&E as required in this Agreement but will do so in consultation with the Agent.

(d)                                 No withdrawal may be made from the FF&E Accounts except in connection with funding FF&E.

20.7                        Deposit Account

(a)                                 The Agent shall have sole signing rights on the Deposit Account.

(b)                                 On each Interest Payment Date and on the Final Maturity Date, the Agent shall (and is irrevocably authorised by the Obligors to) withdraw from the Deposit Account such amounts as it may reasonably determine are required for application in or towards (and in the order set out in Clause 7.12 (Application of Prepayments)):

(i)                                    the mandatory prepayment of the Loans in accordance with Clause 7.6 (Mandatory Prepayment on a Hotel Disposal), Clause 7.7 (Mandatory Prepayment — Operational Failure), Clause 7.8 (Mandatory Prepayment — Insurance Proceeds) and Clause 7.9 (Mandatory prepayment from Recovery Claims); and

(ii)                                 all amounts due and payable under Clause 7.13 (Restrictions).

(c)                                  The Agent shall transfer from the Deposit Account to the nominated Operating Account of the relevant Borrower or Hotel Caruso S.r.l. any Insurance

Proceeds which under the terms of this Agreement that Borrower or Hotel Caruso S.r.l. is entitled to control, or which the Agent agrees may be used by that Obligor in accordance with the other terms of this Agreement.

(d)                                 Any surplus remaining after the amounts referred to in paragraph (b) above have been applied in accordance with this Agreement shall be paid to the Debt Service Accounts and shall be applied on that Interest Payment Date or the Final Maturity Date, as the case may be, in accordance with Clause 20.4 (Debt Service Accounts).

20.8                        Determination of Default

(a)                                 The Agent shall, acting reasonably, make a determination as to whether or not a Default is continuing for the purposes of any Finance Document as soon as reasonably practicable after being requested by the Company to make such a determination.

(b)                                 In determining whether a Default is continuing, the Agent may request and rely on a certificate issued by the Company as determinative, in the absence of express knowledge to the contrary, of the absence of any Default.

20.9                        Control Accounts generally

(a)                                 Each Control Account shall be denominated in euro.

(b)                                 Each Control Account shall be pledged in favour of the Agent on behalf of the Finance Parties.

(c)                                  The Obligors may pay to the Approved Account Bank and Local Account Banks such reasonable transaction charges and other fees (in each case, consistent with the Approved Account Bank’s and Local Account Bank’s usual practice in relation to similar accounts) as the Company may from time to time agree with the Approved Account Bank and Local Account Banks.  No other charges or fees shall be payable to the Approved Account Bank or Local Account Banks (in their capacity as such) in respect of the Control Accounts.

(d)                                 If an Obligor makes any payment into a Control Account which is not held in its name or for its benefit, an intercompany loan shall arise owed by the Borrower which is the holder of that Account to the Obligor making the payment.

(e)                                  To the extent that any payment (save in respect of (i) a payment relating to rent, (ii) tax payments in connection with Italian VAT or income tax consolidation or (iii) dividends paid in accordance with the terms of this Agreement) is made from a Control Account by or on behalf of any Obligor to or for the benefit of another Obligor, an intercompany loan shall arise owed by that Obligor to the relevant Obligor.

20.10                 Withdrawals

(a)                                 Despite any other provision of this Clause 20 (Control Accounts), no withdrawal may be made by any Borrower from a Control Account if a

Default is continuing or would occur as a result of that withdrawal, except with the prior written consent of the Agent or to pay the Secured Obligations in accordance with this Agreement.

(b)                                 On the Final Maturity Date or upon any part of the Loans becoming immediately due and payable under this Agreement, the monies standing to the credit of each Control Account may be applied by the Agent in or towards payment of (a) any unpaid costs, fees and expenses due to the Agent and the Joint Mandated Lead Arrangers (including any due to any Receiver or Delegate) under the Finance Documents and (b) the Secured Obligations.

(c)                                  This Clause 20 (Control Accounts) does not limit or affect any Obligor’s obligations to pay the Secured Obligations or to make voluntary or mandatory payments under the Finance Documents.

(d)                                 The Finance Parties shall not be responsible to the Obligors for the non-payment of any of the Secured Obligations which could be paid out of moneys standing to the credit of any Control Account nor shall the Finance Parties be liable for any withdrawal from a Control Account wrongly made (except for gross negligence, fraud or wilful misconduct by the Agent).

21.                               HEDGING ARRANGEMENTS

(a)                                 The Borrowers shall, within five Business Days after the Utilisation Date in respect of the Original Facility, enter into, and maintain, Hedge Documents which, together with all related documentation and the hedging arrangements entered into pursuant to them, shall:

(i)                                     provide interest rate derivative facilities and no other sort of facilities;

(ii)                                  be with a Lender or an Affiliate of a Lender;

(iii)                               have a term expiring on the Final Maturity Date;

(iv)                              have a notional principal amount equal to 100 per cent. of the outstanding Original Facility Loans modelled to take account of amounts required to be repaid under Clause 6.1(a) (Repayment of Instalments);

(v)                                 have settlement dates that coincide with the Interest Payment Dates;

(vi)                              be based substantially on the form of ISDA document or such other form as is satisfactory to the Agent acting reasonably;

(vii)                           be secured in favour of the Finance Parties in a manner acceptable to the Agent; and

(viii)                        otherwise, be in form and substance satisfactory to the Agent (acting reasonably).

(b)                                 The Additional Borrower shall, within five Business Days after the Utilisation Date in respect of the Additional Facility, enter into, and maintain, Hedge

Documents which, together with all related documentation and the hedging arrangements entered into pursuant to them, shall:

(i)                                     provide interest rate derivative facilities and no other sort of facilities;

(ii)                                  be with each Lender (or an Affiliate of each such Lender which is a financial institution which regularly enters into similar interest rate derivative facilities) pro rata to the relevant Lender’s participation in the Additional Facility Loan subject that, to the extent the Borrower elects to pay an up-front premium for the purposes of entering into any hedging arrangements in the nature of a cap or a floor (or for the inclusion of such protections within any of the Hedging Documents), it is acknowledged and agreed any cap or floor hedging arrangements need not be entered into with each Lender pro rata to each Lender’s participation in the Additional Facility Loan;

(iii)                               have a term expiring on the Final Maturity Date;

(iv)                              have a notional principal amount equal to 100 per cent. of the Additional Facility Loan modelled to take account of amounts required to be repaid under Clause 6.1(b) (Repayment of Instalments);

(v)                                 have settlement dates that coincide with the Interest Payment Dates occurring after the Utilisation of the Additional Facility Loan;

(vi)                              be based substantially on the form of ISDA documentation entered into pursuant to paragraph (a) or such other form as is satisfactory to the Agent acting reasonably;

(vii)                           be secured in favour of the Finance Parties in a manner acceptable to the Agent; and

(viii)                        otherwise, be in form and substance satisfactory to the Agent (acting reasonably).

22.                               FINANCIAL COVENANTS

22.1                        Financial definitions

In this Clause 22:

“Consolidated Principal Charges” means, in respect of any Relevant Period, the aggregate amount of principal payable by any member of the Italian Group.

“Consolidated Net Worth” means at any time the aggregate of the amounts paid up or credited as paid upon the issued ordinary share capital or quotas of the Company and the aggregate amount of the reserves of the Group, including:

(a)                                 any amount credited to the share or quota premium account, including any amount of additional paid in capital;

(b)                                 any capital redemption reserve fund;

(c)                                  any balance standing to the credit of the consolidated profit and loss account of the Group; and

(d)                                 any balance standing to the credit of the accumulated other comprehensive income reserve,

but deducting:

(a)                                 any debit balance on the consolidated profit and loss account of the Group;

(b)                                 any debit balance on the accumulated other comprehensive income reserve;

(c)                                  (to the extent included) any amounts arising from an upward revaluation of assets made at any time after the date of the Original Financial Statements; and

(d)                                 any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

“Debt” means all amounts of principal drawn and not repaid under the Facilities less:

(a)                                 an amount equal to the Debt Service Deposit Amount or Debt Service Reserve Amount, as applicable, in respect of the then succeeding Interest Payment Date provided it is then standing to the credit of the Debt Service Accounts; and

(b)                                 any amounts standing to the credit of the Deposit Account that are required under this Agreement to be applied on the then next Interest Payment Date in prepayment of principal under the Facilities and excluding any mark to market amounts then accruing under the Hedge Documents.

“Group Consolidated EBITDA” means, for any Relevant Period, consolidated Net Earnings of the Group for such period PLUS without double counting and to the extent deducted in determining Net Earnings for such period, the sum of (i) Group Consolidated Net Finance Costs for such period and foreign currency gains or losses, (ii) income tax expense for such period (including tax on unconsolidated subsidiaries), (iii) all amounts attributable to depreciation and amortisation expenses for such period, (iv) all amounts attributable to impairment for such period, (v) any items treated as exceptional or extraordinary for such period, and (vi) any other non-cash items for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with US GAAP.

“Group Consolidated Net Finance Costs” means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable or receivable by any member of the Group (as applicable)

and after taking into account all amounts payable or receivable on account of interest alone by the Group in relation to the Relevant Period under any hedge document but excluding to the extent net finance cost the mark to market valuation of derivative transactions, any amounts paid under arrangements or related facility fees and the write-off of any deferred finance costs.

“Italian Group Consolidated EBITDA” means, for the Italian Obligors in aggregate, for a Relevant Period, Italian Group Profits before Interest and Tax before non-cash items including without limitation, any amount attributable to the amortisation of intangible assets and impairment and depreciation of assets and excluding management fees, but after deducting any actual expenditure on FF&E costs as required or permitted under this Agreement. If the Group decides to introduce a sales and marketing fee this cost will be deducted from the Italian Group Profits before Interest and Tax in calculating the Italian Group Consolidated EBITDA.

“Italian Group Consolidated Net Finance Costs” means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable or receivable by any member of the Italian Group (as applicable), and after taking into account all amounts payable or receivable on account of interest alone by the Borrowers in relation to the Relevant Period under any Hedge Document entered into in accordance with Clause 21 (Hedging Arrangements), and excluding for the avoidance of doubt, (i) any amount accounted for in the definition of “Consolidated Principal Charge”, (ii) any amount which is payable by any member of the Italian Group as a financing arrangement or structuring fee or upfront premium in connection with the purchase of interest rate protection, (iii) to the extent included the mark to market valuation of derivative transactions and (iv) the write-off of any deferred finance costs.

“Italian Group Profits before Interest and Tax” means, in respect of any Relevant Period, the Net Earnings in aggregate of the Italian Obligors from continuing operations before:

(a)                                 any provision on account of taxation (including without limitation tax on unconsolidated companies);

(b)                                 Italian Group Consolidated Net Finance Costs; and

(c)                                  any items treated as exceptional or extraordinary items.

“Net Earnings” means, for any Relevant Period, the consolidated net earnings (or loss) of the relevant companies from continuing operations, including net earnings (or loss) from any unconsolidated subsidiaries determined in accordance with US GAAP, provided that there shall be excluded any income (or deficit) of any operations which are treated as discontinued in accordance with US GAAP.

“Relevant Period” means, by reference to a Test Date, each period of twelve Months ending on that Test Date.

“Table” means the following table:

Test Date	LTV	Debt: EBITDA	Italian ICR	Italian DSC
31 Dec 10	60%	10.00	1.85	1.10
31 Mar 11	60%	10.00	1.85	1.10
30 Jun 11	60%	9.50	2.00	1.10
30 Sep 11	60%	9.50	2.00	1.25
31 Dec 11	60%	8.00	2.00	1.25
31 Mar 12	60%	8.00	2.00	1.35
30 Jun 12	60%	8.00	2.00	1.35
30 Sep 12	60%	8.00	2.00	1.35
31 Dec 12	60%	7.00	2.00	1.35
31 Mar 13	60%	7.00	2.00	1.35
30 Jun 13	60%	7.00	2.00	1.35
30 Sep 13	60%	7.00	2.00	1.35
31 Dec 13	57.5%	6.50	2.00	1.35
31 Mar 14	57.5%	6.50	2.00	1.35
30 Jun 14	57.5%	6.50	2.00	1.35
30 Sep 14	57.5%	6.50	2.00	1.35
31 Dec 14	55%	6.00	2.00	1.35
31 Mar 15	55%	6.00	2.00	1.35
30 Jun 15	55%	6.00	2.00	1.35
30 Sep 15	55%	6.00	2.00	1.35

“Test Date” means each date set out in the column headed “Test Date” in the Table.

22.2                        Financial condition

(a)                                 The Company undertakes to ensure that:

(i)                                     Net Worth

Consolidated Net Worth shall not at any time be less than the higher of:

(A)                               US$650,000,000; and

(B)                               the amount which is set as the minimum required Consolidated Net Worth (howsoever it may be termed) under any other debt financing agreement which the Company enters into (whether in a primary capacity as an obligor or in any secondary capacity including as a guarantor).

(ii)                                  Loans to Hotel Value

At any time during the period commencing on a Test Date and ending on the date immediately prior to the then next Test Date, the ratio of the aggregate amount of the Loans outstanding to the aggregate net open market value of the Hotels as detailed in the Valuation then most recently delivered to the Agent, shall not exceed the percentage shown in the Table under the column headed “LTV” against the relevant Test Date.

(iii)                               Debt/Italian Group EBITDA Ratio

On each Test Date, the ratio of Debt to Italian Group Consolidated EBITDA in respect of the Relevant Period shall not exceed the ratio shown in the Table under the column headed “Debt:EBITDA” against the relevant Test Date.

(iv)                              Interest Cover Ratios

(A)                               Group

On each Test Date, the ratio of Group Consolidated EBITDA to Group Consolidated Net Finance Costs in respect of the Relevant Period shall not be less than 1.50:1.

(B)                               Italian Group

On each Test Date, the ratio of Italian Group Consolidated EBITDA to Italian Group Consolidated Net Finance Costs in respect of the Relevant Period shall not be less than the ratio shown in the Table under the column headed “Italian ICR” against the relevant Test Date, subject to:

(1)                                 a pro-rated calculation where, during the first year following the Utilisation Date in respect of the Original Facility the Relevant Period is less than a year; and

(2)                                 a pro-rated calculation in relation to the Additional Guarantors where, during the first year following the Utilisation Date in respect of the Additional Facility, the period from such Utilisation Date to the relevant Test Date is less than a year.

(v)                                 Debt Service Cover Ratio (Italian Group)

On each Test Date, the ratio of Italian Group Consolidated EBITDA to Italian Consolidated Net Finance Costs PLUS Consolidated Principal Charges for the Italian Group in respect of the Relevant Period shall not be less than the ratio shown in the Table under the column headed “Italian DSC” against the relevant Test Date, subject to:

(1)                                 a pro-rated calculation where, during the first year following the Utilisation Date in respect of the Original Facility the Relevant Period is less than a year; and

(2)                                 a pro-rated calculation in relation to the Additional Guarantors where, during the first year following the Utilisation Date in respect of the Additional Facility, the period from such Utilisation Date to the relevant Test Date is less than a year.

(b)                                 For the purposes of the pro-rated calculation in each of sub-paragraphs (a)(iv)(B)(1) (Italian Group) and (a)(v)(1) (Debt Service Cover Ratio (Italian Group)) of this Clause 22.2 (Financial condition), the Italian Group Consolidated EBITDA will be calculated by obtaining the Italian Group Consolidated EBITDA for the last 12 Months ending on the relevant Test Date and multiplying this figure by the number of days between the date of this Agreement and the relevant Test Date and dividing by 365.

(c)                                  For the purposes of the pro-rated calculation in each of sub-paragraphs (a)(iv)(B)(2) (Italian Group) and (a)(v)(2) (Debt Service Cover Ratio (Italian Group)) of this Clause 22.2 (Financial condition), the Italian Group Consolidated EBITDA as is attributable to the Additional Guarantors will be calculated by obtaining the Italian Group Consolidated EBITDA in respect of the Additional Guarantors for the last 12 Months ending on the relevant Test Date and multiplying this figure by the number of days between the date of the Utilisation Date in respect of the Additional Facility and the relevant Test Date and dividing by 365.

22.3                        Financial testing

The financial covenants set out in Clause 22.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).

22.4                        Cure Right

(a)                                 If the Company procures the payment of amounts into a deposit account, held with a bank which is acceptable to the Agent, with sole signing rights held by the Agent and secured in favour of the Agent in a manner acceptable to the Agent, such that if those amounts were applied in immediate prepayment of the Loans, there would not be a breach of the covenant listed in sub-paragraph (a)(iii) of Clause 22.2 (Financial Condition) there shall not be deemed to be a breach of that covenant.

(b)                                 The Obligors may only exercise the rights as are specified in paragraph (a) above on one occasion which must be prior to the first anniversary of the Utilisation Date in respect of the Original Facility.

23.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 23 (General Undertakings) remain in force from the date of this Agreement for so long as any amount of the Secured Obligations is outstanding or any Commitments is in force.

23.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 if the Agent so requests, supply certified copies to the Agent of,

any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

23.2                        Compliance with laws

(a)                                 Each Obligor shall comply in all respects with all laws to which it or any Hotel or any other asset which is the subject of the Security created pursuant to the Security Documents may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

(b)                                 Each Obligor shall ensure that each Security Document to which it is party is duly and timely perfected in compliance with its provisions and any requirements of law.

(c)                                  The Obligors shall undertake, arrange and/or procure any such action and formality (including, but not limited to, procuring the deeds of acknowledgement) as is deemed necessary by the Agent in order to protect the validity and efficacy of the Security Documents.

23.3                        Negative pledge

(a)                                 Except as permitted under paragraph (d) below, no Italian Obligor shall create or permit to subsist any Security over any of its assets.

(b)                                 The Company and Luxembourg Holdco shall not create or permit to subsist any Security over any of its assets expressed to be the subject of any Security under a Finance Document.

(c)                                  Except as permitted under paragraph (d) below, no Italian Obligor shall:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)                                 Paragraphs (a) and (c) above do not apply to:

(i)                                     any security which is to be irrevocably discharged and released in full by an Obligor (excluding the Additional Guarantors) on the date of the Utilisation of the Original Facility;

(ii)                                  any security securing the Sicilian Existing Facilities which is to be irrevocably discharged and released in full by the Additional Guarantors on the date of the Utilisation of the Additional Facility;

(iii)                               any netting or set-off arrangement entered into by any member of the Italian Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iv)                              any lien arising by operation of law and in the ordinary course of trading and securing amounts which are not more than 30 days overdue;

(v)                                 the Transaction Security;

(vi)                              any disposal of Société de la Cité S.A.; or

(vii)                           any other Security granted by an Obligor with the prior written consent of the Agent.

23.4                        Disposals

(a)                                 Except as permitted under paragraph (c) below, no Italian Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of the whole or any part of its assets (including any Hotel).

(b)                                 Except as permitted under paragraph (c) below, neither the Company nor Luxembourg Holdco shall enter into a single transaction or a series of transactions (whether or not related) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset expressed to be the subject of any Security under a Finance Document.

(c)                                  Paragraphs (a) and (b) above do not apply to any sale, lease, transfer or other disposal:

(i)                                     of an asset (not being a Hotel or shares or quotas in any Italian Obligor) made by an Obligor in the ordinary course of trading as a hotel owner;

(ii)                                  of an asset (not being a Hotel or shares or quotas in any Italian Obligor) in exchange for other assets comparable or superior as to type, value and quality or of other assets not required for the operating of the Hotels;

(iii)                               of an asset (not being a Hotel or shares or quotas in any Italian Obligor) being sold, leased, transferred or otherwise disposed of in the ordinary course of trading where the higher of the arm’s length market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the Italian Group, other than any permitted under paragraphs (i) and (ii) above) does not exceed EUR500,000 (or its equivalent in another currency or currencies) in any financial year;

(iv)                              any Hotel Disposal which has the prior written consent of the Agent;

(v)                                 the grant of leases, licences or concessions of retail units at a Hotel (excluding any restaurants or casinos) on arm’s length terms in the ordinary course of trading;

(vi)                              of Société de la Cité S.A.;

(vii)                           of any shares or quotas in the Excluded Subsidiary or OE Finanziamenti provided that the Agent is satisfied that the proceeds of such disposal will be sufficient to pay all Tax that is or may become payable by any member of the Group as a result of the disposal;

(viii)                        effected pursuant to a Security Document; and

(ix)                              of Condominio Lavatori to which the Agent’s consent has been received, such consent not to be unreasonably withheld if (A) suitable alternative accommodation is found for the staff housed in Condominio Lavatori and provided that such accommodation is secured in favour of the Lenders in a manner satisfactory to the Agent, and (B) a new Valuation is procured addressed to the Lenders, confirming that the change of accommodation for the staff does not adversely affect the value of Hotel Cipriani.

23.5                        Financial Indebtedness

(a)                                 Neither any Italian Obligor nor any Excluded Subsidiary (other than Société de la Cité S.A.) shall, and the Company and OEH Italia shall ensure that the Excluded Subsidiaries (other than Société de la Cité S.A.) will not, without the prior written consent of the Agent:

(i)                                     be a creditor in respect of any Financial Indebtedness;

(ii)                                  incur or permit to subsist or have outstanding any indebtedness to any of its Affiliates;

(iii)                               incur or permit to subsist or have outstanding any Financial Indebtedness to any other person; or

(iv)                              grant or allow to remain outstanding any guarantee, indemnity, bond, letter of credit or similar assurance against financial loss in support of, any indebtedness owed by it or any other person.

(b)                                 Paragraph (a) above does not apply to any Financial Indebtedness owed by or to any Italian Obligor or Excluded Subsidiary:

(i)                                     under or permitted by a Finance Document;

(ii)                                  which is between the Italian Obligors and which is subordinated to the claims of the Finance Parties under the Intercreditor Agreement;

(iii)                               which is Financial Indebtedness owed by any Italian Obligor or Excluded Subsidiary to (a) the Company; or (b) Luxembourg Holdco, provided that:

(A)                               such Financial Indebtedness is subordinated to the claims of the Finance Parties under the Intercreditor Agreement; and

(B)                               such Financial Indebtedness is secured in favour of the Finance Parties;

(iv)                              arising as result of any netting or set-off arrangement entered into by any member of the Italian Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(v)                                 arising in respect of any borrowings by the Italian Obligors from OE Finanziamenti in an aggregate amount not exceeding EUR10,000,000 and which is subordinated to the claims of the Finance Parties under the Intercreditor Agreement;

(vi)                              in respect of unsecured overdraft facilities provided by one or more banks in Italy provided that such obligations do not exceed EUR200,000 per Italian Obligor; or

(vii)                           in respect of the following counter guarantees (“Counter Guarantees”) granted by one or more Italian Obligors in favour of banks or insurers which in turn guarantee certain contingent obligations of members of the Group owed to third parties, including but not limited to VAT obligations or lease payment obligations:

(A)                               those guarantees which have been granted prior to the date of this Agreement:

(1)                                 by OEH Italia in favour of:

(A) Banca Popolare di Lodi in an amount of EUR 20,000, due to expire on 30 April 2015;

(B) Vittoria Assicurazioni in an amount of EUR 1,950,569.10, due to expire on 29 September 2012;

(C) Sun Insurance Office Ltd. in an amount of EUR 559,063.62, due to expire on 11 February 2013;

(D) Sun Insurance Office Ltd. in an amount of EUR 2,446,578.42, due to expire on 28 September 2013;

(2)                                 by Villa San Michele S.r.l. in favour of Banca CR Firenze S.p.a. in an amount of EUR 50,871 with no expiry date; and

(B)                               those guarantees granted after the Effective Date by any Italian Obligor for the purposes of VAT credit refunds provided that the aggregate of guarantees does not exceed EUR1,500,000; and

(C)                               those guarantees which are granted after the date of this Agreement by any Italian Obligor provided that the aggregate of such bonds does not exceed EUR500,000,

provided in each case that the Company will, as and when necessary, provide the necessary funds to each Italian Obligor to enable the Italian Obligors to meet any claim made under the Counter Guarantees in a timely manner and without any Italian Obligor needing to draw on its own funds.

23.6                        Merger

No Obligor shall (and the Company shall ensure that no other member of the Italian Group will) enter into any amalgamation, demerger, merger or corporate reconstruction, or carry out any of the transactions provided for under Article 2447-bis of the Italian Civil Code.

23.7                        Proceedings

No Obligor shall initiate or take any step or support the taking of any step in respect of:

(a)                                 insolvency, liquidation, reorganisation, winding up, administration or dissolution proceedings;

(b)                                 any suspension of payments or moratorium, or voluntary arrangement or assignment for the benefit of creditors; and

(c)                                  any analogous proceedings,

in respect of itself or any other Obligor, whether by petition, convening a meeting, voting for a resolution or otherwise.

23.8                        Change of Business

(a)                                 The Company shall procure that no change is made to the general nature of the business of the Company or the Italian Group (excluding the Additional Guarantors) from that carried on at the date of this Agreement.

(b)                                 Each Additional Guarantor shall not change the general nature of its business from that carried on at the date of the Amendment and Restatement Agreement.

(c)                                  No Italian Obligor shall change (or permit to be changed) the name or branding of any Hotel.

23.9                        Centre of Main Interests

(a)                                 No Obligor shall permit its centre of main interests for the purposes of Council Regulation (EC) No 1346/2000 to be in any jurisdiction other than its jurisdiction of incorporation.

(b)                                 No Obligor shall permit to exist an establishment for the purposes of Council Regulation (EC) No 1346/2000 in any jurisdiction other than its jurisdiction of incorporation.

23.10                 Taxation

Each Italian Obligor shall (and the Company shall ensure that each member of the Italian Group will):

(a)                                 maintain its tax residence solely in its place of incorporation;

(b)                                 duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes, (c) the costs required to contest them have been disclosed in its latest financial statements, and (d) failure to pay is not reasonably likely to have a Material Adverse Effect; and

(c)                                  ensure that no material (in the context of the Italian Obligors) (i) tax losses belonging to it or (ii) tax reliefs available to it are surrendered, waived or otherwise disposed of without the Agent’s prior written consent.

23.11                 Subordination of Loans

(a)                                 Subject to paragraph (b) below, no Italian Obligor shall pay any Financial Indebtedness arising under a loan permitted by Clause 23.5 (Financial indebtedness).

(b)                                 Paragraph (a) above does not apply:

(i)                                     to the payment of any Financial Indebtedness made by one member of the Italian Group to another member of the Italian Group or to OE Finanziamenti prior to the occurrence of an Event of Default which is continuing; or

(ii)                                  where the payment of the Financial Indebtedness is applied in payment of a Secured Obligation.

23.12                 Distributions

(a)                                 Subject as provided in paragraph (b) below, no Italian Obligor nor Luxembourg Holdco may declare, make or pay any dividends, distributions or interest on unpaid dividends or distributions, fees or expenses in the nature of or intended to act as a distribution to any of their members or make any payments in respect of Financial Indebtedness owed to any of their shareholders in that capacity.

(b)                                 Provided that no Event of Default has occurred which is continuing:

(i)                                     Luxembourg Holdco;

(ii)                                  any Italian Obligor other than OEH Italia; and

(iii)                               if the Agent consents upon the request of the Company, OEH Italia may declare, make or pay any dividends, distributions or interest on unpaid dividends or distributions, fees or expenses in the nature of or intended to act as a distribution to any of their members or make any payments in respect of Financial Indebtedness owed to any of their shareholders in that capacity.

23.13                 Share capital

(a)                                 No Italian Obligor shall, except to the extent envisaged under Clause 25.18 (Minimum Share Capital Requirement) without the prior consent of the Agent:

(i)                                     redeem, repurchase, defease, retire or repay any of its share capital, or resolve to do so;

(ii)                                  issue any stock, share, debenture or other securities to any person; or

(iii)                               subscribe for or otherwise acquire any stock or share which is only partly paid up or in respect of which the company which issued that stock or share has any call or lien; or

(iv)                              subscribe for or otherwise acquire any stock or share in an Excluded Subsidiary, other than OEH Italia and Hotel Splendido S.r.l., to the extent that each may continue to be the owner of those stocks or shares which it holds in each Excluded Subsidiary as at the date of this Agreement.

(b)                                 Each Obligor shall promptly pay all calls or other payments which may be or become due in respect of any shares held by it if required as a matter of law.

23.14                 Ranking Obligations

Each Obligor shall ensure that its obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.15                 Accounting Date

No Obligor shall, without the consent of the Agent, change its accounting date.

23.16                 Delivery of Declarations

Each Obligor shall within any relevant time period laid down in any statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any governmental, statutory or other body or agency by it in connection with the Finance Documents and any of the transactions contemplated under the Finance Documents.

23.17                 Access

Upon reasonable notice being given by the Agent to the Company, each Italian Obligor shall permit the Agent and any person (being an accountant, solicitor, valuer or other professional adviser of the Agent) authorised by the Agent to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Italian Obligor.

23.18                 Arm’s length terms

Each Obligor shall ensure that all transactions conducted by a member of the Italian Group are on arm’s length terms.

23.19                 Pfandbrief and Securitisation

(a)                                 Each Obligor agrees that all or part of each Loan or Commitment, or any Lender’s interest therein or under any Finance Document may be syndicated and/or securitised and/or offered for security for the issue of covered bonds (whether alone or in conjunction with any other loan or loans), including if offered for security for the issuance of Pfandbrief covered bonds provided none of the same shall cause either:

(i)                                     the Obligors’ obligations under the Finance Documents to be more onerous for the Obligors to perform; or

(ii)                                  any of the rights and benefits of the Obligors under the Finance Documents to be lost or diminished,

than if no such syndication, securitisation or offering for security for the issue of covered bonds had occurred.

(b)                                 Each Obligor agrees that the Finance Parties may bifurcate any Loan, increase or decrease the size of the Loans, create new tranches out of the Loans, include separate loan to value covenants for the Loan provided none of the same shall cause either:

(i)                                     the Obligors’ obligations under the Finance Documents to be more onerous for the Obligors to perform; or

(ii)                                  any of the rights and benefits of the Obligors under the Finance Documents to be lost or diminished,

than if no such bifurcation, re-sizing, creation of new tranches or creation of new loan to value covenants had occurred.

(c)                                  Each Obligor agrees to:

(i)                                     co-operate with the Finance Parties in the event that they request co-operation to effect any matter referred to in paragraph (b) of Clause 23.19 (Pfandbrief and Securitisation) above;

(ii)                                  co-operate with the Finance Parties to facilitate the rating of any Lender’s interest in any of the Finance Documents by internationally recognised ratings agencies nominated by the Finance Party concerned including providing reasonable access to the Hotels, tenant and financial information and to the management of each Obligor; and

(iii)                               provide such information as any Finance Party may reasonably require in connection with any securitisation or syndication or issue of covered bonds of or in respect of all or any part of the Facilities, including any information that needs to be disclosed in any offering circular or prospectuses and/or to any internationally recognised ratings agency and its professional advisers.

(d)                                 Each Obligor shall be reimbursed by the relevant Finance Parties for any costs, expenses, stamp duty, stamp duty land tax, registration or other similar taxes (including attorneys’ fees) reasonably incurred by that Obligor as a direct result of or in connection with any Securitisation, syndication or issue of covered bonds or in co-operating in the manner contemplated in paragraph (c)(i) of Clause 23.19 (Pfandbrief and Securitisation) above.

23.20                 Acquisitions

(a)                                 Subject to paragraph (b) below, no Italian Obligor shall acquire any company, business, assets or undertaking without the consent of the Agent.

(b)                                 Paragraph (a) above does not apply:

(i)                                     to the acquisition of any business, assets or undertaking, if the amount of the acquisition cost, when aggregated with the aggregate acquisition cost of any other business, assets or undertaking acquired by any Italian Obligor during that financial year is equal to or less than EUR500,000; or

(ii)                                  to the Vendramin Transfer (as defined in Clause 23.21 (Palazzo Vendramin).

23.21                 Palazzo Vendramin

(a)                                 Subject to paragraph (c) below, the Company shall procure the transfer of the diritto di proprietà of that part of Palazzo Vendramin which is the subject of a Permitted Lease from Establissment Vanderelst of Vaduz to Hotel Cipriani S.r.l. by 31 October 2012 (the “Vendramin Transfer”).

(b)                                 The Company shall report to the Agent at six-monthly intervals from the date of this Agreement on the progress of effecting the Vendramin Transfer.

(c)                                  If, on the anniversary of the date of this Agreement, the Company reports to the Agent that there may be delays in achieving the Vendramin Transfer within the timetable required in paragraph (a) above, the Agent shall, if it is instructed to do so by the Majority Lenders, grant an extension of up to 3 Months to the timetable required in paragraph (a) above.

(d)                                 The Company shall procure within sixty days of completion of the Vendramin Transfer that:

(i)                                     Hotel Cipriani S.r.l. grants a first ranking mortgage security over its diritto di proprietà of Palazzo Vendramin; and

(ii)                                  a notarial report is delivered to the Agent evidencing that the first ranking mortgage is registered over Hotel Cipriani S.r.l.’s diritto di proprietà of Palazzo Vendramin.

23.22                 Excluded Subsidiaries

The Company and OEH Italia shall not take any action or decision on or in relation to the Excluded Subsidiaries or OE Finanziamenti which may give rise to liability pursuant to article 2497 of the Italian Civil Code.

23.23                 Conditions Subsequent

(a)                                 Each Borrower (other than the Additional Borrower) shall, within five Business Days of the Utilisation Date in respect of the Original Facility:

(i)                                     enter into the letters of confirmation in respect of the Hedge Documents required to be entered into in accordance with Clause 21(a)  (Hedging Arrangements);

(ii)                                  deliver notices of security to each Hedge Counterparty to a Hedge Document duly executed by each relevant Obligor and procure acknowledgments of such notices from each Hedge Counterparty; and

(iii)                               enter into each Deed of Extension and Confirmation with respect to any pledge granted over bank accounts and any insurance receivables assigned by way of security.

(b)                                 The Company shall, within five Business Days of the Utilisation Date in respect of the Original Facility:

(i)                                     provide a copy of the register of members of Italian Obligor, updated to reflect the Security over the shares of each Italian Obligor in form satisfactory to the Agent;

(ii)                                  provide a notarial report addressed to the Lenders from an Italian notary appointed by the Lenders certifying that:

(A)                               the existing mortgages in favour of Banca Nazionale del Lavoro have been cancelled and therefore the Lenders benefit from first substantial ranking registered mortgages over the Hotels (primo grado sostanziale) and the Hotels are free from prejudicial records except for the mortgages in favour of the Lenders;

(B)                               the special liens on moveable assets guaranteeing the relevant Existing Facilities have been duly cancelled at the Cancelleria del Tribunale and the special liens on the Obligors’ moveable assets in favour of the Lenders are then a first ranking security; and

(iii)                               procure an effective discharge of all Italian law security which was securing the relevant Existing Facilities.

(c)                                  Each Borrower (other than the Additional Borrower) shall, within three Business Days following the execution of the Hedge Documents and the Deeds of Extension and Confirmation with respect to any pledge granted over bank accounts and any insurance receivables assigned by way of security:

(i)                                     execute a notarial discharge in the form of a public deed (atto pubblico) or a certified contract (scrittura privata autenticata) in form satisfactory to the Agent; and

(ii)                                  instruct the relevant public notary to provide the Agent (for the account of the Lenders) with an execution copy of the discharge (spedita in forma esecutiva) as soon as possible thereafter.

23.24                 Conditions Subsequent with respect to the Additional Facility

(a)                                 The Company and the Additional Guarantors shall, on the Utilisation Date in respect of the Additional Facility, procure that the relevant party enters into a deed for the immediate and irrevocable release of all of the Security which secures the Sicilian Existing Facilities.

(b)                                 The Additional Borrower shall on the Utilisation Date in respect of the Additional Facility, execute the Additional Security Documents, other than the Additional Security Documents listed from no. (vii) to no. (xi) (inclusive) of sub-paragraph (a) of paragraph 2 of Part II (Additional Facility) of Schedule 5 (Conditions Precedent) and provide to the Agent or its legal advisers in Italy any document (including a legal opinion issued by the Obligors’ legal advisors which can be relied upon the Finance Parties confirming inter alia the valid existence, power and capacity of the Obligors that are parties to the aforementioned Additional Security Documents) as is reasonably required from it by the Agent’s legal advisers in Italy so that they may issue a legal opinion which can be relied upon by the Finance Parties confirming inter alia that the aforementioned Additional Security Documents are legal, valid, binding and enforceable.

(c)                                  The Additional Borrower shall on the Utilisation Date in respect of the Additional Facility:

(i)                                     execute a notarial discharge (atto di erogazione e quietanza) in the form of a public deed (atto pubblico) or a certified contract (scrittura privata autenticata) in a form acceptable to the Agent; and

(ii)                                  instruct the relevant public notary to provide the Agent (for the account of the Lenders) with an execution copy of the discharge (spedita in forma esecutiva) as soon as possible thereafter.

(d)                                 The Additional Borrower shall, within three Business Days of the Utilisation Date in respect of the Additional Facility:

(i)                                     enter into the letters of confirmation in respect of the Hedge Documents required to be entered into in accordance with Clause 21(b) (Hedging Arrangements);

(ii)                                  deliver notices of security to each Hedge Counterparty to a Hedge Document duly executed by each relevant Obligor and procure acknowledgments of such notices from each Hedge Counterparty;

(iii)                               enter into each Deed of Extension and Confirmation with respect to the pledges granted over bank accounts listed in Schedule 10 (Security Documents), Part 3 (Additional Security Documents) and provide to the Agent or its legal advisers in Italy any document (including a legal opinion issued by the Obligors’ legal advisors which can be relied upon the Finance Parties confirming inter alia the valid existence, power and capacity of the Obligors that are parties to the aforementioned Deed of Extension and Confirmation) as is reasonably required from it by the Agent’s legal advisers in Italy so that they may issue a legal opinion which may be relied upon by the Finance Parties confirming inter alia that each such Deed of Extension and Confirmation is legal, valid, binding and enforceable; and

(iv)                              provide a letter from the Approved Insurance Broker addressed to the Finance Parties confirming that in respect of all Insurance Policies (other than any Insurance Policies referred to in paragraph 4 of Schedule 11 (Minimum Insurance Requirements) which have not been arranged by the Approved Insurance Broker) the Agent is noted as mortgagee on behalf of the Finance Parties on every Insurance Policy, other than those applying in respect of any legal liability whatsoever on the part of an Obligor for injury, loss or damage occasioned to any party, in accordance with the Endorsements, and the Insurance Policies comply with the requirements of Clause 24.4 (Insurance).

(e)                                  The Additional Borrower shall, within five Business Days of the Utilisation Date in respect of the Additional Facility:

(i)                                     provide a notarial report addressed to the Lenders from an Italian notary appointed by the Lenders:

(A)                               attesting that the notary has filed (ha provveduto al deposito/spedizione):

(1)           with the competent Register, the cancellation deeds of the mortgages created over the Additional Hotels pursuant to the Sicilian Existing Facilities;

(2)           with the competent Cancelleria del Tribunale, the special liens on the Additional Guarantors’ moveable assets (Privilegio Speciale) created pursuant to the relevant Additional Security Document; and

(3)           with the competent Register the assignment by way of security of the lease receivables with respect to each Additional Hotel created pursuant to the relevant Additional Security Document.

(ii)           procure an effective discharge of all Italian law security which was securing the relevant Existing Facilities.

(f)            The Additional Borrower shall, by 31 December 2012:

(i)            file with Municipality of Taormina an appropriate formal application for a definitive “hotel authorisation” in respect of each Additional Hotel provided that should any of such authorisation not benefit from the SCIA (segnalazione certificata di inizio attività) regime, the Additional Borrower shall use its best endeavours to ensure that the definitive “hotel authorisation” in respect of each Additional Hotel that does not benefit of the SCIA regime is issued as soon as reasonably possible after the relevant filing;

(ii)           provide the Agent with evidence of a valid fire prevention certificate being in place in respect of each Additional Hotel; and

(iii)          provide the Agent with a copy of the fitness for use certificate in respect of each Additional Hotel.

(g)           The Additional Borrower shall, promptly upon the decision n. 775/2012 (cron. N. 6365/2012) of the Court of Messina (Tribunale di Messina) becoming irrevocably final, provide evidence satisfactory to the Agent of the registration at the Land Registry of a portion of land (particella 1260) at the Villa Sant’Andrea in the name of the Additional Borrower.

(h)           The Additional Borrower shall, on or prior to the date falling three Months after the Utilisation Date in respect of the Additional Facility, provide evidence of the increased sub-limits in respect of the earthquake and volcano insurance cover in relation to the Additional Hotels, as contemplated by paragraph 1.3 of Schedule 14 (Minimum Insurance Requirements), subject to the proviso set out in such paragraph.

(i)            By 31 December 2012:

(i)            OEH Italia shall provide evidence satisfactory to the Agent of the update of the registration (aggiornamento della intestazione catastale)

at the competent Land Registry of the portions of land (mappali) nn. 2423, 1900 and 1902 of foglio no. 6;

(ii)           Hotel Splendido S.r.l. shall provide evidence satisfactory to the Agent of the update of the registration (aggiornamento della intestazione catastale) at the competent Land Registry of the portion of land (mappale) no. 478 of foglio no. 3; and

(iii)          Villa San Michele S.r.l. shall provide evidence satisfactory to the Agent of the update of the registration (aggiornamento della intestazione catastale) at the competent Land Registry of the portions of land (mappali) nn. 900, 902 and 234 of foglio no. 23.

24.          PROPERTY UNDERTAKINGS

The undertakings under this Clause 24 (Property Undertakings) remain in force from the date of this Agreement for so long as any amount of the Secured Obligations is outstanding or any Commitment is in force.

24.1        Planning

Each Obligor shall:

(a)           comply with any conditions attached to any Planning Legislation and any planning permissions relating to a Hotel and not carry out any development on or of a Hotel or make any material change in use of a Hotel in contravention of such Planning Legislation; and

(b)           (in relation to a Hotel) not make any application for a material planning permission or implement any material planning permission obtained or any other similar material act or acts without the prior written consent of the Agent, unless it relates to matters contained in the Business Plan and:

(i)            the work in respect of such planning permission is commenced and completed between the months of November and April; or

(ii)           the relevant Obligor delivers to the Agent sufficient details and calculations regarding the effects of carrying out the work in respect of such planning permission so that the Agent is reasonably satisfied that such work will not result in the closure of more than 10 per cent. of guest rooms at a Hotel at any one time.

24.2        Title

Each Obligor shall:

(a)           observe and perform all restrictive and other covenants, stipulations and obligations now or at any time affecting each Hotel insofar as the same are subsisting and are capable of being enforced and insofar as the failure to observe or perform any of the aforementioned could affect the Obligors’ quality of title or the right to use any part of or all of a Hotel;

(b)                                 duly and diligently enforce all restrictive or other real estate covenants, stipulations and obligations benefiting the Hotels and not waive, release or vary (or agree to do so) the obligations of any other party thereto insofar as the failure to enforce any of the aforementioned could affect the Obligors’ quality of title or the right to use any part of or all of a Hotel; and

(c)                                  promptly take all such steps (including, without limitation, the execution, completion and delivery of documentation, returns, forms and certificates; the answering of any questions or correspondence from any Tax Authority or any land registry; the payment of any fees, stamp duty land tax, penalties and interest and the delivery of any stamp duty land tax certificates received from any Tax Authority to the Agent as soon as received by it), as may be necessary or desirable to enable the Security expressed to created by the Finance Documents to be validly registered at any land registry.

24.3        Valuations

(a)           The Company and each other Obligor shall ensure that the Valuer prepares and delivers to the Agent a Valuation of each Hotel:

(i)            as at 31 December 2011 by way of desktop valuation; and

(ii)           thereafter annually as at 31 December of each year by way of a full Valuation including taking into account one or more site visits,

and the cost of each such Valuation will be borne by the Company.

(b)           The Agent may, at any other time, request the Valuer promptly to prepare and deliver to the Agent a Valuation of any Hotel as the Agent may direct and the cost of any such Valuation will be borne by the Lenders unless:

(i)            a Default is continuing;

(ii)           the Agent believes that it is reasonably likely that a Default will occur;

(iii)          such Valuation, structural survey or environmental report discloses that an Event of Default is continuing; or

(iv)          any Finance Party is required by any law or regulation which is applicable to it to obtain a valuation,

in which case the cost of any such Valuation, structural survey or environmental report will be borne by the Company.

24.4        Insurance

(a)           Unless the Agent otherwise agrees in writing, the Obligors shall:

(i)            insure and keep insured, with an insurer which is on the Approved Insurance Broker’s list of approved insurers (subject to any obligation to change insurers under sub-paragraph (h) below), all the Hotels’ assets and business in a manner and on the basis as shall be no less than the insurances described in Schedule 14 (Minimum Insurance Requirements) and such other insurances as a prudent owner of a hotel would ordinarily maintain in the London or similar insurance market;

(ii)           punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each Insurance Policy;

(iii)          promptly notify the relevant insurer of any claim by an Italian Obligor or that is in respect of insured risks in respect of one or more Hotels under any policy written by that insurer and diligently pursue that claim;

(iv)          comply with all warranties under, and the terms of, each Insurance Policy;

(v)           arrange all insurances (other than any Insurance Policies referred to in paragraph 4 of Schedule 11 (Minimum Insurance Requirements) only through an Approved Insurance Broker;

(vi)          not do or omit to do, or permit to be done or not done, anything which might prejudice an Obligor’s right to claim or recover under any Insurance Policy; and

(vii)         not, rescind, terminate, cancel or cause an adverse material change to any Insurance Policy;

provided always that if at any time and for any reason any insurance required to be maintained under this Agreement ceases to be in full force and effect, the Agent shall then, or at any time while the same is continuing, be entitled (but not obliged) on its own behalf to procure such insurance at the expense (on demand) of each Obligor and to take all such steps as it may consider expedient or necessary to ensure that any insurance required under this Agreement is effected.

(b)           Each Insurance Policy shall be on arm’s length market terms and conditions acceptable to the Agent, and each Obligor undertakes that no change will be made to an Obligor’s insurance program, which will result in cover less than specified with Schedule 14 (Minimum Insurance Requirements), without consultation with and agreement in writing from the Agent.

(c)           On every Insurance Policy other than those applying in respect of any legal liability whatsoever on the part of the Company for injury, loss or damage occasioned to any party:

(i)            the interest of the Agent shall be noted as co-insured and as loss payee;

(ii)           funds in settlement of all claims in excess of EUR 1,000,000 (or equivalent) or of an amount less than EUR 1,000,000 but when aggregated with other Insurance Proceeds received or scheduled to be received in respect of the same or related claim exceeding EUR 5,000,000 (or equivalent) shall be paid to the Agent, except to the extent that such amounts are to be paid (A) in reimbursement of amounts already then expended in repair or replacement of the damage or costs insured in maintaining the business, (B) are payable directly to third parties in payment for work completed in course of such repair or replacement, in the case of either (A) or (B) in accordance with a repair programme approved by the Agent and by a third party satisfactory to the Agent and the Company, or (C) in respect of business interruption or third party, employer’s liability or public liability risks; and

(iii)          if an Event of Default is continuing, the Agent may by notice to the Company, require the relevant Obligor to settle a claim of insurance on the basis that the proceeds will not be applied in repair or replacement of the damage or costs incurred and any such proceeds of insurance paid to the Obligors shall be applied by the relevant Obligors in repayment of the Loans in accordance with Clause 7.8 (Mandatory Prepayment — Insurance Proceeds).

(d)           No Insurance Policy shall be cancelled or suspended by the Company or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless the Agent and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Company receive at least thirty (30) days notice (but seven (7) days or such lesser period as the Agent may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension of that Insurance Policy.

(e)           The Agent may remit the proceeds of any insurance paid to it to the relevant Obligor to repair or replace the relevant damaged assets or if an Event of Default is continuing, apply the proceeds towards the repayment of all or any part of the Loans in accordance with Clause 7.8 (Mandatory Prepayment — Insurance Proceeds).

(f)            Each Obligor shall use any Insurance Proceeds it receives (whether from the Agent or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset unless that Obligor is required to apply the proceeds of the claim in repayment of the Loans in accordance with Clause 7.8 (Mandatory Prepayment — Insurance Proceeds) and, subject to any restrictions in this Agreement or the other Finance Documents, the Agent shall, at the request of the Obligors, release Insurance Proceeds from the Deposit Account (subject to Clause 7.8 (Mandatory Prepayment — Insurance Proceeds) to allow the Obligors to comply with its obligations and to exercise its rights under this Clause 24.4 (Insurance).

(g)           Unless the Agent agrees otherwise in writing, the Company shall provide to Agent the following:

(i)            as soon as possible after its occurrence, notice of any event of loss or damage which entitles an Italian Obligor to claim for an aggregate amount exceeding EUR 1,000,000 (or equivalent) or of an amount less than EUR 1,000,000 but when aggregated with other Insurance Proceeds received or scheduled to be received in respect of the same or related claim exceeding EUR 5,000,000 (or equivalent) under any one or more Insurance Policies;

(ii)           notice of any new activities in relation to the Italian Obligors or Hotels which require insurances beyond those indicated in Schedule 14 (Minimum Insurance Requirements);

(iii)          within 30 days of insurance program renewal, certification that the insurance program remains in place, as per Schedule 14 (Minimum Insurance Requirements); and

(iv)          any other information or documents on each Insurance Policy as the Agent may reasonably request from time to time.

(h)           If at any time an insurer with whom any Obligor has arranged insurance falls below the Requisite Rating and/or is removed from the Approved Insurance Broker’s list of approved insurers, the Company will notify the Agent and procure that:

(i)            on the date on which the affected policy or policies held with that insurer is renewable; or

(ii)           on a date which falls within 60 days of the relevant insurer falling below the Requisite Rating if such date is earlier than the renewal date,

a person that is financially sound and reputable insurer becomes the new insurer, and the claims under or in connections with such new insurance policies will be assigned or pledged, as applicable, to the Agent in a manner acceptable to the Agent and such new insurer provides an Endorsement in favour of the Finance Parties.

(i)            The Company agrees that if any loss or damage is suffered in respect of a Hotel as a result of an act of terrorism, and at the time when such loss or damage was suffered the Hotel was not insured against acts of terrorism (notwithstanding any obligation there may have been on the Company or the Obligors to insure against such acts as specified in Schedule 11 (Minimum Insurance Requirements)), it shall meet all amounts which would have been payable under a policy of insurance in respect of such losses to cover the reinstatement costs and/or business interruption in respect of such Hotel.

24.5        Compulsory purchase

(a)           The Borrowers shall notify the Agent immediately if any part of a Hotel is compulsorily purchased or the applicable governmental agency or authority makes an order for the compulsory purchase of the same.

(b)           On receipt of such notice from the Borrowers, the Agent shall be entitled to request a revised Valuation of the Property (the cost of any such Valuation shall be borne by the Borrowers) ignoring that part being compulsorily purchased.

24.6        Hotel Authorisations

Each Italian Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any licences and Authorisations required under any law or regulation of the Relevant Jurisdiction to enable it to use each of its assets and Hotels and to carry out its business conducted at its Hotel at the date of this Agreement or, in the case of the Additional Guarantors, the date of the Amendment and Restatement Agreement.

24.7        Alterations

(a)           The Italian Obligors shall not at any time, without the prior written consent of the Agent:

(i)            effect, carry out or permit any reconstruction or rebuilding of or any structural alteration to a Hotel which:

(A)                               could lead to the closure of the whole or any material part of that Hotel (except of or to the fifth floor of Hotel Splendido, where work is carried out to convert office rooms used by staff working at Hotel Splendio into rooms to be used by paying guests);

(B)                               involves the demolition of the whole or any material part of that Hotel; or

(C)                               is not expressly contemplated in the latest Business Plan for that Hotel;

(ii)           sever, unfix or remove any of the fixtures thereon belonging to or in use by the relevant Italian Obligors (except for the purpose and in the course of effecting necessary repairs thereto or of replacing the same with new or improved models or substitutes) unless:

(A)                               the work is commenced and completed between the months of November and April; or

(B)                               the relevant Obligor delivers to the Agent sufficient details and calculations regarding the effects of carrying out the work so that the Agent is reasonably satisfied that such work will not result in the closure of more than 10 per cent. of guest rooms at a Hotel at any one time; or

(iii)          effect any material change in the use of the Hotel.

(b)           The Italian Obligors shall carry out any reconstruction or rebuilding of or any structural alteration to a Hotel in accordance with the principles of good estate management as would be applied by the owners of other similar five-star hotels.

24.8        Notices

The Borrowers shall:

(a)           promptly give full particulars (and if requested a copy of any written particulars received by the Borrower) to the Agent of any notice, order, directive, designation, resolution or proposal having application to a Hotel or to the area in which it is situated, by any planning authority or any other public body or authority under the Planning Legislation or by any other statutory power or powers conferred by any other law; and

(b)           if so required by the Agent (acting reasonably), at the cost of the Borrowers, allow the Agent to take all reasonable steps (in the name of the Borrowers or otherwise) to ensure compliance with any such notice or order (where failure to comply would have a Material Adverse Effect) and may, at the cost of the Borrower, make such objection or objections or representations against or in respect of any proposal for such a notice or order as the Agent acting reasonably) considers necessary.

24.9        Pay rents, charges and Taxes

The Obligors shall punctually pay or cause to be paid and indemnify the Agent on demand against all existing and future rents, Taxes (except to the extent that such Taxes are contested in good faith and by appropriate means and an adequate reserve has been set aside with respect to the unpaid Taxes), fees, renewal fees, charges, assessments, impositions and outgoings whatsoever whether imposed by deed or by statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character which now or at any time during the continuance of the security constituted by or pursuant to this Agreement are payable in respect of any Hotel or any part thereof.

24.10      Entry and power to remedy breaches

(a)           If, at any time, an Italian Obligor fails, or is considered by the Agent to have failed to have performed any obligation under this Clause 24 (Property Undertakings), it shall be lawful for the Agent (without any obligation to do so) following a notice to the Italian Obligors and a reasonable period for the relevant Italian Obligor to remedy, to enter upon the relevant Hotel or Hotels with or without agents appointed by it, architects, contractors, workmen and others as it may determine and execute such works and take such steps as may, in the reasonable opinion of the Agent, be required to remedy or rectify any such failure and do or take any action on or in relation to the relevant Hotels as may in the reasonable opinion of the Agent be required to remedy or rectify such failure.

(b)           The fees, costs and expenses reasonably incurred by the Agent for such works and undertaking such steps shall be reimbursed by the Obligors to the Agent on demand.

(c)           The exercise of its powers by the Agent under this Clause 24.10 (Entry and power to remedy breaches) shall not render any Finance Party liable to account as mortgagee in possession.

24.11      Inspection

Each Italian Obligor shall ensure that the Agent and any officers, employees and agents of the Agent have reasonable access to each Hotel upon reasonable prior notice to the Company for the purpose of inspecting the state of the Hotels and to ascertain generally that the provisions of this Clause 24 (Property Undertakings) have been, or are being, performed and observed.

24.12      Maintenance of Hotels

(a)           Each Italian Obligor shall keep the Hotels (including all FF&E) in good and substantial repair and condition.

(b)           Without prejudice to paragraph (a) above, the Company shall procure that not less than the following aggregate amounts are transferred to the FF&E Accounts during the time periods specified below and such amounts are to be distributed across one or more of the FF&E Accounts in the proportions determined by OEH Italia:

(i)            during the period from the date of this Agreement to 31 December 2010, the lower of:

(A)          EUR 1,400,000; and

(B)          3 per cent. of the aggregate gross revenues of the Italian Group for the financial year of 2010,

multiplied by:

the number of days between the date of this Agreement and 31 December 2010 and divided by 365;

(ii)           during the period from 1 January 2011 to 31 December 2011, the lower of EUR 1,900,000 and 3 per cent. of the aggregate gross revenues of the Italian Group for the financial year of 2011;

(iii)          during the period from 1 January 2012 to 31 December 2012, the lower of EUR 3,200,000 and 4 per cent. of the aggregate gross revenues of the Italian Group for the financial year of 2012;

(iv)          during the period from 1 January 2013 to 31 December 2013, the lower of EUR 3,750,000 and 4 per cent. of the aggregate gross revenues of the Italian Group for the financial year of 2013; and

(v)           during the period from 1 January 2014 to 31 December 2014, the lower of EUR 3,910,000 and 4 per cent. of the aggregate gross revenues of the Italian Group for the financial year of 2014.

(c)           Within six Months of 31 December in each calendar year, all amounts credited to the FF&E Account in the previous year as required under paragraph (b) above and not already applied towards FF&E for the Hotels during that previous year shall be applied towards FF&E for the Hotels.

24.13      Environmental Compliance

Each Italian Obligor shall (and the Company shall ensure that each member of the Italian Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or reasonably expected future changes to or obligations under the same where failure to do so could reasonably be expected to have a Material Adverse Effect.

24.14      Environmental Claims

The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)                                 if any Environmental Claim has been commenced or (to the best of the Company’s knowledge and belief) is threatened against any member of the Italian Group; or

(b)                                 of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Italian Group, where the claim would be reasonably likely, if determined against that member of the Italian Group, to have a Material Adverse Effect.

24.15      Leases

(a)           No Italian Obligor shall enter into or maintain any Lease other than:

(i)            the Permitted Leases;

(ii)           where the relevant Obligor is a tenant, such lease agreements which have an annual rent below EUR 30,000;

(iii)          those lease agreements which are in place on the date of this Agreement and have been disclosed in the relevant Due Diligence Report; or

(iv)          those lease agreements which are in place on the date of the Amendment and Restatement Agreement and have been disclosed in the relevant Additional Hotels Legal Due Diligence Report.

(b)           No Italian Obligor shall, without the prior written consent of the Agent, enter into any management agreement relating to one or more Hotels other than maintaining and, on an annual basis, renewing the management agreements which are referred to in the Legal Due Diligence Report, being between OEH Italia and each of the other Italian Obligors.

(c)           No Italian Obligor shall, without the prior written consent of the Agent (such consent not to be unreasonably withheld in the case of sub-paragraph (i) below):

(i)            agree to any amendment, waiver or release in respect of any Permitted Lease;

(ii)           save in the ordinary course of trading, grant any new contractual licence or right to occupy any part of its Hotel after the date of this Agreement or, in the case of the Additional Guarantors only, the date of the Amendment and Restatement Agreement;

(iii)          consent to any assignment or underletting or alterations or change of use in respect of any tenant’s interest under any Permitted Lease of which it is the lessor (save where it is required to do so under any applicable law);

(iv)          waive, release, forfeit or exercise any right of re-entry or vary any obligation under, or the terms of, or exercise any option or power to break, determine or extend, any Permitted Lease; or

(v)           accept or permit the surrender of all or any part of any Permitted Lease.

(d)           Each Italian Obligor shall:

(i)            duly and diligently implement any rent review provision of any Permitted Lease of which it is the lessor but shall not agree to any rent reviews in respect of any Permitted Lease of which it is the lessor without the prior written consent of the Agent (acting reasonably);

(ii)           diligently collect all rental income payable under each Permitted Lease of which it is the lessor;

(iii)          use reasonable endeavours to renew any expired Permitted Lease under which it is the tenant on at least equally favourable terms to its preceding Permitted Lease and shall at that time also negotiate the possibility of assigning that Permitted Lease to third parties; and

(iv)          use its best endeavours to enforce the tenant’s obligations under each Permitted Lease of which it is the lessor (including the enforcement of any related guarantee);

25.          EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 25 is an Event of Default.

25.1        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)           its failure to pay is caused by administrative or technical error; and

(b)           payment is made within three Business Days of its due date.

25.2        Breach of specific undertakings

An Obligor does not comply with one or more of Clauses 20 (Control Accounts) (unless any failure by any Obligor to perform or comply with that Clause is caused solely by the default on the part of the Agent in applying proceeds standing to the credit of a Control Account in accordance with this Agreement), 21 (Hedging Arrangements), 22 (Financial covenants), 23.3 (Negative Pledge), 23.4 (Disposals), 23.5 (Financial Indebtedness), 23.8 (Change of Business), 23.12 (Distributions) 24.4 (Insurance) and Clause 9 (Hedging Arrangements) of the Intercreditor Agreement (other than those obligations referred to in Clause 25.1 (Non-payment)).

25.3        Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clauses 25.1 (Non-payment) and 25.2 (Breach of specific undertakings)) and such failure, if capable of remedy is not remedied within 10 Business Days after the earlier of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

25.4        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is proved to be incorrect or misleading in any material respect when made or deemed to be made.

25.5        Cross default

(a)           Any Financial Indebtedness of the Company or any member of the Group is not paid when due nor within any originally applicable grace period.

(b)           Any Financial Indebtedness of the Company or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)           Any creditor of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)           No Event of Default will occur under this Clause 25.5 (Cross default) if the Financial Indebtedness concerned is of a member of the Group whose Financial Indebtedness (or part of it) is not guaranteed by the Company or Luxembourg Holdco.

(f)            No Event of Default will occur under this Clause 25.5 (Cross default) if, in respect of the Company, the Luxembourg Holdco or of any Subsidiary (not being a member of the Italian Group) whose Financial Indebtedness (or part of it) is guaranteed by the Company or Luxembourg Holdco, the aggregate amount of such Financial Indebtedness or commitment for such Financial Indebtedness falling within paragraphs (a) to (d) above is less than $25,000,000 (or its equivalent in any other currency or currencies).

(g)           No Event of Default will occur under this Clause 25.5 (Cross default) if, in respect of any member of the Italian Group, the aggregate amount of such Financial Indebtedness or commitment for such Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent in any other currency or currencies).

25.6        Insolvency

(a)           The Company, Luxembourg Holdco or a member of the Italian Group, by reason of actual or anticipated financial difficulties: (i) is unable, or admits inability to pay its debts as they fall due, (ii) suspends making payments on any of its debts or announces an intention to do so, or (iii) loses its creditworthiness or (iv) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)           The value of the assets of the Company, Luxembourg Holdco or a member of the Italian Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)           A moratorium is declared in respect of any indebtedness of the Company, Luxembourg Holdco or a member of the Italian Group.

25.7  Insolvency proceedings

Any corporate action, legal proceedings, petition or other procedure or step (other than by way of any frivolous or vexatious claim which is discharged within seven days) is taken in relation to:

(a)                                 the filing of insolvency proceedings, suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or similar proceedings commenced against the Company, the Luxembourg Holdco or any member of the Italian Group other than a solvent liquidation or reorganisation of any member of the Italian Group which is not an Obligor and, in relation to Luxembourg Holdco, a “faillite”, a “concordant préventif de faillite”, a “gestion contrôlée”, a “liquidation judiciaire” or a “dissolution”;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of the Company, Luxembourg Holdco or any member of the Italian Group;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Italian Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company, Luxembourg Holdco or any member of the Italian Group (including, in relation to Luxembourg Holdco, a “commissaire à la gestion contrôlée”, a “liquidateur” or a “liquidateur judiciaire”, and “administrateur judiciaire”, a “curateur”) or any of its assets;

(d)                                 enforcement of any Security over any assets of any member of the Italian Group or Luxembourg Holdco,

or any analogous procedure or step is taken in any jurisdiction.

25.8        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of Luxembourg Holdco or a member of the Italian Group and, if at the time of such event that asset is considered by the Agent not to be material in the context of the assets of the Company, Luxembourg Holdco or the Italian Group, such, expropriation, attachment, sequestration, distress or execution is not discharged fully within 30 days.

25.9        Unlawfulness and invalidity

(a)                                 It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)                                 Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                  Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

25.10      Litigation

Any litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency are started or threatened against any Obligor or its assets which:

(a)                                 could prevent its entry into, or the performance, enforcement of or compliance with any of its material obligations under, the Finance Documents; or

(b)                                 if adversely determined, could have a Material Adverse Effect.

25.11      Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

25.12      Transaction Security

(a)           Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

(b)           At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

(c)           At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

25.13      Ownership of the Obligors

Any Obligor (other than the Company) ceases to be directly or indirectly a wholly-owned subsidiary of the Company other than by reason of a Hotel Disposal permitted by this Agreement.

25.14      Compulsory Purchase

Any part or interest of any Obligor in a Hotel is compulsorily purchased or is otherwise nationalised or otherwise expropriated which, in the opinion of the Agent, could have a Material Adverse Effect.

25.15      Material Damage

Any part of a Hotel is destroyed or damaged which in the reasonable opinion of the Agent, could have a Material Adverse Effect.

25.16      Material adverse change

Any event or circumstance or series of events or circumstances occurs which in the opinion of the Agent could have a Material Adverse Effect.

25.17      Business

Any Obligor ceases, or threatens to cease, to carry out the business carried out by it as on the date of this Agreement or, in the case of the Additional Guarantors, the date of the Amendment and Restatement Agreement, other than by reason of a Hotel Disposal.

25.18      Minimum Share Capital Requirements

The occurrence of the circumstances set forth in Article 2447, or 2482-ter, as applicable, of the Italian Civil Code in relation to any Obligor unless, without delay and in any event no later than 30 days from the date on which the relevant Obligor’s directors have knowledge of such occurrence:

(a)           a shareholders’ meeting is convened to vote on a resolution approving a capital increase to comply with the minimum capital requirements under Italian law; and

(b)           such capital increase is fully paid up.

25.19      Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may and shall if so directed by the Majority Lenders, without prejudice to any further remedy provided by the law and under this Agreement:

(a)                                 cancel the Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)                                 exercise, any or all of its rights, remedies and powers under any of the Finance Documents,

provided that, in relation to paragraph (b) above only, to the extent the application of provisions of Italian law cannot be derogated from by agreement irrespective of the English law otherwise applicable to this Agreement, any Event of Default referred to:

(i)                                    under Clauses 25.1 (Non-payment), 25.2 (Breach of specific undertakings) and 25.3 (Other obligations) shall be construed under Italian law as occurring pursuant to Article 1456 of the Italian Civil Code (risoluzione di diritto);

(ii)                                 under Clauses 25.6 (Insolvency) and 25.7 (Insolvency proceedings) shall be construed under Italian law as occurring pursuant to Article 1186 of the Italian Civil Code (decadenza dal beneficio del termine); and

(iii)                              under Clauses 25.4 (Misrepresentation), 25.5 (Cross default) and from 25.8 (Creditors’ process) to 25.18 (Minimum Share Capital Requirements) shall be construed under Italian law as occurring pursuant to Article 1373 or 1845 of the Italian Civil Code (recesso) of the Italian Civil Code.

SECTION 9

CHANGES TO PARTIES

26.          CHANGES TO FINANCE PARTIES

26.1        Assignments and transfers by the Lenders

Subject to this Clause 26, a Lender (the “Existing Lender”) may:

(a)           assign any of its rights; or

(b)           transfer by novation, or otherwise dispose of, any of its rights and obligations,

under the Finance Documents (including any Security created under the Finance Documents) to another bank or financial institution or to any person (the “New Lender”), provided that

(i)            the New Lender is resident in Italy for Tax purposes and can lawfully carry on lending activity in Italy;

(ii)           if an Existing Lender assigns any of its rights or transfers by novation, or otherwise disposes of, any of its rights and obligations, under the Finance Documents which relate to the Original Facility, it must also assign, transfer or dispose (as applicable) a proportionate portion of its rights and/or obligations as relate to the Additional Facility; and

(iii)          if an Existing Lender assigns any of its rights or transfers by novation, or otherwise disposes of, any of its rights and obligations, under the Finance Documents which relate to the Additional Facility, it must also assign, transfer or dispose (as applicable) a proportionate portion of its rights and/or obligations as relate to the Original Facility.

26.2        Conditions of assignment or transfer

(a)           Without prejudice to any rights of the Lenders to assign or transfer which are provided under Clause 23.19 (Pfandbrief and Securitisation), the consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

(b)           The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed.

(c)           The Company will be deemed to have given its consent five Business Days after the relevant Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(d)           The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(e)           An assignment or other disposal will only be effective:

(i)            in the case of an assignment made by way of an Assignment Agreement, if the procedure set out in Clause 26.6 (Procedure for assignment) is complied with; or

(ii)           on

(A)                               receipt by the Agent (whether in the Assignment Agreement or otherwise) of a written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Finance Parties as it would have been under if it was the Existing Lender concerned (except to the extent agreed between the New Lender and the Existing Lender);

(B)                               the New Lender accedes as a Senior Creditor (as defined in the Intercreditor Agreement) to the Intercreditor Agreement; and

(C)                               performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment or other disposal to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)            A transfer will only be effective if the New Lender accedes as a Senior Creditor (as defined in the Intercreditor Agreement) to the Intercreditor Agreement and the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

(g)           If:

(i)                                    a Lender assigns, or transfers or otherwise disposes of any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                 as a result of circumstances existing at the date, the assignment, or transfer or disposal occurs, an Obligor would be obliged to make a payment to the New Lender or a Lender acting through its new Facility Office under Clause 13 (Increased costs), then the New Lender or a Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or a Lender acting through its previous Facility Office would have been if the assignment, or transfer or disposal had not occurred.

(h)           Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement confirms that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)            Nothing in any Finance Document shall be construed as prohibiting a Lender from creating Security over any or all of its rights under the Finance Documents (including any Security created under the Finance Documents) in favour of any person at any time.

26.3        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment, or transfer or disposal takes effect, pay to the Agent (for its own account) a fee of EUR2,000.

26.4        Limitation of responsibility of Existing Lenders

(a)           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)            the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)           the financial condition of any Obligor;

(iii)          the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)          the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)            has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)           will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)           Nothing in any Finance Document obliges an Existing Lender to:

(i)            accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned, or transferred or disposed of under this Clause 26 (Changes to Finance Parties); or

(ii)           support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5        Procedure for transfer

(a)           Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other similar checks under all applicable laws and regulations in relation to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)           On the Transfer Date:

(i)            to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)           each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)          the Agent, the Joint Mandated Lead Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Joint Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)          the New Lender shall become a Party as a “Lender”.

26.6        Procedure for assignment

(a)           Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)           The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)           On the Transfer Date:

(i)            the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)           the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)          the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)           Lenders may utilise procedures other than those set out in this Clause 26.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not without the consent of the relevant Obligor to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

26.7        Copy of Transfer Certificate or Assignment Agreement to the Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or of that Assignment Agreement.

27.          CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.          ROLE OF THE AGENT AND THE JOINT MANDATED LEAD ARRANGERS

28.1        Appointment of the Agent

Each Finance Party (other than the Agent):

(a)           appoints the Agent to act as its agent under and in connection with the Finance Documents;

(b)           appoints, with the express consent pursuant to article 1395 of the Italian Civil Code, the Agent to be its mandatario con rappresentanza (common representative) (pursuant to article 1723 of the Italian Civil Code) for the purpose of executing in their name and on behalf of any relevant Transaction Security which is expressed to be governed by Italian law;

(c)           grants the Agent the power to negotiate and approve the terms and conditions of such Transaction Security, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder in the name and on behalf of the Finance Parties;

(d)           undertakes to ratify and approve any such action taken in the name and on behalf of the Finance Parties by the Agent acting in its appointed capacity; and

(e)           authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2        Duties of the Agent

(a)           Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)           Without prejudice to Clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to the Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)           If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)           If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Joint Mandated Lead Arrangers) under this Agreement, it shall promptly notify the other Finance Parties.

28.3        Trust

The Agent declares that it shall execute and hold the Transaction Security and all other rights, title and interests in, to and under the Finance Documents to which it is a party and expressed to be a trustee and all proceeds of enforcement of the Transaction Security and of such Finance Documents, on trust for the Finance Parties on the terms contained in this Agreement.  This trust shall remain in force even if the Agent (in whatever capacity) is at any time the sole Finance Party.

28.4        Parallel Debt (Covenant to pay the Agent)

(a)           Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Agent, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Obligor to each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

(b)           The Agent shall have its own independent right to demand payment of the amounts payable by each Obligor under this Clause 28.4 (Parallel Debt (Covenant to pay the Agent)), irrespective of any discharge of such Obligor’s obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

(c)           Any amount due and payable by an Obligor to the Agent under this Clause 28.4 (Parallel Debt (Covenant to pay the Agent)) shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Finance Parties under those provisions shall be decreased to the extent that the Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 28.4 (Parallel Debt (Covenant to pay the Agent)).

28.5        No Independent Power

The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Agent.

28.6        Role of the Joint Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Joint Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.7        No fiduciary duties

(a)           Unless otherwise expressly stated in any Finance Document, nothing in this Agreement constitutes the Agent or the Joint Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)           Neither the Agent nor the Joint Mandated Lead Arrangers shall be bound to account to any Party for any sum or the profit element of any sum received by it for its own account.

28.8        Business with the Group

The Agent and the Joint Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.9        Rights and discretions of the Agent

(a)           The Agent may rely on:

(i)            any representation, notice, communication or document believed by it to be genuine, correct and appropriately authorised; and

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)           The Agent may assume (unless it has received notice to the contrary in its capacity as agent or as trustee for the Lenders) that:

(i)            no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

(ii)           any right, power, authority or discretion vested in any Party to a Finance Document or the Majority Lenders has not been exercised; and

(iii)          any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)           The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Agent or any other Finance Party).

(d)           The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)           The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)            Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Joint Mandated Lead Arranger are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(g)           The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) (including bringing any legal action or proceedings arising out of or in connection with the Finance Documents or Transaction Security) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions or bringing such action or proceedings.

28.10      Majority Lenders’ instructions

(a)           Unless a contrary indication appears in a Finance Document and subject to the Intercreditor Agreement, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Agent.

(c)           The Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Finance Parties.

(d)           The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (d) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

28.11      Responsibility for documentation

Neither the Agent, nor either of the Joint Mandated Lead Arrangers:

(a)           is responsible or liable for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Joint Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document, Information Memorandum or the relevant Due Diligence Reports or the transactions contemplated in the Finance Documents; or

(b)           is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

28.12      Exclusion of liability

(a)           Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 33.2 (Disruption to Payment Systems etc.) the Agent will not be liable, including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)            any losses to any person or any liability arising as a result of taking or refraining from taking any action taken by it under or in connection with any Finance Document or the Transaction Security, or otherwise, unless directly caused by its gross negligence, fraud or wilful misconduct;

(ii)           the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the Finance Documents or the Transaction Security; or

(iii)          any shortfall which arises on the enforcement of the Transaction Security.

(b)           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)           The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)           Nothing in this Agreement shall oblige the Agent or the Joint Mandated Lead Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Joint Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Joint Mandated Lead Arrangers.

28.13      No responsibility to perfect Transaction Security

The Agent shall not be liable for any failure to:

(a)                                 require the deposit with it or its solicitors of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property, any Finance Document or any other documents in connection with any Finance Documents (including permitting any Obligor to retain any such deed or document);

(b)                                 obtain any licence, consent or other authority for the execution, delivery, legality, validity, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)                                  register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)                                 take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                                  require any further assurances in relation to any of the Security Documents.

28.14      Lenders’ indemnity to the Agent

(a)                                 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent within three Business Days of demand, against any cost, loss or liability (in the case of the Agent, including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.2 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                                 The Obligors shall promptly on demand by the Agent reimburse each Lender for any payment made by it under paragraph (a) above.

28.15      Insurance by Agent

(a)           The Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)           Where the Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Finance Party has requested it to do so in writing and the Agent has failed to do so within fourteen days after receipt of that request.

28.16      Custodians and Nominees

The Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

28.17      Acceptance of Title

The Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have or may purport to have to any of the Charged Property and shall not be bound to investigate or make any enquiry into such right or title or be liable for or bound to require any Obligor to remedy any defect in its right or title.

28.18      Business with the Obligors

The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

28.19      Releases

Upon a disposal of any of the Charged Property:

(a)           pursuant to the enforcement of the Transaction Security by a Receiver or the Agent; or

(b)           if that disposal is permitted under the Finance Documents,

the Agent shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non crystallisation of floating charges that may be required or desirable.

28.20      Winding up of Trust

If the Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Agent under each of the Security Documents.

28.21      Powers Supplemental

The rights, powers and discretions conferred upon the Agent by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000, in addition to any which may be vested in the Agent by general law or otherwise.

28.22      Agent division separate

(a)           In acting as trustee for the Finance Parties, the Agent shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.23      Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

28.24      Delegation

(a)           The Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)           The delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions as the Agent may think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub delegate.

28.25      Additional Agents

(a)           The Agent may at any time appoint (and subsequently remove) any person to act as a separate Agent or as a co Agent jointly with it (i) if it considers that appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Agent shall give prior notice to the Borrower and the Agent of that appointment.

(b)           Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)           The remuneration that the Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Agent.

28.26      Resignation of the Agent

(a)           The Agent may resign and appoint one of its Affiliates acting through an office in Italy as successor by giving notice to the other Finance Parties and to the Company.

(b)           Alternatively the Agent may resign by giving notice to the other Finance Parties and to the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)           If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or in Italy).

(d)           The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)           The Agent’s resignation notice shall only take effect upon the appointment of a successor and the transfer of all the Transaction Security to that successor.

(f)            Upon the appointment of a successor:

(i)            the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28 (Role of the Agent and the Joint Mandated Lead Arrangers);

(ii)           any fees which might accrue to the retiring Agent for carrying out duties under the Finance Document shall cease to accrue from the date of retirement; and

(iii)          the successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)           The Majority Lenders may, by notice to the Agent require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

28.27                 Confidentiality

(a)                                 In acting as agent for the Finance Parties the Agent shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Joint Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.28                 Relationship with the Lenders

(a)                                 The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time as a Lender, entitled to payments under this Agreement and acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 7 (Mandatory Cost Formula).

(c)                                  Each Finance Party shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as security agent.

(d)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(iii) of Clause 34.5

(Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.29                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent and the Joint Mandated Lead Arrangers that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, credit worthiness, condition, affairs, status and nature of each Obligor or the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                  whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)                                 the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                  the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Finance Party warrants to the Agent and the Joint Mandated Lead Arrangers that it has not relied on and will not at any time rely on the Agent or the Joint Mandated Lead Arrangers in respect of any of these matters.

28.30                 Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.31                 Agent’s Management Time

Any amount payable to the Agent under Clause 14.3 (Indemnity regarding Security) Clause 16 (Costs and expenses), Clause 28.14 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

28.32                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.33                 Reliance and Engagement Letters

Each Finance Party confirms that each of the Joint Mandated Lead Arrangers and the Agent has and had authority to accept on its behalf the terms of any reliance letter or engagement letters relating to any Due Diligence Reports, and other reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

SECTION 10

ADMINISTRATION

30.                               SHARING AMONG THE FINANCE PARTIES

30.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) or Clause 33 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 31.5 (Partial payments).

30.3                        Recovering Finance Party’s rights

(a)                                 On a distribution by the Agent under Clause 30.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                 that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

30.5                        Exceptions

(a)                                 This Clause 30 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.                               PAYMENT MECHANICS

31.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment to the Agent on behalf of the Finance Parties shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

31.2                        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor), Clause 31.4 (Clawback) and Clause 28.32 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

31.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 31.1 (Payments to the Agent)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

31.4                        Clawback

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5                        Partial payments

(a)                                 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents (or the provisions of this Clause 31.5 are otherwise expressed to apply to such payment), the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the order set out in Clause 20.4(b) (Debt Service Accounts).

(b)                                 The Agent shall, if so directed by the Hedge Counterparties and the Majority Lenders, vary the order set out in Clause 20.4(c)(ii) to (v) (Debt Service Accounts).

(c)                                  The provisions of Clause 20.4(c) (Debt Service Accounts) and of paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

31.6                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents (other than a Hedge Document) shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

31.9                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

32.                               SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.                               APPLICATION OF PROCEEDS

33.1                        Order of Application

Unless otherwise instructed by all of the Lenders, all moneys from time to time received or recovered by the Agent in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Agent on trust to apply them at such times as the Agent sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)                                 in discharging costs and expenses incurred by the Agent (in its capacity as security trustee), any Receiver or any Delegate; and

(b)                                 in payment to the Agent, on behalf of the Finance Parties, towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in the order set out in paragraph (b) of Clause 20.4 (Debt Service Accounts).

33.2                        Disruption to payment systems

If the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                 Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers) and the Agent shall notify the Finance Parties of all changes agreed pursuant to this paragraph; and

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.2.

33.3                        Investment of Proceeds

Prior to the application of:

(a)                                 the proceeds of the Transaction Security in accordance with Clause 33.1 (Order of Application); or

(b)                                 any amounts drawn from the Debt Service Accounts in accordance with Clause 20.4 (Debt Service Accounts),

the Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Agent with any financial institution (including itself) and for so long as the Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Agent’s discretion in accordance with the provisions of this Clause 33 (Application of Proceeds).

33.4                        Currency Conversion

(a)                                 For the purpose of or pending the discharge of any of the Secured Obligations the Agent may convert any moneys received or recovered by the Agent from one currency to another, at the spot rate at which the Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)                                 The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.5                        Permitted Deductions

The Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

33.6                        Sums received by Obligors

If any of the Obligors receives any sum, which, pursuant to any of the Finance Documents, should have been paid to the Agent, that sum shall promptly be paid to the Agent for application in accordance with this Clause 33.6.

34.                               NOTICES

34.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case where a person becomes a Party on the day on which this Agreement is entered into, that identified with its name in the execution pages to this Agreement; and

(b)                                 in the case where a person becomes a Party after the day on which this Agreement is entered into, that notified in writing to the Agent on or prior to the date on which it becomes a Party, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent or the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Company in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4                        Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Lender shall notify the other Parties.

34.5                        Electronic communication

(a)                                 Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

34.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English or in Italian to the extent required by law.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.                               CALCULATIONS AND CERTIFICATES

35.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2                        Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the European Interbank Market differs, in accordance with that market practice.

36.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.                               AMENDMENTS AND WAIVERS

38.1                        Required consents

(a)                                 Subject to Clause 38.2 (Exceptions) and Clause 28.19 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

38.2                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents other than under a Fee Letter;

(iii)                               a reduction in the Margin or a reduction in the amount or currency of any payment of principal, interest, fees or commission payable;

(iv)                              an increase in or an extension of any Commitment;

(v)                                 a change to the Borrowers or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(vi)                              any provision which expressly requires the consent of all the Lenders;

(vii)                           Clause 2.3 (Finance Parties’ rights and obligations), Clause 7.2 (Change of Control), Clause 23.4 (Disposals), Clause 26 (Changes to the Finance Parties) or this Clause 38 (Amendments and Waivers);

(viii)                        any material change to a Security Document;

(ix)                              the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of the Transaction Security or the assets which from time to time are expressed to be the subject of the Transaction Security or the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(x)                                 the release of any guarantee or indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

shall not be made without the prior consent of all the Lenders and the Obligors.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent or the Joint Mandated Lead Arrangers may not be effected without the consent of the Agent or the Joint Mandated Lead Arrangers as applicable, and the Obligors.

38.3                        Approvals by the Agent

If a Securitisation has been (or is to be) effected, the Agent or the Servicer may, without prejudice to the other powers and discretions granted to it by the Finance Documents:

(a)                                 consult with any rating agency that maintains (or is to maintain) a rating in connection with the Securitisation in relation to any consent or approval sought of it by the Company under any Finance Document; and/or

(b)                                 refuse or withhold any such consent or approval if the grant of the approval or consent would or could reasonably be expected to prejudice the rating (or prospective rating) of any notes issued (or to be issued) in connection with the Securitisation, and neither the Agent nor the Servicer shall be deemed to be acting unreasonably or in bad faith in so doing.

39.                               TRANSPARENCY PROVISIONS

For the purposes of the requirements envisaged in CICR resolution dated 4th March 2003, containing the “Disciplina della trasparenza delle condizioni contrattuali delle operazioni e dei servizi bancari e finanziari” and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari” issued by the Bank of Italy on 29 July 2009, as then amended and integrated, the Parties to this Agreement mutually acknowledge and confirm:

(a)                                 that they were assisted by their respective legal consultants in relation to the negotiation, preparation and execution of this Agreement; and

(b)                                 that this Agreement and all the respective terms and conditions, including the recitals and schedules have been the subject of individual negotiations among the Parties and that, accordingly, they were not executed by signing forms or questionnaires and that, furthermore, there is no reference to general terms and conditions of agreement. Consequently, the parties also mutually acknowledge that this agreement does not envisage the application of the provisions set out in Article 1341 and Article 1342 of the Italian Civil Code.

40.                               MODEL 231 AND CODE OF ETHIC

Each of the Obligors declare to have reviewed and have knowledge of the contents of the document “model 231”, including also the code of ethic, of each of the Lenders (the “Model 231 Documents”), implemented to prevent vicarious liability of legal entities for offences committed by their directors, employees and/or agents. The Model 231 Documents are available with respect to each Lender through the relevant official websites of that Lender and the Obligors may also, at any time, request the Lenders to be provided with relevant hard copies of the same. For the entire tenor of this Agreement, each of the Obligors shall not enter into any conduct that might entail the violations the principles set out in the Model 231 Documents.

41.                               CONFIDENTIALITY

41.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers).

41.2                        Disclosure of Confidential Information

Each Finance Party may disclose:

(a)                                 to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom sub paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                           who is a Party; or

(viii)                        with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; or

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Agent and the Joint Mandated Lead Arrangers;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currency of the Facilities;

(ix)                              type of Facility;

(x)                                 ranking of the Facilities;

(xi)                              Final Maturity Date for the Facilities;

(xii)                           changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                        such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Company and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

41.4                        Entire agreement

This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality).

41.7                        Continuing obligations

The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of eighteen Months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

42.                               GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.

43.                               ENFORCEMENT

43.1                        Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 43.1 (Jurisdiction of English courts) is for the benefit of the Finance Parties only.  As a result, the Finance Parties shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                 irrevocably appoints Orient-Express Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                 agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES

PART I
THE ORIGINAL LENDERS

Original Loan Commitments

		Participation (EUR)

1.	Barclays Bank PLC, through its Sede Secondaria and Italian Direzione Generale of Milan	35,000,000.00

2.	Crédit Agricole Corporate and Investment Bank – Milan Branch	35,000,000.00

3.	Banca Nazionale del Lavoro S.p.A.	26,666,666.67

4.	Aareal Bank AG – Rome Branch	26,666,666.67

5.	Banca IMI S.p.A.	26,666,666.66

Additional Facility Commitments

		Participation (EUR)
Barclays Bank PLC, through its Sede Secondaria and Italian Direzione Generale of Milan		8,166,666.67

6.	Crédit Agricole Corporate and Investment Bank – Milan Branch	8,166,666.67

7.	Banca Nazionale del Lavoro S.p.A.	6,222,222.22

8.	Aareal Bank AG – Rome Branch	6,222,222.22

9.	Banca IMI S.p.A.	6,222,222.22

Aggregate Commitments

		Participation (EUR)
Barclays Bank PLC, through its Sede Secondaria and Italian Direzione Generale of Milan		43,166,666.67

10.	Crédit Agricole Corporate and Investment Bank — Milan Branch	43,166,666.67

11.	Banca Nazionale del Lavoro S.p.A.	32,888,888.89

12.	Aareal Bank AG — Rome Branch	32,888,888.89

13.	Banca IMI S.p.A.	32,888,888.88

Total Commitments		185,000,000

PART II
THE BORROWERS

Name of Borrower		Registration number (or equivalent, if any)	Relevant Jurisdiction
1.	Orient-Express Hotels Italia S.r.l.	Registered with the Companies’ Register of Genoa under no. 09613190157	Italy

2.	Hotel Cipriani S.r.l.	Registered with the Companies’ Register of Venice under No. 00311530273	Italy

3.	Hotel Splendido S.r.l.	Registered with the Companies’ Register of Genoa under no. 00510280100	Italy

4.	Villa San Michele S.r.l.	Registered with the Companies’ Register of Florence under No. 00546220484	Italy

5.	Orient-Express Investimenti S.p.A.	Registered with the Companies’ Register of Florence under No. 02818280832	Italy

PART III
THE GUARANTORS

Name of Guarantor		Registration number (or equivalent, if any)	Relevant Jurisdiction
1.	Orient-Express Hotels Ltd.	EC13215	Bermuda

2.	Orient-Express Luxembourg Holdings Sàrl	B.95.988	Luxembourg

3.	Orient-Express Hotels Italia S.r.l.	Registered with the Companies’ Register of Genoa under no. 09613190157	Italy

4.	Villa San Michele S.r.l.	Registered with the Companies’ Register of Florence under No. 00546220484	Italy

5.	Hotel Caruso S.r.l.	Registered with the Companies’ Register of Florence under No. 05494971004	Italy

6.	Hotel Cipriani S.r.l.	Registered with the Companies’ Register of Venice under No. 00311530273	Italy

7.	Hotel Splendido S.r.l.	Registered with the Companies’ Register of Genoa under no. 00510280100	Italy

8.	Orient-Express Investimenti S.p.A.	Registered with the Companies’ Register of Florence under No. 02818280832	Italy

9.	Orient-Express Esercizi S.r.l.	Registered with the Companies’ Register of Florence under No. 03049970837	Italy

SCHEDULE 2
CONDITIONS PRECEDENT

PART I
ORIGINAL LOAN

References to Finance Documents in this Part are to Finance Documents as were entered into in connection with the Utilisation of the Original Facility.

1.                                      Obligors:  Corporate Documents

(a)                                 A copy of the constitutional documents of each Obligor (including a certificate of good standing (certificato di vigenza) in respect of each Italian Obligor dated no more than five Business Days prior to the Utilisation Date and specifying that such Obligor is not subject to bankruptcy (fallimento) or arrangement with creditors (concordato preventivo) of each Obligor).

(b)                                 A copy of a resolution of the board of directors (or of the shareholders, if applicable) of each Obligor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above, except to the extent that such persons are to be appointed under a power of attorney, a copy of which is to be provided under paragraph (i) below.

(d)                                 As required by the constitutional documents of each Obligor and/or as required by the laws of the jurisdiction of incorporation of that Obligor, a copy of a resolution signed by all the holders of the issued shares or quotas in each Obligor (other than the Company and Luxembourg Holdco), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party.

(e)                                  A certificate of each Obligor (signed by a director or officer) confirming that borrowing, guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(f)                                   A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 5 (Conditions

Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)                                  Evidence that all consents and authorisations (including corporate, regulatory, shareholder and quotaholder consent) required by an Obligor in connection with the Finance Documents have been obtained.

(h)                                 The Group Structure Chart certified by the Company as being true at the date of this Agreement.

(i)                                     Where a Finance Document is signed on behalf of an Obligor by a person other than a director of that Obligor, a copy of a power of attorney by each Original Obligor:

(i)                                     appointing a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(ii)                                  appointing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.                                      Finance Documents and Security Documents

(a)                                 A copy of the Finance Documents duly executed by the parties thereto, other than the Deed of Extension and Confirmation.

(b)                                 Evidence that the Mortgages and the Special Privilege have been registered immediately following the signing and will rank immediately after the existing security in respect of the Existing Facilities.

3.                                      Control Accounts

Evidence of the establishment and maintenance of the Control Accounts.

4.                                      The Hotels

A 20 year notarial report addressed to the Lenders from an Italian notary appointed by the Lenders certifying title and ownership of the Hotels located in Italy and confirming that:

(a)                                 the Lenders benefit at least from second substantial ranking registered mortgage over the Hotels (secondo grado sostanziale), provided that any first substantial ranking mortgage refers to existing mortgages in favour of Banca Nazionale del Lavoro S.p.A.;

(b)                                 the Hotels are free from prejudicial records except for the Transaction Security and for the existing first ranking mortgages in favour of Banca Nazionale del Lavoro S.p.A.; and

(c)                                  special liens on Obligors’ moveable assets (Privilegio Specile) in favour of the Lenders have been registered at the Cancelleria del Tribunale and rank after the existing special liens securing the existing debt.

5.                                      Legal Opinions

(a)                                 A legal opinion from Clifford Chance LLP, legal advisers to the Lenders in England, which can be relied upon by the Finance Parties confirming inter alia that the Finance Documents under English law are legal, valid, binding and enforceable.

(b)                                 A legal opinion from Clifford Chance, Rome, legal advisers to the Lenders in Italy, which can be relied upon by the Finance Parties confirming inter alia that the Finance Documents under Italian law and the contractual provisions of Italian law which are in the English law Finance Documents are legal, valid, binding and enforceable.

(c)                                  A legal opinion from Clifford Chance, Milan, legal advisers to the Lenders in Italy, which can be relied upon by the Finance Parties confirming inter alia the applicability of the imposta sostitutiva.

(d)                                 A capacity opinion from Carnelutti law firm, legal advisers to the Obligors in Italy, confirming the valid existence, power and capacity of each of the Obligors incorporated in Italy.

(e)                                  A capacity opinion from Arendt & Medernach, legal advisers to the Obligors in Luxembourg, confirming the valid existence, power and capacity of Luxembourg Holdco in entering into the Finance Documents.

(f)                                   A capacity opinion from Appleby, legal advisers to the Obligors in Bermuda confirming the valid existence, power and capacity of the Company in entering into the Finance Documents.

6.                                      Shares

(a)                                 A copy of the signed sale and purchase agreement between OEH Italia and the Company in respect of the shares in Bora Bora Lagoon Resort SA.

(b)                                 All share certificates, share registries, blank signed pre-stamped stock transfer forms and all notices required by the Security Documents.

7.                                      Insurance

A letter from the Approved Insurance Broker addressed to the Finance Parties confirming that in respect of all Insurance Policies (other than any Insurance Policies referred to in paragraph 4 of Schedule 11 (Minimum Insurance Requirements) which have not been arranged by the Approved Insurance Broker):

(a)                                 the insurance arrangements comply with the requirements of the Finance Documents;

(b)                                 the Agent is noted as mortgagee on behalf of the Finance Parties on every Insurance Policy, other than those applying in respect of any legal liability whatsoever on the part of an Obligor for injury, loss or damage occasioned to any party, in accordance with the Endorsements, and the Insurance Policies comply with the requirements of Clause 24.4 (Insurance); and

(c)                                  all premiums due and payable by the Obligors in respect of the insurance arrangements have been paid.

8.                                      Financials

(a)                                 A copy of detailed profit projections and cash flows forecasts for the Hotels for three years from the Utilisation Date, in a format agreed by the Lender and confirmed as reasonable by the Valuer.

(b)                                 The Original Financial Statements.

(c)                                  The historic financial statements of the Company and Luxembourg Holdco, including, for the Company, the audited financial statements for the year ended 31 December 2009.

(d)                                 The Business Plan for the Company’s current financial year.

(e)                                  The 2009 management accounts for the Italian Obligors for the year ended 31 December 2009.

(f)                                   The 2010 management accounts for the Italian Obligors for first nine Months (i.e. until the end of September 2010) of the year ended 31 December 2010.

9.                                      Hotel due diligence

(a)                                 The Initial Valuation to include market, technical and environmental due diligence, in a form satisfactory to the Finance Parties, evidencing an aggregate value of the Hotels of not less than EUR 272,727,273, with related reliance letter in favour of the Lenders.

(b)                                 Legal and Tax Due Diligence Reports on each Hotel in form satisfactory to the Lenders together with all the documents reviewed and listed therein (including copies of all licences, authorisations, Permitted Leases, titles and notarial reports).

10.                               Existing Facilities

Repayment of the facility referred to in part (a)(ii) of the definition of “Existing Facilities”.

11.                               Fees

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees), Clause 12.5 (Stamp Taxes) and Clause 16 (Costs and Expenses) or any other provision of the Finance Documents have been paid or will be paid on the earlier of the date five Business Days after the date of this Agreement or the first Utilisation Date.

12.                              Transfer to Debt Service Accounts

Evidence satisfactory to the Agent that EUR 3,000,000 in aggregate is standing to the credit of the Debt Service Accounts.

13.                               Other

(a)                                 Satisfactory completion by each Finance Party of relevant “Know Your Customer” checks.

(b)                                 Evidence that any process agent referred to in Clause 43.2 (Service of process) has accepted its appointment.

(c)                                  A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

PART II
ADDITIONAL FACILITY

References to Finance Documents in this Part are to Finance Documents being entered into in connection with the Utilisation of the Additional Facility.

1.                                      Obligors:  Corporate Documents

(a)                                 A copy of the constitutional documents of each Obligor (or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent in connection with this Agreement have not been amended and remain in full force and effect).

(b)                                 A certificate of good standing (certificato di vigenza) in respect of each Italian Obligor dated no more than five Business Days prior to the Utilisation Date and specifying that such Obligor is not subject to any insolvency proceedings, pursuant to the applicable law (non vi è alcuna procedura concorsuale in corso, ai sensi della normativa vigente in materia).

(c)                                  As required by the constitutional documents of each Obligor and/or as required by the laws of the jurisdiction of incorporation of that Obligor, a copy of a resolution signed by all the holders of the issued shares or quotas in each Obligor (other than the Company and Luxembourg Holdco), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party.

(d)                                 A copy of a resolution of the board of directors (or of the shareholders, if applicable) of each Obligor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (d) above, except to the extent that such persons are to be appointed under a power of attorney, a copy of which is to be provided under paragraph (h) below.

(f)                                   A certificate of each Obligor (signed by a director or officer):

(i)                                     confirming that borrowing, guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded;

(ii)                                  certifying that each copy document relating to it specified in this Part II is correct, complete and in full force and effect as at a date no earlier than the proposed Utilisation Date;

(iii)                               providing a specimen of the signature of each person authorised by the resolution referred to in paragraph (d) above, except to the extent that such persons are to be appointed under a power of attorney, a copy of which is to be provided under paragraph (h) below.

(g)                                  Evidence that all consents and authorisations (including corporate, regulatory, shareholder and quotaholder consent) required by an Obligor in connection with the Finance Documents have been obtained.

(h)                                 Where a Finance Document is signed on behalf of an Obligor by a person other than a director of that Obligor, a copy of a power of attorney by each Original Obligor:

(i)                                     appointing a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(ii)                                  appointing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.                                      Finance Documents and Security Documents

(a)                                 A copy of each of the following Finance Documents, in each case to be entered into in connection with the Additional Facility, duly executed by the parties thereto:

(i)                                     the Amendment and Restatement Agreement;

(ii)                                  the amendment agreement in respect of the Intercreditor Agreement entered into by the existing parties thereto;

(iii)                               a Junior Creditor Accession Letter (under and as defined in the Intercreditor Agreement) in respect of each Additional Guarantor;

(iv)                              each Fee Letter;

(v)                                 the ISDA Master Agreement and related schedules in relation to the hedging arrangements to be entered into pursuant to Clause 21(b) (Hedging Arrangements);

(vi)                              the Deeds of Extension and Confirmation of the Original Security Documents;

(vii)                           the second ranking (as at the date of execution) mortgages granted by the Additional borrower over each of the Additional Hotels;

(viii)                        the pledge over shares granted by OEH Italia over all of its shares in the Additional Borrower;

(ix)                              the pledge over quotas granted by the Additional Borrower over all of the quotas in OEE;

(x)                                 the English law security agreement in relation to the Additional Borrower’s rights under the Hedge Documents to be entered into in relation to the Additional Facility and the Additional Guarantors’ rights under any Insurance Policies in respect of the Additional Properties; and

(xi)                              the Italian law assignment by way of security of receivables arising from intercompany loan assignment by Luxembourg Holdco.

(b)                                 Evidence that the mortgages created under the Deeds of Extension and Confirmation of the Original Security Documents have been registered and will rank immediately after the existing mortgages created under the Original Security Documents.

(c)                                  Evidence that the mortgages in respect of each Additional Hotel have been registered and will rank immediately after the existing mortgages created pursuant to the Sicilian Existing Facilities.

(d)                                 An executed copy of any consent as is required, in the Agent’s determination, under or in connection with the Sicilian Existing Facilities.

(e)                                  Notices to each insurer of each Additional Hotel, in each case substantially in the form required by the security document referred to in sub-paragraph 2(a)(x) above, duly executed by the Additional Borrower.

(f)                                   Acknowledgments from each insurer of each Additional Hotel, in each case substantially in the form required by the security document referred to in sub-paragraph 2(a)(x) above, duly executed by the insurer.

3.                                      Control Accounts

(a)                                 Evidence of the establishment and maintenance of the Control Accounts in relation to the Additional Hotels.

(b)                                 Duly signed bank mandates (complying with the terms of Clause 20 (Control Accounts) for each Control Account in relation to the Additional Hotels.

4.                                      Notarial report

(a)                                 A 20 year notarial report addressed to the Lenders from an Italian notary satisfactory to the Agent certifying title and ownership of the Additional Hotels and confirming that:

(i)                                     the Lenders benefit at least from second substantial ranking registered mortgage over the Additional Hotels (secondo grado sostanziale), provided that any first substantial ranking mortgage refers to existing mortgages in favour of the lenders in respect of the Sicilian Facilities; and

(ii)                                  the Additional Hotels are free from prejudicial records except for:

(A)                               the Transaction Security and for the existing first ranking mortgages in favour of the lenders in respect of the Sicilian Facilities; and

(B)                               the pre-emption right in favour of the Italian State provided for by Decreto Legislativo 22 gennaio 2004, no. 42.

(b)                                 A notarial report (covering the period from the date of issue of the notarial reports provided under paragraph 4 (The Hotels) of Part 1 (Original Loan) of this Schedule 2 (Condition Precedent) up to the date of registration of the mortgage confirmed and extended pursuant to the relevant Deeds of Extension and Confirmation of the Original Security Documents) addressed to the Lenders from an Italian notary satisfactory to the Agent certifying title and ownership of the Hotels located in Italy (other than the Additional Hotels) and confirming that:

(i)                                     the Lenders:

(A)                               with respect to the mortgages created under the relevant Original Security Documents benefit from first ranking (primo grado sostanziale) registered mortgage over the Hotels located in Italy (other than the Additional Hotels); and

(B)                               with respect to the mortgages confirmed and extended pursuant to the Deeds of Extension and Confirmation of the Original Security Documents benefit from registered mortgages over the Hotels located in Italy (other than the Additional Hotels) ranking immediately after the mortgages under sub-paragraph (A) above;

(ii)                                  the Hotels located in Italy (other than the Additional Hotels) are free from prejudicial records except for the Transaction Security; and

(iii)                               the notary has filed (ha provveduto al deposito/spedizione):

(A)                               with the competent Cancelleria del Tribunale, the special liens on Obligors’ (other than Additional Guarantors’) moveable assets (Privilegio Speciale) created pursuant to the relevant Original Security Documents, as confirmed and extended pursuant to the relevant Deeds of Extension and Confirmation of the Original Security Documents, in favour of the Lenders; and

(B)                               with the competent Register the assignment by way of security of the lease receivables created pursuant to the relevant Original Security Documents, as confirmed and extended pursuant to the relevant Deeds of Extension and Confirmation of the Original Security Documents.

5.                                      Legal Opinions

(a)                                 A legal opinion from Clifford Chance LLP, legal advisers to the Lenders in England, which can be relied upon by the Finance Parties confirming inter alia that the Finance Documents under English law, executed as of the date of the Amendment and Restated Agreement, are legal, valid, binding and enforceable.

(b)                                 A legal opinion from Clifford Chance, Rome, legal advisers to the Lenders in Italy, which can be relied upon by the Finance Parties confirming inter alia that the Finance Documents under Italian law, executed as of the date of the Amendment and Restated Agreement, and the contractual provisions of Italian law which are in the English law Finance Documents are legal, valid, binding and enforceable.

(c)                                  A legal opinion from Clifford Chance, Milan, legal advisers to the Lenders in Italy, which can be relied upon by the Finance Parties confirming inter alia the applicability of the imposta sostitutiva.

(d)                                 A capacity opinion from Studio Professionale Associato a Baker & McKenzie, legal advisers to the Obligors in Italy, confirming the valid existence, power and capacity of each of the Obligors incorporated in Italy.

(e)                                  A capacity opinion from Baker & McKenzie Luxembourg, legal advisers to the Obligors in Luxembourg, confirming the valid existence, power and capacity of Luxembourg Holdco in entering into the Finance Documents.

(f)                                   A capacity opinion from Appleby, legal advisers to the Obligors in Bermuda confirming the valid existence, power and capacity of the Company in entering into the Finance Documents.

6.                                      Shares

(a)                                 A certified copy of the executed sale and purchase agreement between OEH Italia, as purchaser, and Orient-Express Luxembourg Investments S.à r.l., as seller, in respect of all of the issued shares in the Additional Borrower, and evidence of the perfection of such share transfer.

(b)                                 All share certificates, share registries and all notices required by the relevant Additional Security Documents.

(c)                                  Evidence that the price for the acquisition of Orient-Express Investimenti SpA will be paid by OEH Italia to Orient-Express Luxembourg Investimenti Sàrl through available cash of OEH Italia (including following any required equity injection from the OEH Italia’s shareholder to be completed before the utilisation of the Additional Facility).

7.                                      Insurance

A letter from the Approved Insurance Broker addressed to the Finance Parties confirming that in respect of all Insurance Policies (other than any Insurance Policies referred to in paragraph 4 of Schedule 11 (Minimum Insurance Requirements) which have not been arranged by the Approved Insurance Broker):

(a)                                 the insurance arrangements comply with the requirements of the Finance Documents (and in particular to the requirements indicated in Schedule 14 (Minimum Insurance Requirements)); and

(b)                                 all premiums due and payable by the Obligors in respect of the insurance arrangements have been paid.

8.                                      Financials

(a)                                 A copy of detailed profit projections and cash flows forecasts for the Additional Hotels for three years from the Utilisation Date, in a format agreed by the Lender and confirmed as reasonable by the Valuer.

(b)                                 The Additional Original Financial Statements.

(c)                                  Executed copies of any inter-company loan documentation to which the Additional Guarantors are party and information as to any inter-company debt in relation to either of the Additional Guarantors, including:

(i)                                     evidence of the assignment by Orient-Express Luxembourg Investments S.à r.l. to OEH Italia of the existing €26,000,000 inter-company loan originally advanced by Orient-Express Luxembourg Investments S.à r.l. to the Additional Borrower;

(ii)                                  evidence of the repayment by OEE of the €1,500,000 loan which it owed to Orient-Express Luxembourg Investments S.à r.l.; and

(iii)                               evidence of that the inter-company indebtedness owed by OEE to the Additional Borrower will be reduced from €2,500,000 to €1,000,000.

9.                                      Hotel due diligence

(a)                                 The Additional Hotels Initial Valuation.

(b)                                 Each Additional Facility Due Diligence Report in a form satisfactory to the Lenders.

10.                               Existing Facilities

In relation to the secured financial indebtedness referred to in paragraph (b) of the definition of “Existing Facilities”:

(a)                                 a redemption statement as issued by the relevant secured creditors or their appointed facility agent;

(b)                                 evidence that the Company has capitalised the Additional Borrower or advanced to it shareholder debt permitted by the Finance Documents in an amount sufficient, when taken together with the amount of the Additional Facility as may be utilised under the terms of this Agreement, to cover any amounts (including related costs, fees and expenses) to be paid by the Additional Borrower in connection with the discharge of such secured financial indebtedness together with any other financial indebtedness (including under related hedging arrangements) in connection with the same;

(c)                                  evidence that such secured financial indebtedness together with any other financial indebtedness (including under related hedging arrangements) and any Security in connection with the same shall be irrevocably released or discharged immediately after the making of the Loan.

11.                               Fees

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees), Clause 12.5 (Stamp Taxes) and Clause 16 (Costs and Expenses) or any other provision of the Finance Documents have been paid or will be paid on the earlier of the date five Business Days after the date of the Amendment and Restatement Agreement or the Utilisation Date in respect of the Additional Facility.

12.                               Other

(a)                                 Satisfactory completion by each Finance Party of relevant “Know Your Customer” checks.

(b)                                 Evidence that any process agent referred to in Clause 43.2 (Service of process) has accepted its appointment in respect of the Additional Guarantors.

(c)                                  A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

SCHEDULE 3
UTILISATION REQUEST

Utilisation Request

From:               [Borrower]

To:

Dated:

Dear Sirs

Orient Express Hotels Ltd. — EUR 185,000,000 (originally EUR 150,000,000) Facility Agreement dated 28 October 2010 (as amended and restated on [ ] 2012 and as amended and/or restated from time to time) (the “Agreement”)

1.                                      We refer to the Agreement. This is an Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow a Loan on the following terms:

Relevant Facility:	[Original Facility] / [Additional Facility]

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount:	[•] or, if less, the Available Facility

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent to the Original Facility)] / [4.4 (Further conditions precedent to the Additional Facility)] is satisfied on the date of this Utilisation Request.

4.                                      We confirm that the [Initial Valuation] / [Additional Hotels Initial Valuation] delivered to you evidences an aggregate value of the [Hotels] / [Additional Hotels] of not less than EUR[•].

5.                                     [With reference to Clause 5.3(c) (Currency and amount) of the Agreement, we hereby certify that:

(a)                                 the proposed amount of the Utilisation would result in the ratio of Debt (including the proposed amount of the Additional Facility Loan) to Italian Group Consolidated EBITDA in respect of the Relevant Period (on the basis that the relevant Test Date is 31 March 2012) being [[ ]:1]; and

(b)                                 [ ]% of the aggregate net open market value of the Additional Hotels as detailed in the Additional Hotels Initial Valuation.]

6.                                      [The proceeds of this Loan should be credited to [account] after deducting:

(a)                                 the outstanding balance of all fees payable to the Finance Parties on the Utilisation Date in relation to the Additional Facility as contemplate by Clauses 11.2 (Participation fee) and 11.3 (Security and Agency fee), being the sum of [EUR700,000 in relation to participation fee plus amount payable in respect of security & agency fee];

(b)                                 [any costs, fees and expenses incurred by the Finance Parties to be discharged from the proceeds of the Loan, being the sum of [ ];]

(c)                                  [the Additional Facility Debt Service Deposit Amount, to be paid into the Debt Service Account of the Additional Borrower;]

(d)                                 any imposta sostitutiva or other tax payable upon registration of any Security Document which is expressed to be governed by Italian law, being the sum of [   ].]

7.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
MANDATORY COST FORMULA

1.                                      The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                      On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3.                                      The Additional Cost Rate for any Lender if lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

4.                                      The Additional Cost Rate for any Lender if lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

per cent. per annum

per cent. per annum.

Where:

A

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B

is the percentage rate of interest (excluding the applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph 8.3(b)(ii) (Default Interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charged supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                      For the purposes of this Schedule:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                      In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                      If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                      Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

8.1                               the jurisdiction of its Facility Office; and

8.2                               any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                                      The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each

Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                               The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                               The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                               Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                               The Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:                             The Company

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Orient-Express Hotels Ltd. — EUR 185,000,000 (originally EUR 150,000,000) Facility Agreement dated 28 October 2010 (as amended and restated on [ ] 2012 and as amended and/or restated from time to time) (the “Agreement”)

1.                                      We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                      We refer to Clause 26.5 (Procedure for transfer):

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

4.                                      [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a Qualifying Italian Lender (as defined in the Agreement).]

5.                                      With respect to the Security Documents governed by Italian law, any transfer made under this Agreement by way of English law novation shall be construed under Italian law as a successione a titolo particolare and shall not entail under Italian law a novazione of (or have an effetto novativo on) any Finance Document.

[5/6]                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[6/7]                      This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By

SCHEDULE 6
FORM OF ASSIGNMENT AGREEMENT

To:                             [•] as Agent and [•] as the Company for and on behalf of each Obligor

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Orient-Express Hotels Italia S.r.l. — EUR 185,000,000 (originally EUR 150,000,000) Facility Agreement dated 28 October 2010 (as amended and restated on [ ] 2012 and as amended and/or restated from time to time) (the “Facility Agreement”)

1.                                      We refer to the Facility Agreement.  This agreement shall take effect as an Assignment Agreement (the “Assignment Agreement”).  Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                      We refer to Clause 26.6 (Procedure for assignment) of the Facility Agreement.

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)                                 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

The proposed Transfer Date is [•].

3.                                      On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

4.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 26.4 (Limitation of responsibility of Existing Lenders).

5.                                      The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [an Italian Qualifying Lender];

(b)                                 [not an Italian Qualifying Lender].

6.                                      The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a company resident in Italy for Italian tax purposes.

7.                                      This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Company (on behalf of each Obligor) of the assignment referred to herein.

8.                                      This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9.                                      This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.                               This Assignment Agreement has been executed and delivered as a deed on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each other Finance Party.

[Agent]

By:

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE

To:                             The Lender

From:               Orient-Express Hotels Ltd

Dated:

Dear Sirs

Orient-Express Hotels Ltd. — EUR 185,000,000 (originally EUR 150,000,000) Facility Agreement dated 28 October 2010 (as amended and restated on [ ] 2012 and as amended and/or restated from time to time) (the “Agreement”)

1.                                      We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                      We confirm the following calculations of ratios:

Covenant	As at Date:	Calculation		Ratio
Consolidated Net Worth

Loans to Hotels Value		Loans outstanding: [•]	Aggregate net open market value of the Hotels: [•]

Debt/Italian Group EBITDA		Debt: [•]	Italian Group Consolidated EBITDA: [•]

Group Interest Cover Ratio		Group Consolidated EBITDA: [•]	Consolidated Net Finance Charges: [•]

Italian Group Interest Cover Ratio		Italian Group Consolidated EBITDA: [•]	Consolidated Net Finance Charges: [•]

Debt Service Cover Ratio (Italian Group)		Italian Group Consolidated EBITDA: [•]	Consolidated Net Finance Charges PLUS Consolidated Principal Charges: [•]

3.                                      We confirm that as at the date of this Certificate:

3.1                               EUR [•] has been deposited into the FF&E Account since 1 January 201[X — should be the year in which the Certificate is delivered];

3.2                               EUR [•] has been spent on FF&E since 1 January 201[X — should be the year in which the Certificate is delivered]; and

3.3                               EUR [•] was spent on FF&E from 1 January 201[X — should be the year preceding the year in which the Certificate is delivered].

4.                                      [We confirm that no Default is continuing.]* and that all Repeating Representations are true.

Signed:

Director of [Borrower/Guarantor]	Director of [Borrower/Guarantor]

*                                         If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 8
TIMETABLES

Loans in euro
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 12.00 a.m.

Lender determines amount of a Loan in accordance with Clause 31.9 (Change of currency)	U-3 4.00 p.m.

EURIBOR is fixed	U-2 as of 11.00 a.m. London time

“U” = date of utilisation

“U – X” = X Business Days prior to date of utilisation

SCHEDULE 9
ALLOCATED DEBT AMOUNT

HOTEL	ALLOCATED DEBT AMOUNT
Hotel Cipriani, Italy	EUR	60,471,000
Villa San Michele, Italy	EUR	15,772,000
Hotel Splendido, Italy	EUR	54,899,000
Hotel Caruso, Italy	EUR	18,858,000
Grand Hotel Timeo, Italy	EUR	23,233,000
Villa Sant’ Andrea, Italy	EUR	11,767,000

SCHEDULE 10
SECURITY DOCUMENTS

PART I
ORIGINAL SECURITY DOCUMENTS

	Grantor	Governing Law	Nature of Security
1.	Orient-Express Luxembourg Holdings Sarl	Italy	Italian law pledge over quotas in Orient-Express Hotels Italia S.r.l.

2.	Orient-Express Hotels Italia S.r.l.	Italy	Italian law pledge over the quotas in Villa San Michele S.r.l., Hotel Cipriani S.r.l., Hotel Splendido S.r.l. and Hotel Caruso S.r.l.

Italian law mortgage over Hotel Caruso and Hotel Vittoria

Privilegio speciale over the moveable assets of the Hotel owned by Orient-Express Hotels Italia S.r.l.

Italian law pledge over the Italian Trademark

Italian law pledge over the Debt Service Accounts, Operating Accounts and Deposit Account, as extended and confirmed by the relevant Deed of Extension and Confirmation

Italian law assignment by way of security of the receivables under the lease agreements of Hotel Caruso and parking lots, restaurant and premises of Hotel Splendido

		England	English law charge over the company’s rights under the Hedge Documents and assignment of the company’s claims under any Insurance Policies

3.	Villa San Michele S.r.l.	Italy	Italian law mortgage over the Villa San Michele

Privilegio speciale over the moveable assets of the Hotel owned by Villa San Michele S.r.l

Italian law pledge over the Debt Service Account, the Operating Accounts and the FF&E Account, as extended and confirmed by the relevant Deed of Extension and Confirmation

	Grantor	Governing Law	Nature of Security
		England	English law charge over the company’s rights under the Hedge Documents and assignment of the company’s claims under any Insurance Policies

4.	Hotel Caruso S.r.l.	Italy	Privilegio speciale over the moveable assets of the Hotel operated by Hotel Caruso S.r.l.

Italian law pledge over the Operating Accounts and the FF&E Account, as extended and confirmed by the relevant Deed of Extension and Confirmation

5.	Hotel Cipriani S.r.l.	Italy	Italian law mortgage over the Hotel Cipriani, Antichi Granai della Repubblica and Con. Lavatori

Privilegio speciale over the moveable assets of the Hotel owned by Hotel Cipriani S.r.l.

Italian law pledge over the Debt Service Account, the Operating Accounts and the FF&E Account, as extended and confirmed by the relevant Deed of Extension and Confirmation

Italian law pledge over the Italian trademarks “Cipriani” (No.560438) and “Hotel Cipriani” (No. 495857) and Community Trademarks “Cipriani” (Number 115824) and “Hotel Cipriani” (Number 115857)

		England	English law charge over the company’s rights under the Hedge Documents and assignment of the company’s claims under any Insurance Policies

6.	Hotel Splendido S.r.l.	Italy	Italian law mortgage over the Hotel Splendido and Hotel Splendido Mare

Privilegio speciale over the moveable assets of the Hotel Splendido and Hotel Splendido Mare owned by Hotel Splendido S.r.l.

Italian law pledge over the Debt Service Account, Operating Accounts and FF&E Account, as extended and confirmed by the relevant Deed of Extension and Confirmation

Grantor	Governing Law	Nature of Security
	England	English law charge over the company’s rights under the Hedge Documents and assignment of the company’s claims under any Insurance Policies

PART II
DEEDS OF EXTENSION AND CONFIRMATION OF THE ORIGINAL SECURITY DOCUMENTS

Grantor	Governing Law	Nature of Security
Orient-Express Luxembourg Holdings Sarl	Italy	Italian law deed of confirmation and extension of the pledge over quotas in Orient-Express Hotels Italia S.r.l.

Orient-Express Hotels Italia S.r.l.	Italy	Italian law deed of confirmation and extension of the pledge over the quotas in Villa San Michele S.r.l., Hotel Cipriani S.r.l., Hotel Splendido S.r.l. and Hotel Caruso S.r.l.

Italian law deed of confirmation and extension of the mortgage over Hotel Caruso and Hotel Vittoria

Deed of confirmation and extension of the privilegio speciale over the moveable assets of the Hotel owned by Orient-Express Hotels Italia S.r.l.

Italian law deed of confirmation and extension of the pledge over the Italian Trademark

Italian law deed of confirmation and extension of the pledge over the Debt Service Accounts, Operating Accounts and Deposit Account

Italian law deed of confirmation and extension of the assignment by way of security of the receivables under the lease agreements of Hotel Caruso and parking lots, restaurant and premises of Hotel Splendido

Villa San Michele S.r.l.	Italy	Italian law deed of confirmation and extension of the mortgage over the Villa San Michele

Deed of confirmation and extension of the privilegio speciale over the moveable assets of the Hotel owned by Villa San Michele S.r.l

Grantor	Governing Law	Nature of Security
Italian law deed of confirmation and extension of the pledge over the Debt Service Account, the Operating Accounts and the FF&E Account

Hotel Caruso S.r.l.	Italy	Deed of confirmation and extension of the privilegio speciale over the moveable assets of the Hotel operated by Hotel Caruso S.r.l.

Italian law deed of confirmation and extension of the pledge over the Operating Accounts and the FF&E Account

Hotel Cipriani S.r.l.	Italy	Italian law deed of confirmation and extension of the mortgage over the Hotel Cipriani, Antichi Granai della Repubblica and Con. Lavatori

Deed of confirmation and extension of the privilegio speciale over the moveable assets of the Hotel owned by Hotel Cipriani S.r.l.

Italian law deed of confirmation and extension of the pledge over the Debt Service Account, the Operating Accounts and the FF&E Account

Italian law deed of confirmation and extension of the pledge over the Italian trademarks “Cipriani” (No.560438) and “Hotel Cipriani” (No. 495857) and Community Trademarks “Cipriani” (Number 115824) and “Hotel Cipriani” (Number 115857)

Hotel Splendido S.r.l.	Italy	Italian law deed of confirmation and extension of the mortgage over the Hotel Splendido and Hotel Splendido Mare

Deed of confirmation and extension of the privilegio speciale over the moveable assets of Hotel Splendido and Hotel Splendido Mare owned by Hotel Splendido S.r.l.

Italian law deed of confirmation and extension of the pledge over the Debt Service Account, Operating Accounts and FF&E Account

PART III

ADDITIONAL SECURITY DOCUMENTS

Grantor	Governing Law	Nature of Security
Orient-Express Hotels Italia Srl	Italy	Italian law pledge over the shares in Orient-Express Investimenti S.p.A.

Orient-Express Investimenti S.p.A.	Italy	Italian law pledge over the quotas in OEE

Italian law mortgage over each of the Additional Hotels

Privilegio speciale over the moveable assets

Italian law pledge over the Operating Account and the Debt Service Reserve Account

Italian law assignment by way of security of the receivables under the lease agreements of each Additional Hotel

Orient-Express Esercizi S.r.l.	Italy	Privilegio speciale over the moveable assets

Italian law pledge over the Operating Account and the FF&E Account

Additional Guarantors	England

English law security agreement in relation to the Additional Borrower’s rights under the Hedge Documents relating to the Additional Facility and assignment of the Additional Guarantors’ claims under any Insurance Policies

OE Luxembourg Holdings S.à r.l.	Italy	Italian law assignment of receivables arising from the assignment of intercompany loan

SCHEDULE 11
MINIMUM INSURANCE REQUIREMENTS

1.                                      ASSETS

1.1                               All assets the subject of the Transaction Security are insured against fire, flood, earthquake and/or volcano (in each case, where there is an exposure), strike, riot, civil commotion and all other risks which a prudent owner of a hotel would insure against in the London or similar insurance market.  Such cover may be provided in the form of an industrial “All Risk” insurance policy at the option of the Company.

1.2                               Subject to paragraph 1.3 below, all assets that are the subject of the Transaction Security are insured at full replacement value except where such basis of cover is not available or is prohibited by law.

1.3                               In relation to the Additional Hotels, it is agreed that the earthquake and volcano sub-limits shall be set at USD 45,000,000 per event during the period of 3 Months following the Utilisation Date of the Additional Facility, provided that such sub-limits must, on or prior to the end of such period, be increased to an amount not less than the full reinstatement costs of both Additional Hotels (as specified in the then-current Valuation) so long as such insurance cover is available in the insurance market at commercially reasonable prices (and provided that such cover is not prohibited by law).

1.4                               Each Hotel is insured against acts of terrorism or will be insured on and from the date that insurance against acts of terrorism becomes available at a price which is in accordance with sound commercial practice.

2.                                      BUSINESS INTERRUPTION

Business interruption insurance in respect of 24 Months gross revenue for the Hotels.

3.                                      LIABILITIES

Insurance in respect of legal liability for bodily injury and/or damage to property of any third party to a minimum limit of EUR15,000,000 per occurrence, arising out of the businesses carried out at the Hotels.

4.                                      OTHER

All insurances required by and in accordance with local legislation in respect of the Hotels.

5.                                      GENERAL

Inclusion of all or any of the assets in a programme of property damage and business interruption insurance or of third party (public and product) liability applicable specifically to the business of the Company and the Obligors and providing levels of insurance not less than those specified at paragraphs (1), (2) and (3) above, as applicable, shall be deemed to comply with Clause 23 (General undertakings) of this Agreement even if such policies cover assets not the subject of the Transaction Security.

SCHEDULE 12
OPERATING ACCOUNTS

Name of Company in whose name the bank account is held	Name of Local Account Bank	IBAN Number
Orient Express Hotels Italia S.r.l.	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
Hotel Cipriani S.r.l.	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
Hotel Splendido S.r.l.	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
Hotel Caruso S.r.l.	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
Hotel Villa San Michele S.r.l.	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
Orient-Express Investimenti S.p.A.	[ ]	[ ]
[ ]
	[ ]	[ ]
Orient-Express Esercizi S.r.l.	[ ]	[ ]
	[ ]	[ ]
[ ]

SCHEDULE 13
GROUP STRUCTURE CHART

[To be annexed at pages following.]

SIGNATURES

The Company

ORIENT-EXPRESS HOTELS LTD.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

The Borrowers

ORIENT-EXPRESS HOTELS ITALIA S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

HOTEL CIPRIANI S.R.L.

By: :

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

HOTEL SPLENDIDO S.R.L.

By: :

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

VILLA SAN MICHELE S.R.L.

By: :

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

ORIENT-EXPRESS INVESTIMENTI S.P.A.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

The Guarantors

ORIENT-EXPRESS HOTELS LTD.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

ORIENT-EXPRESS HOTELS ITALIA S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 – 041 – 5212790

HOTEL CIPRIANI S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL SPLENDIDO S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

VILLA SAN MICHELE S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS LUXEMBOURG HOLDINGS SÀRL

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL CARUSO S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS INVESTIMENTI S.P.A.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS ESERCIZI S.R.L.

By:

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Joint Mandated Lead Arrangers

BARCLAYS BANK PLC

By:

Address:	Via Arconati 1, 20135 Milan, Italy
Fax:	+39 02 541 53376
Attention:	Roberto Travaglino / Stefano Mazza

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK — MILAN BRANCH

By:

Address:	Piazza Cavour 2, 20121 Milan, Italy
Fax:	+39 02 72303 756
Attention:	Nicola Meles / Antoine Vallet

The Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK — LONDON BRANCH

By:

Address:	Broadwalk House, 5 Appold Street, London EC2A 2DA, United Kingdom
Fax:	44 (0) 207 214 6683
Attention:	Alison Lafferty

The Original Lenders

BARCLAYS BANK PLC, THROUGH ITS SEDE SECONDARIA AND ITALIAN DIREZIONE GENERALE OF MILAN

By:

Address:	Via Arconati 1, 20135 Milan, Italy
Fax:	+39 02 541 53376
Attention:	Roberto Travaglino / Stefano Mazza, Italy

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK — MILAN BRANCH

By:

Address:	Piazza Cavour 2, 20121 Milan, Italy
Fax:	+39 02 72303 756
Attention:	Nicola Meles / Antoine Vallet

AAREAL BANK AG — ROME BRANCH

By:

Address:	Credit Management, Via Mercadante 12-14, 00198 Roma, Italy
Fax:	+39 06 83004399
Attention:	Luca Petroni / Alessandro Luciani

BANCA IMI S.P.A.

By:

Address:	Largo Mattioli 3, 20121 Milano, Italy
Fax:	+39 02 7261 5016
Attention:	Roberto Ponta / Giorgio Censi

BANCA NAZIONALE DEL LAVORO S.P.A.

By:

Address:	Largo Eros Lanfanco 2, 16121 Genova, Italy
Fax:	+39 10 5993533
Attention:	Ettore.Castellani / Antonino Vaccarella

SIGNATURES

The Company

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Keith Reed

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Original Borrowers

ORIENT-EXPRESS HOTELS ITALIA S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL CIPRIANI S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL SPLENDIDO S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

VILLA SAN MICHELE S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Original Guarantors

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Keith Reed

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS LUXEMBOURG HOLDINGS SÀRL

By:	/s/ Keith Reed

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS HOTELS ITALIA S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

VILLA SAN MICHELE S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL CARUSO S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL CIPRIANI S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

HOTEL SPLENDIDO S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Additional Borrower

ORIENT-EXPRESS INVESTIMENTI S.P.A.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Additional Guarantors

ORIENT-EXPRESS INVESTIMENTI S.P.A.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

ORIENT-EXPRESS ESERCIZI S.R.L.

By:	/s/ Maurizio Saccani

Address:	c/o Hotel Cipriani S.r.l., Giudecca 10, 30133 Venice, Italy
Fax:	0039 — 041 — 5212790

The Joint Mandated Lead Arrangers

BARCLAYS BANK PLC

By:	/s/ Roberto Travaglino

Address:	Via Arconati 1, 20135 Milan, Italy
Fax:	+39 02 541 53376
Attention:	Roberto Travaglino / Stefano Mazza

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MILAN BRANCH

By:	/s/ Nicola Meles /s/ Antoine Vallet

Address:	Piazza Cavour 2, 20121 Milan, Italy
Fax:	+39 02 72303 756
Attention:	Nicola Meles / Antoine Vallet

The Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH

By:	/s/ Arianna Bassoli

Address:	Broadwalk House, 5 Appold Street, London EC2A 2DA, United Kingdom
Fax:	44 (0) 207 214 6683
Attention:	Alison Lafferty

The Original Lenders

BARCLAYS BANK PLC, THROUGH ITS SEDE SECONDARIA AND ITALIAN DIREZIONE GENERALE OF MILAN

By:	/s/ Roberto Travaglino

Address:	Via Arconati 1, 20135 Milan, Italy
Fax:	+39 02 541 53376
Attention:	Roberto Travaglino / Stefano Mazza, Italy

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MILAN BRANCH

By:	/s/ Nicola Meles /s/ Antoine Vallet

Address:	Piazza Cavour 2, 20121 Milan, Italy
Fax:	+39 02 72303 756
Attention:	Nicola Meles / Antoine Vallet

AAREAL BANK AG, ROME BRANCH

By:	/s/ Antonia Mazza /s/ Luca Petroni

Address:	Credit Management, Via Mercadante 12-14, 00198 Roma, Italy
Fax:	+39 06 83004399
Attention:	Luca Petroni / Alessandro Luciani

BANCA IMI S.P.A.

By:	/s/ Rossano Michele /s/ Giorgio Censi

Address:	Largo Mattioli 3, 20121 Milano, Italy
Fax:	+39 02 7261 5016
Attention:	Roberto Ponta / Giorgio Censi

BANCA NAZIONALE DEL LAVORO S.P.A.

By:	/s/ Simone Ravera /s/ Antonino Vaccarella

Address:	Largo Eros Lanfanco 2, 16121 Genova, Italy
Fax:	+39 10 5993533
Attention:	Ettore Castellani / Antonino Vaccarella